SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _)

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:
☒      Preliminary Proxy Statement
☐      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

DATAWATCH CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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DATAWATCH CORPORATION
271 Mill Road
Quorum Office Park
Chelmsford, Massachusetts 01824

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On August 28, 2013

_____________

A Special Meeting of Stockholders of Datawatch Corporation (the “Corporation”) will be held at the offices of the Corporation at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, on August 28, 2013 at 11:00 am, local time, to consider and act upon the following matters:

1.	To approve the issuance of up to 23.6% of the outstanding shares of the Corporation’s common stock as consideration for the purchase of 100% of the outstanding capital stock of Panopticon Software, AB.
2.	The adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Only stockholders of record at the close of business on July 26, 2013, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

IF YOU PLAN TO ATTEND:

Please call Carol A. Beauchamp at 978-275-8235 if you plan to attend. Please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

Michael A. Morrison

Chief Executive Officer

Chelmsford, Massachusetts

August [__], 2013

THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

DATAWATCH CORPORATION
PROXY STATEMENT

DATAWATCH CORPORATION
271 Mill Road
Quorum Office Park
Chelmsford, Massachusetts 01824

PROXY STATEMENT

August 28, 2013

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Datawatch Corporation (the “Company” or “Datawatch”) for use at a Special Meeting of Stockholders of the Company to be held at the offices of the Company at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, on August 28, 2013 at 11:00 a.m., local time, and any adjournments thereof (the “Special Meeting”).

Only stockholders of record at the close of business on July 26, 2013 will be entitled to notice of and to vote at the Meeting. As of July 26, 2013, [______] shares of common stock, par value $.01 per share, of the Company (“Common Stock”) were outstanding. Stockholders are entitled to cast one vote for each share held of record at the close of business on July 26, 2013 on each matter submitted to a vote at the Special Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Special Meeting. If a stockholder is not attending the Special Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Special Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. On all matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker “non-votes” are not so included.

At the Special Meeting, a proposal to approve the issuance of up to 23.6% of the outstanding shares of the Company’s common stock as consideration for the purchase of 100% of the outstanding capital stock of Panopticon Software AB will be subject to a vote of stockholders. The stockholders will also consider and vote upon a possible adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting of stockholders to approve the preceding proposal. Where a choice has been specified on the proxy with respect to the foregoing proposals, the shares represented by the proxy will be voted in accordance with the specifications. If no specification is indicated on the proxy card, the shares represented by the proxy will be voted FOR approval of the issuance of up to 23.6% of the outstanding shares of the Company’s common stock (determined on an adjusted basis, as described in this proxy statement) as consideration for the purchase of 100% of the outstanding capital stock of Panopticon and FOR the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting.

The Board of Directors of the Company knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of Michael A. Morrison and James Eliason, each of whom is named as attorney-in-fact in the proxies.

This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about August [__], 2013.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

The following questions and answers briefly address some commonly asked questions about the Special Meeting and this proxy statement. They may not include all the information that is important to you. You should carefully read this entire proxy statement, including the annexes and the other documents referred to herein.

Q:	Why are you receiving this proxy statement?
A:

The Board of Directors of Datawatch is soliciting your proxy to vote at a Special Meeting of Stockholders to be held at the offices of Datawatch, which are located at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, on August 28, 2013 at 11:00 a.m., local time and any adjournment of the Special Meeting. The proxy statement along with the accompanying Notice of Special Meeting of Stockholders summarizes the purposes of the Special Meeting and the information you need to know to vote at the Special Meeting.

We have sent you this proxy statement, the Notice of Special Meeting of Stockholders and the proxy card because you owned shares of Datawatch common stock on the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about August [__], 2013.

Our stock is listed on The NASDAQ Capital Market. Rule 5635(a) of the NASDAQ Marketplace Rules requires listed companies to obtain stockholder approval of issuances of common stock in certain circumstances, including in connection with the acquisition of the stock or assets of another company, among other matters, if:

— the securities to be issued represent 20% or more of the number of shares of common stock outstanding before the issuance; and
— the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock.
You are being asked to approve the issuance of shares of our common stock in connection with our planned acquisition of Panopticon Software AB because the number of shares that we intend to issue in this transaction involves the circumstances listed above. Consequently, our stockholders’ approval of the issuance of these shares is a required condition to closing this transaction . We will hold a Special Meeting of our stockholders to seek this approval. This proxy statement contains important information about the Special Meeting, us, Panopticon, and the acquisition transaction, and you should read it carefully.
Q:	What will happen in connection with the Share Purchase?
A:	We have entered into a stock purchase agreement with the shareholders of Panopticon Software AB, or Panopticon, by which we will acquire all of the issued and outstanding shares of Panopticon from the shareholders. Panopticon is a privately-held Swedish company specializing in real-time data visualization solutions. A copy of the stock purchase agreement, or the Stock Purchase Agreement, is attached to this proxy statement at Annex A. We refer to the Panopticon shareholders in this proxy statement as the Sellers and to the acquisition of the outstanding Panopticon shares as the Share Purchase.

For a discussion of the Stock Purchase Agreement, see “The Stock Purchase Agreement” beginning on page 37.
Q:	Why is Datawatch proposing the Share Purchase?
A:

We and Panopticon believe that the combination of our two companies will create a market leading company in the field of information optimization and real-time visual data discovery solutions. Our near-term strategy is to broaden our products and services offerings and take advantage of both companies’ existing distribution channels to offer Panopticon and Datawatch products and services worldwide. We have been seeking to both broaden our range of products and services offerings and to grow in international markets, and the transaction with Panopticon fits with these strategic priorities and has the potential to deliver substantial strategic and financial benefits to the stockholders of both companies.

For a description of the other factors considered by our Board of Directors in determining to recommend approval of the Share Purchase, see “The Share Purchase — Our Reasons for the Share Purchase” beginning on page 24.

Q:	What will the Panopticon shareholders receive as consideration for the Share Purchase?
A:

We have agreed with the Sellers that the maximum total number of shares of our common stock that we will issue in connection with the Share Purchase, which shares we refer to as the Consideration Shares, will equal 23.6% of our outstanding common stock (determined on an adjusted basis, as described below) immediately following completion of the Share Purchase. Specifically, the Consideration Shares will equal 23.6% of the sum of:

  our issued and outstanding common stock on the closing date;
  shares of our common stock reserved for issuance under outstanding stock options that are vested as of the closing date;
  185,000 shares of our common stock that are reserved for issuance under our outstanding common stock purchase warrant; and
  the Consideration Shares.

Based on our 6,526,506 outstanding shares of common stock at June 14, 2013, which was the date of the Stock Purchase Agreement, and our estimate of the number of shares of common stock reserved for issuance under our outstanding stock options that will be vested as of the closing date, the maximum number of Consideration Shares as of the closing date will be 2,149,147 shares of our common stock. However, not all of the Consideration Shares will be issued to the Sellers at the closing. Under the Stock Purchase Agreement

  10% of the Consideration Shares will be held back at the closing and retained by us for fifteen months as security for the indemnification obligations of the Sellers under the Stock Purchase Agreement;
  a number of Consideration Shares will be reserved for issuance pursuant to stock options to be issued by us to employees, contractors and board advisors of Panopticon in substitution for outstanding options for Panopticon stock which they hold as of the closing; and
  a number of Consideration Shares will be paid to certain management personnel of Panopticon in satisfaction of change of control bonuses to which they will be entitled to receive from Panopticon upon the closing of the Share Purchase.

In addition, the number of Consideration Shares will be reduced, and we will instead make cash payments equal to the value of those shares, for:

—      any tax or social security contributions payable in connection with the change of control bonuses payable to certain management of Panopticon; and

—      Sellers’ expenses in connection with the Share Purchase.

Further, the Consideration Shares will also be reduced to the extent that the working capital of Panopticon at the time of closing is less than $500,000 or if Panopticon has any indebtedness for borrowed money at the time of closing.

For a further discussion of the consideration payable to acquire the issued and outstanding shares of Panopticon, see “The Share Purchase — Share Purchase Consideration” on page 34.

Q:	Are there any restrictions on the Consideration Shares?
A:	Yes. All of the Consideration Shares will be restricted securities and may not be sold absent registration under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or pursuant to Rule 144 or another available exemption from registration under the Securities Act. We have agreed to file a registration statement on Form S-3 to register the Consideration Shares for resale under the Securities Act not later than 60 days following the closing. In addition the Panopticon shareholders have agreed not to sell or transfer any of the Consideration Shares without our consent for a period of six months following the Closing.
Q:	When does Datawatch expect to complete the Share Purchase?
A:

Subject to satisfaction or waiver of all conditions, including approval of the issuance of the Consideration Shares at the Special Meeting, we expect to complete the Share Purchase no later than the third business day following the Special Meeting. However, because the Share Purchase is subject to a number of conditions, we cannot predict exactly when the closing will occur or if it will occur at all.

For a description of the conditions to completion of the Share Purchase, see “The Stock Purchase Agreement — Conditions to the Completion of the Share Purchase” beginning on page 38.

Q:	Are there risks you should consider in deciding whether to vote for the issuance of the Consideration Shares?
A:	Yes. In evaluating whether to vote for the issuance of the Consideration Shares, you should carefully consider the factors discussed under the heading “Risk Factors” beginning on page 13.
Q:	Have Datawatch’s directors and principal stockholders agreed to approve the issuance of the Consideration Shares?
A.	Yes. All of our executive officers, directors and their affiliates, who hold approximately 34.2% of our outstanding voting shares, have agreed to vote in favor of the issuance of the Consideration Shares.
Q:	Do you need to send in your stock certificates if the transaction is completed?
A:	No. You will not be required to exchange your certificates representing shares of Datawatch common stock in connection with this transaction. You will not receive any cash or securities in connection with the Share Purchase. Instead, you will continue to hold your existing shares of Datawatch common stock.
Q:	How does the Datawatch Board of Directors recommend you vote on the proposals?
A:	Our Board of Directors recommends that you vote as follows:
	—	“FOR” the issuance of up to approximately 23.6% of the outstanding shares of our common stock in consideration for the purchase of 100% of the outstanding shares of Panopticon pursuant to the Stock Purchase Agreement.
	—	“FOR” the adjournment or postponement of the Special Meeting of stockholders, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting of stockholders to approve the preceding proposal.

If any other matter is presented at the Special Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy statement in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.
Q:	Why does the Board of Directors recommend that you vote “FOR” the Share Purchase?
A:

Our Board of Directors unanimously determined that the terms of the Share Purchase are advisable, fair to, and in the best interests of our stockholders. Our Board of Directors unanimously recommends that you vote “FOR” the approval of the issuance of the Consideration Shares.

The reasons for the Board of Directors’ recommendation to issue the Consideration Shares are discussed in detail in “The Share Purchase — Our Reasons for the Share Purchase” beginning on page 24.

Q:	What vote is required by Datawatch stockholders to approve the proposals?
A:	Proposal 1: Approve the Issuance of Consideration Shares	Pursuant to applicable NASDAQ Marketplace Rules, the affirmative vote of a majority of the total votes cast on this proposal at the Special Meeting is required to approve the issuance of the Consideration Shares as consideration for the purchase of 100% of the outstanding shares of Panopticon. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
	Proposal 2: Approve the Adjournment or Postponement of the Special Meeting, if necessary	Pursuant to the Delaware General Corporation Law, the affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the adjournment or postponement of the Special Meeting, if necessary. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broken non-votes will have effect on the results of this vote.
Q:	What do you need to do now?
A:	We urge you to carefully read and consider the information contained in this proxy statement, including the annexes, and to consider how the Share Purchase, including the issuance of the Consideration Shares, will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this document and on the enclosed proxy card.
Q:	When and where is the Special Meeting?
A:	The Special Meeting of our stockholders will be held at the offices of Datawatch, which are located at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, on August 28, 2013 at 11:00 a.m., local time.

Q:	What constitutes a quorum for the Special Meeting?
A:	The presence, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at any meeting of stockholders is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the Special Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Q:	Who can vote?
A:

Only stockholders who owned common stock at the close of business on July 26, 2013 are entitled to vote at the Special Meeting. On this record date, there were [___] shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the Special Meeting to vote your shares. Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. For instructions on how to change your proxy, see “Can you change your vote after you have mailed your signed proxy?” below.

Q:	How many votes do you have?
A:	Each share of our common stock that you own entitles you to one vote.
Q:	How do you vote?
A:	If you are a record holder, meaning your shares are registered in your name, you may vote:
(1) Over the Internet: Go to the website www.proxyvote.com, have your vote instruction form in hand, and follow the simple instructions. (When voting online, you may also give your consent to have all future proxy materials delivered to you electronically.) You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.
(2) By Telephone: Call, toll-free, 1-800-690-6903 and have your vote instruction form in hand and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.
(3) By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
(4) In Person at the Special Meeting: If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Special Meeting.
Please note that voting via the Internet and telephone will only be available until 11:59 p.m. (Eastern) on August 27, 2013, the day prior to the Special Meeting.
If your shares are held in “street name”, meaning they are held for your account by a broker or other nominee, you may vote:
(1) Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.
(2) By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3) In Person at the Special Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the Special Meeting. You will not be able to vote in person at the Special Meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.
Q:	What if you receive more than one proxy card?
A:	You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do you vote?” for each account to ensure that all of your shares are voted.
Q:	Will your shares be voted if you do not vote?
A:

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do you vote?”  If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares will not have the authority to vote your unvoted shares without receiving instructions from you.  Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Special Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter.

Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to Share Purchase, no votes will be cast on these proposals on your behalf.

Q:	Can you change your vote after you have mailed your signed proxy?
A:	Yes. If you want to change your vote, send a later dated, signed proxy card to Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, before the Special Meeting or attend the Special Meeting and vote in person, or you may vote over the Internet or by telephone as only your latest Internet or telephone vote received before the Special Meeting will be counted. You may also revoke your proxy by sending written notice to our corporate secretary before the Special Meeting. If you have instructed your broker to vote your shares, you must follow your broker’s directions in order to change those instructions.
Q:	Is voting confidential?
A:	We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, American Stock & Transfer Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.
Q:	Are you entitled to appraisal rights?
A:	Our stockholders are not entitled to appraisal rights in connection with the proposals to be considered at the Special Meeting.
Q:	Who will bear the costs of the proxy solicitation?
A:	We will bear the costs of soliciting proxies, including the printing, mailing and filing of this proxy statement and any additional information furnished to stockholders. We have not hired a solicitor, although we reserve the right to do so. Our directors, officers and employees may also solicit proxies by telephone, email, facsimile and in person, without additional compensation. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Q:	Where can I find the voting results of the Special Meeting?
A:	The preliminary voting results will be announced at the Special Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Special Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Q:	Whom should you call with questions?
A:

If you have any questions about the Share Purchase or the proposals to be considered at the Special Meeting, or if you need additional copies of this document or the enclosed proxy, you should contact:

Datawatch Investor Relations

Datawatch Corporation

271 Mill Road

Quorum Office Park

Chelmsford, MA 01824

Telephone: (978) 441-2200

You may also obtain additional information about us from documents filed with the Securities and Exchange Commission by following the instructions under “Where You Can Find More Information” on page 64.

SUMMARY

This summary highlights only selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Share Purchase and the proposals being considered at the Special Meeting, you should carefully read this entire proxy statement, including the Stock Purchase Agreement attached as Annex A and the Form of Voting Agreement attached as Exhibit B thereto, the Consolidated Financial Statements of Panopticon attached as Annex B, the opinion of Canaccord Genuity Inc. attached as Annex C and the other documents to which we refer in this proxy statement. You may obtain further information about us by following the instructions under the heading “Where You Can Find More Information” on page 64. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Share Purchase and the Stock Purchase Agreement (see pages 21 and 37)

Pursuant to the Stock Purchase Agreement, we have agreed to acquire from the Panopticon shareholders, or the Sellers, all of the issued and outstanding shares of Panopticon.  Following the Share Purchase, Panopticon will be a wholly-owned subsidiary of ours. We have additionally agreed to issue at the time of the Share Purchase options for shares of Datawatch common stock (the Consideration Options) in substitution for all outstanding options to purchase Panopticon stock. Our shares of common stock reserved for issuance upon exercise of the Consideration Options are included within the number of Consideration Shares.

We have agreed with the Sellers that the maximum total number of shares of our common stock that we will issue in connection with the Share Purchase, which shares we refer to as the Consideration Shares, will equal 23.6% of our outstanding common stock (determined on an adjusted basis, as described below) immediately following completion of the Share Purchase. Specifically, the Consideration Shares will equal 23.6% of the sum of:

  our issued and outstanding common stock on the closing date;
  shares of our common stock reserved for issuance under outstanding stock options that are vested as of the closing date;
  185,000 shares of our common stock that are reserved for issuance under our outstanding common stock purchase warrant; and
  the Consideration Shares.

Based on our 6,526,506 outstanding shares of common stock at June 14, 2013, which was the date of the Stock Purchase Agreement, and our estimate of the number of shares of common stock reserved for issuance under our outstanding stock options that will be vested as of the closing date, the maximum number of Consideration Shares as of the closing date will be 2,149,147 shares of our common stock. However, not all of the Consideration Shares will be issued to the Sellers at the closing. Under the Stock Purchase Agreement:

  10% of the Consideration Shares will be held back at the closing and retained by us for fifteen months as security for the indemnification obligations of the Sellers under the Stock Purchase Agreement;
  a number of Consideration Shares will be reserved for issuance pursuant to stock options to be issued by us to employees, contractors and board advisors of Panopticon in substitution for outstanding options for Panopticon stock which they hold as of the closing: and a number of Consideration Shares will be paid to certain management personnel of Panopticon in satisfaction of change of control bonuses to which they will be entitled to receive from Panopticon upon the closing of the Share Purchase.

In addition, the number of Consideration Shares will be reduced, and we will instead make cash payments equal to the value of those shares, for the following items, which we refer to as the Transaction Expenses:

—	any tax or social security contributions payable in connection with the change of control bonuses payable to certain management of Panopticon; and
—	Sellers’ expenses in connection with the Share Purchase.

Further, the Consideration Shares will also be reduced to the extent that the working capital of Panopticon at the time of closing is less than $500,000 or if Panopticon has any indebtedness for borrowed money at the time of closing.

The number of shares to be issued at the Closing shall not be subject to change based upon any change in the trading price of our common stock at the time of issuance of such shares at the Closing or any other time.

The Consideration Shares consist of our common stock, and, as a result, their value fluctuates with changes in the trading price of our common stock on the NASDAQ Capital Market. On June 13, 2013 (the trading day before the date of the Stock Purchase Agreement), the total value of the Consideration Shares was $31.1 million, based on the closing market price of our common stock of $14.48 on such date. On July ___, 2013 the closing price of our common stock was $[____], which would constitute a value of $[___] million for the Consideration Shares. The value of the Consideration Shares actually received by the Sellers in the Share Purchase will not be determined until the Share Purchase closes, and further depends upon the adjustments to the number of Consideration Shares described in the preceding paragraphs.

The Stock Purchase Agreement, which is the legal document governing the Share Purchase, is attached at Annex A to this document. You should read the agreement carefully and in its entirety.

Structure of Panopticon and the Share Purchase

In this proxy statement, we refer to Panopticon Software AB and the subsidiaries of Panopticon Software AB collectively as Panopticon unless specifically noted.  Panopticon is principally owned by Industrial Equity AB, which owns approximately 31.33% of Panopticon and Dear Invest AB, which owns approximately 23.54% of Panopticon and is controlled by Willem De Geer, Panopticon’s managing director.  The remainder of Panopticon, approximately 45.13%, is owned by 30 additional stockholders.

Under the Stock Purchase Agreement, we have agreed to acquire 100% of the issued and outstanding shares of Panopticon from the Sellers and to issue Consideration Options in exchange for all outstanding stock options of Panopticon.

The Acquired Business (see page 45)

Panopticon Software Aktiebolag (Panopticon Software AB)

Eriksbergsgatan 10

SE-114 30 Stockholm

Sweden

Panopticon Software AB and its subsidiaries (collectively referred to as Panopticon) provide visualization software products and related services. Panopticon has focused on real-time streaming data and graphical interface products that allow financial institutions and other large corporations to analyze their datasets to find abnormalities and patterns that allow for business decisions. Panopticon was founded in 2002.

Panopticon is headquartered in Stockholm, Sweden and has a subsidiary in the U.S. and a branch office in the U.K., as well as global resellers and partners.

Our Business

Datawatch Corporation

271 Mill Road

Quorum Office Park

Chelmsford, MA 01824

Datawatch (NASDAQ-CM: DWCH) is a leader in providing information optimization products and software solutions that allow organizations to deliver an extensive variety of data into their Big Data and business analytic applications. Datawatch provides organizations the ability to integrate structured, unstructured and semi-structured sources such as reports, machine data, PDF files, HTML and EDI streams into these applications to provide a 360 degree perspective of the issues and opportunities that exist in their businesses. More than 40,000 organizations worldwide use Datawatch products and services, including 99 of the Fortune 100. Founded in 1985, Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Singapore, Sydney and Manila, and with partners and customers in more than 100 countries worldwide.

Recommendation of Our Board of Directors; Our Reasons for the Share Purchase (see pages 26 and 24)

After careful consideration, our Board of Directors has unanimously determined that the terms of the Share Purchase are advisable, fair to and in the best interests of our stockholders, has unanimously approved the Share Purchase and related transactions, has authorized us to enter into the Stock Purchase Agreement, and unanimously recommends that you vote FOR the issuance of the Consideration Shares contemplated in the Share Purchase Agreement, as described in this proxy statement.

The factors that our Board of Directors relied upon to approve the Share Purchase and related transactions and to recommend stockholder approval are described in more detail under the heading “The Share Purchase — Our Reasons for the Share Purchase” beginning on page 24 and “Recommendation of our Board of Directors” beginning on page 26.

Opinion of Datawatch’s Financial Advisor (see page 27)

In connection with the Share Purchase, Canaccord Genuity Inc., or Canaccord Genuity, Datawatch’s financial advisor, delivered to the Datawatch board of directors an opinion, dated June 14, 2013, as to the fairness, from a financial point of view and as of the date of such opinion, to Datawatch of the issuance of the Consideration Shares pursuant to the terms of the Stock Purchase Agreement. The full text of Canaccord Genuity’s opinion is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. The description of Canaccord Genuity’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Holders of Datawatch common stock are encouraged to read Canaccord Genuity’s opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord Genuity in connection with its opinion. Canaccord Genuity’s opinion was addressed to our board of directors, was only one of many factors considered by our board of directors in its evaluation of the Share Purchase and only addresses the fairness, from a financial point of view and as of the date of the opinion, to Datawatch of the issuance of the Consideration Shares pursuant to the Stock Purchase Agreement. Canaccord Genuity’s opinion does not address the relative merits of the Share Purchase as compared to other business strategies or transactions that might be available to Datawatch or the underlying business decision of Datawatch to proceed with the Share Purchase and is not intended to, and does not, constitute a recommendation to any Datawatch stockholder as to how such stockholder should vote or otherwise act with respect to the Share Purchase or related transactions.

 Vote Required to Approve the Issuance of the Consideration Shares (see page 21); Voting Agreements (see page 34)

Pursuant to applicable NASDAQ Marketplace Rules, the affirmative vote of a majority of the total votes cast on the matter at the Special Meeting is required to approve the issuance of the Consideration Shares. All of our directors and senior executive officers, together with their affiliates and related persons, who collectively hold approximately 34.2% of our outstanding voting shares, have agreed to vote in favor of the Share Purchase.

Conditions to the Completion of the Share Purchase (see page 38)

Several conditions must be satisfied or waived before we and the Sellers complete the Share Purchase, including, but not limited to, those summarized below:

—	approval by our stockholders of the issuance of the Consideration Shares;

—	receipt of any required authorizations, consents, orders, approvals, actions or non-actions of a governmental authority;
—	receipt by each party of the waivers, permits, consents, approvals or other authorizations required to complete the Share Purchase, as specified in the Stock Purchase Agreement;
—	accuracy of each party’s respective representations and warranties in the Stock Purchase Agreement;
—	compliance by each party with its covenants in the Stock Purchase Agreement; and
—	absence of court orders or legal proceedings that would prevent the consummation of the Share Purchase or cause the Share Purchase to be illegal or impose material damages on the parties.

Termination of the Stock Purchase Agreement Under Specified Circumstances (see page 42)

Under circumstances specified in the Stock Purchase Agreement, we may terminate the Stock Purchase Agreement and, as a result, the Share Purchase would not be completed. These include, but are not limited to, the following circumstances:

—	if our stockholders do not approve the issuance of the Consideration Shares at the Special Meeting;
—	if the Share Purchase is not consummated by October 31, 2013;
—	in certain circumstances, if certain covenants have been breached and not cured;
—	in certain circumstances, if certain representations and warranties are, or have become, untrue or inaccurate; or
—	by mutual written consent of us and the Sellers’ Representative.

Board of Directors of Datawatch Following the Transaction

Prior to the execution of the Stock Purchase Agreement, the Sellers indicated to Datawatch that they had interest in a representative of the Sellers serving as a member of our board of directors following the closing of the Share Purchase. In connection with the execution of the Stock Purchase Agreement, Datawatch delivered a letter to the Panopticon board of directors advising that the Datawatch board of directors was favorably disposed to adding such a representative to the Datawatch board and would be willing to consider such an appointment, subject to the practices and procedures employed by the Corporate Governance and Nominating Committee of our board in considering director candidates. As of the date of this proxy statement, no further action has been taken with respect to the possible addition of a representative of the Sellers to the Datawatch board.

U.S. Federal Income Tax Consequences of the Share Purchase

No gain or loss will be recognized by us or by holders of shares of our common stock as a result of the Share Purchase.

Anticipated Accounting Treatment

We will account for the Share Purchase as a purchase under U.S. generally accepted accounting principles, or GAAP. Under the acquisition method of accounting, the assets and liabilities of Panopticon will be recorded as of the date of the Share Purchase, at their respective fair values, and consolidated with our assets and liabilities. The results of operations of Panopticon will be consolidated with ours beginning on the date of the Share Purchase.

Share Ownership of Directors and Executive Officers of Datawatch

As of July 15, 2013, our directors and executive officers and their affiliates owned and were entitled to vote approximately 34.2% of the shares of our common stock outstanding on that date. Each of such persons has agreed with the Sellers to vote their Datawatch shares in favor of the Share Purchase. The Form of Voting Agreement entered into by such persons is set forth in Annex A to this proxy statement as Exhibit B to the Stock Purchase Agreement.

Regulatory Approvals

We are not aware of any governmental or regulatory approval required for the completion of the Share Purchase, other than compliance with applicable corporate laws of Delaware and Sweden and the filing with The NASDAQ Capital Market of a Notification Form for Listing Additional Shares and a Notification Form for Change in the Number of Shares Outstanding, with respect to the shares of our common stock to be issued to the Panopticon shareholders pursuant to the Stock Purchase Agreement.

If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

Appraisal Rights

Appraisal rights are not available under Delaware General Corporation Law with respect to the Share Purchase.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the issuance of the Consideration Shares in connection with the Share Purchase. You should also consider the other information in this proxy statement and the other documents and information incorporated by reference into this proxy statement, especially the other risk factors about us. See “Incorporation of Certain Documents by Reference” beginning on page 64 and “Where You Can Find More Information” beginning on page 64. Risks relating to the Share Purchase are described under “Risks Related to Datawatch.” Risks relating to the Panopticon business are described under “Risks Related to the Combined Business Following the Share Purchase.”

Risks Related to the Share Purchase

We will issue a large number of shares of common stock in connection with the Share Purchase, which will result in substantial dilution to our existing stockholders. Our stockholders may not realize a benefit from the Share Purchase commensurate with the ownership dilution they will experience.

Based on our outstanding capital stock at June 14, 2013, at the closing, we anticipate that we may issue up to a maximum of 2,149,157 shares of our common stock in connection with the Share Purchase, which will represent 23.6% of the outstanding shares of Datawatch common stock, on an adjusted basis, following the closing. Although the actual number of Consideration Shares to be issued will be subject to reduction due to a number of adjustments described under “The Share Purchase — Share Purchase Consideration” on page 34, our issuance of the Consideration Shares will result in substantial dilution of our existing stockholders’ ownership interests. Our issuance of the Consideration Shares may also have an adverse impact on our net income per share in fiscal periods that include (or follow) the closing.

If we are unable to realize the strategic and financial benefits currently anticipated from the Share Purchase, our stockholders will have experienced substantial dilution of their ownership interest without receiving commensurate benefit.

The actual value of the consideration we will pay to the Panopticon shareholders may exceed the value allocated to such consideration at the time we entered into the Stock Purchase Agreement.

Under the Stock Purchase Agreement, the number of shares of common stock we will issue as Consideration Shares at the Closing is fixed, and there will be no adjustment in the terms of the Share Purchase for changes in the market price of our common stock. Neither we nor the Panopticon shareholders are permitted to “walk away” from the Share Purchase solely because of changes in the market price of our common stock between the signing of the Stock Purchase Agreement and the Closing. Our common stock has historically experienced significant volatility. Stock price changes may result from a variety of factors that are beyond our control, including changes in our business, operations and prospects, regulatory considerations and general market and economic conditions. The price of our common stock on The NASDAQ Capital Market on June 13, 2013, which was the day before we entered into the Stock Purchase Agreement, was $14.48; and on July __, 2013, the market price of our common stock was $[____]. The value of the Consideration Shares we issue to acquire Panopticon may be significantly higher at the closing than when we entered into the Stock Purchase Agreement.

If the conditions to the closing of the Share Purchase are not met, the Share Purchase will not occur, which could adversely impact the market price of our common stock as well as our business, financial condition and results of operations.

Specified conditions must be satisfied or waived before the Share Purchase can be completed, including, without limitation, obtaining the requisite approval of our stockholders with respect to our proposed issuance of the Consideration Shares. These conditions are summarized in the section in this proxy statement entitled “The Stock Purchase Agreement — Conditions to the Completion of the Share Purchase” beginning on page 38 and are set forth in the Stock Purchase Agreement attached to this proxy statement at Annex A. We cannot assure you that each of the conditions will be satisfied.

If the conditions are not satisfied or waived in a timely manner and the Share Purchase is delayed, we may lose some or all of the intended or perceived benefits of the transaction which could cause our stock price to decline and harm our business. If the transaction is not completed for any reason, our stock price may decline to the extent that the current market price reflects a market assumption that the Share Purchase will be completed.

In addition, we will be required to pay our costs related to the transaction even if the Share Purchase is not completed, such as amounts payable to legal, accounting and financial advisors and independent accountants, and such costs are significant. All of these costs will be incurred whether or not the Share Purchase is completed.

Although we expect that the Share Purchase will result in benefits to us, we may not realize those benefits because of integration difficulties.

Integrating the operations of Panopticon successfully or otherwise realizing any of the anticipated benefits of the acquisition of Panopticon, including additional revenue opportunities, involves a number of challenges. The failure to meet these integration challenges could seriously harm our results of operations and the market price of our common stock may decline as a result.

Realizing the benefits of the transaction will depend in part on the integration of technology, operations, personnel and sales activity of the two companies. These integration activities are complex and time-consuming, and we may encounter unexpected difficulties or incur unexpected costs, including:

—	challenges in combining product offerings, including integration of the underlying technology, and sales and marketing activities;
—	our inability to achieve the cost savings and operating synergies anticipated in the transaction, which would prevent us from achieving the positive earnings gains expected as a result of the transaction;
—	diversion of management attention from ongoing business concerns to integration matters;
—	difficulties in consolidating and rationalizing information technology platforms and administrative infrastructures;
—	complexities in managing a larger and more geographically dispersed company than before the completion of transaction;
—	difficulties in the assimilation of Panopticon personnel and the integration of two business cultures;
—	challenges in demonstrating to our customers and to customers of Panopticon that the transaction will not result in adverse changes in product and technology offerings, customer service standards or business focus; and
—	possible cash flow interruption or loss of revenue as a result of change of ownership transitional matters.

We may not successfully integrate the operations of Panopticon in a timely manner, and we may not realize the anticipated net reductions in costs and expenses and other benefits and synergies of the acquisition of Panopticon to the extent, or in the timeframe, anticipated. In addition to the integration risks discussed above, our ability to realize the benefits and synergies of the Share Purchase could be adversely impacted by practical or legal constraints on our ability to combine operations.  As a privately-held, non-U.S. company, Panopticon has not had to comply with the requirements of the Sarbanes-Oxley Act of 2002 for internal control and other procedures. Bringing Panopticon’s systems into compliance with those requirements may cause us to incur substantial additional expense. In addition, the integration process may cause an interruption of, or loss of momentum in, the activities of our business after completion of the transaction. If our management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer and our results of operations and financial condition may be harmed.

The Share Purchase may be completed even though material adverse changes may result from the announcement of the Share Purchase, industry-wide changes and other causes.

In general, either party can refuse to complete the Share Purchase if there is a material adverse change affecting the other party between June 14, 2013, the date of the Stock Purchase Agreement, and the closing. However, certain types of changes do not permit either party to refuse to complete the Share Purchase, even if such change would have a material adverse effect on us or Panopticon, including:

—	Changes in national or international political or social conditions occurring after the date of the Stock Purchase Agreement, including the engagement of either party’s respective government in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon either party’s jurisdiction;
—	Changes in law, rules, regulations, orders or other binding directives used by any governmental authority; or

—	any change in accounting principles generally accepted in the United States.

If adverse changes occur but we and the Panopticon shareholders still complete the Share Purchase, our stock price may suffer.

The market price of our common stock may decline as a result of the Share Purchase.

The market price of our common stock may decline as a result of the Share Purchase for a number of reasons, including if:

—	we do not achieve the perceived benefits of the Share Purchase as rapidly or to the extent anticipated by financial or industry analysts;
—	the effect of the Share Purchase on our business and prospects is not consistent with the expectations of financial or industry analysts; or
—	investors react negatively to the effect on our business and prospects from the Share Purchase.

Subject to certain limitations, the Sellers may sell our common stock beginning six months following the Closing of the Share Purchase, which could cause our stock price to decline.

The Sellers will be subject to certain restrictions on their ability to transfer the Consideration Shares (other than transfers with our consent) for a period of six months following the closing. We have agreed to file a registration statement on Form S-3 covering the resale of the Consideration Shares under the Securities Act not later than 60 days following the Closing. The sale of a substantial number of our shares by the Sellers or our other stockholders within a short period of time following the expiration of the six-month restricted transfer period could cause our stock price to decline, make it more difficult for us to raise funds through future offerings of our common stock or acquire other businesses using our common stock as consideration.

The fairness opinion we obtained from our financial advisor will not reflect changes in circumstances between signing the Stock Purchase Agreement and the completion of the Share Purchase.

We have not obtained, and will not obtain, an updated opinion regarding the fairness of the consideration to be paid by us pursuant to the Share Purchase from Canaccord Genuity, our financial advisor. Canaccord Genuity’s opinion speaks only as of the date of the Stock Purchase Agreement and does not address the fairness of the consideration to be paid by us pursuant to the Share Purchase, from a financial point of view, at the time the Share Purchase is completed. Changes in the operations and prospects of Datawatch or Panopticon, general market and economic conditions and other factors that may be beyond the control of Datawatch and Panopticon, and on which the fairness opinion was based, may alter the value of Datawatch or Panopticon or the prices of shares of our common stock by the time the Share Purchase is completed. For a description of the opinion that we received from our financial advisor, please see the section titled “The Share Purchase – Opinion of the Financial Advisor Regarding the Fairness of the Share Purchase from a Financial Point of View.”

Risks Related to Datawatch

Risks relating to our business are described in our Annual Report on Form 10-K for the year ended September 30, 2012 and our other SEC filings which are incorporated by reference into this proxy statement. See “Incorporation of Certain Documents by Reference” beginning on page 64 and “Where You Can Find More Information” beginning on page 64.

Risks Related to the Combined Business Following the Share Purchase

The future profitability, growth and success of our combined business will depend on our ability to integrate our product offerings and marketing and sales efforts with those of Panopticon.

The future profitability and growth of our combined business depends upon our ability to combine our product offerings and those of Panopticon, including integration of the underlying technology, and to leverage the combined sales and marketing resources and distribution channels of the two companies. If we are unable to accomplish this on a timely basis, the future growth and profitability of our combined business will be delayed and may not be achieved.

The announcement and pendency of the Share Purchase may cause disruptions in the business of Panopticon, which could have an adverse effect on its business, financial condition or results of operations and, post-closing, our business, financial condition or results of operations.

The announcement and pendency of the Share Purchase could cause disruptions in the business of Panopticon. Such disruptions may include the delay or failure of potential customers of Panopticon to complete transactions with Panopticon. These disruptions could be exacerbated by a delay in the completion of the Share Purchase or termination of the Stock Purchase Agreement and could have a material adverse effect on the business, financial condition or results of operations of Panopticon prior to the completion of the transaction and on us if the transaction is completed.

Significant costs are expected to be associated with the Share Purchase.

We estimate that Datawatch will incur direct transaction costs of approximately $900,000 in connection with the proposed Share Purchase. In addition, we may incur charges to operations that we cannot currently reasonably estimate in the quarter in which the Share Purchase is completed or the following quarters to reflect costs associated with integrating the two businesses. There can be no assurance that we will not incur additional charges relating to the transaction in subsequent periods, which could have a material adverse effect on our cash flows, results of operations and financial position.

The success of the combined business will depend on the services of our senior executives as well as certain key research and development and sales and marketing personnel, the loss of whom could negatively affect the combined business.

Our success has depended, and will continue to depend, upon the skills, experience and efforts of our senior executives and other key personnel, including our executive, research and development and sales and marketing personnel. Following the completion of the Share Purchase, this will be even more important as we work to integrate our businesses. For both us and Panopticon, much of our expertise is concentrated in relatively few employees, the loss of whom for any reason could negatively affect our business. The failure of key personnel to remain with the combined business, including Willem de Geer, the managing director of Panopticon, could be harmful to the success of the combined business. Because Panopticon has operated as an independent privately-held company since its inception, its acquisition by Datawatch, a publicly-traded U.S. company, may result in cultural differences that might cause Panopticon personnel to consider other employment opportunities. Competition for our highly skilled employees is intense and we cannot prevent the future resignation of any employee. Most of the combined business’s employees have agreements which impose obligations that may prevent a former employee from working for a competitor for a period of time; however, these clauses may not be enforceable, or may be enforceable only in part.

The combined business may require additional capital to build the business, and financing may not be available to us on reasonable terms, if at all.

The combined business may require additional working capital for operations, sales and marketing and research and development activities as well as the expansion and integration of our operations. If our existing resources are insufficient to satisfy our liquidity requirements, we may need to borrow funds or sell equity securities to generate additional working capital. Any sale of additional equity securities may result in additional dilution to our stockholders, and we cannot be certain that we will be able to obtain additional public or private financing in amounts, or on terms, acceptable to us, or at all.

Panopticon conducts a significant amount of its sales activity outside of the United States, which subjects it to additional business risks and may adversely affect the combined business’s results of operations and financial condition due to increased costs.

The combined business intends to continue to pursue growth opportunities in sales internationally, which could expose it to additional risks associated with international sales and operations that we do not currently face. Panopticon’s international operations are, and the combined business’s international operations will continue to be, subject to a number of risks and potential costs, including:

—	unexpected changes in foreign regulatory requirements;
—	differing local product preferences and product requirements;
—	diminished protection of intellectual property in some countries outside of the United States;
—	differing payment cycles;
—	trade protection measures and import or export licensing requirements;
—	difficulty in staffing, training and managing foreign operations;
—	differing legal regulations and labor relations;
—	potentially negative consequences from changes in tax laws (including potentially taxes payable on earnings of foreign subsidiaries upon repatriation); and
—	political and economic instability.

In addition, Panopticon is subject to risks arising from currency exchange rate fluctuations, which could increase the combined business’s costs and may adversely affect its results of operations. The U.S. dollar value of Panopticon’s foreign-generated revenues varies with currency exchange rate fluctuations. The majority of Panopticon’s foreign-generated revenues were generated in Europe. Significant increases in the value of the U.S. dollar relative to foreign currencies could have a material adverse effect on the combined business’s results of operations.

Any of these factors may, individually or as a group, have a material adverse effect on the combined business’s business, financial condition, results of operations and cash flows.

The failure of indirect distribution channels could have a material adverse effect on our operating results.

We expect to sell a significant portion of the products of the combined business through distributors, value-added resellers, OEMs and other business partners, none of which are under our direct control. The loss of major distributors or resellers of the combined business’s products, or a significant decline in their sales, could have a material adverse effect on the combined business’s operating results. There can be no assurance that the combined business will be able to attract or retain qualified distributors or resellers or that such distributors or resellers will be able to effectively sell our products. In particular, there can be no assurance that business partners of Panopticon will continue to conduct business with Datawatch following completion of the Share Purchase. We seek to select and retain distributors and resellers on the basis of their business credentials and their ability to add value through expertise in specific vertical markets or application programming expertise. In addition, we may rely on resellers to provide post-sales service and support, and any deficiencies in such service and support could adversely affect the combined business.

The combined business may face increased competition, which could have a material adverse effect on our ability to increase market share and grow our revenues and which could have a material adverse effect on our operating results.

Our acquisition of Panopticon, and the integration of its visual data discovery capabilities with our Information Optimization Platform, may bring us in closer competition with other companies in the Big Data and business analytics market. This market is highly competitive and includes companies such as Tableau Software, TIBCO Spotfire (a subsidiary of TIBCO Software Inc.) and QlikTech, as well as larger technology companies such as IBM, SAP, SAS and Oracle. Many of the competitors in this market have longer operating histories, greater name recognition and substantially greater financial, marketing and technological resources than we do. No assurance can be given that the combined business will have the resources required to compete successfully in the future. In addition, many of these competitors have strong relationships with current and potential customers and extensive knowledge of the business analytics industry. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements. If we are unable to compete successfully against current and future competitors, the business, results of operations and financial condition of the combined business would be harmed.

Delays in the integration of Panopticon and Datawatch products, or defects resulting from their integration, could have a material adverse effect on the combined business.

Growth in the combined business will depend in substantial part on the successful integration of products and technologies of the two companies, in particular the integration of Panopticon’s visualization and real time capabilities with our Information Optimization Platform. If we encounter any significant delays in developing or introducing integrated products or additional functionality in the integrated products, there could have a material adverse effect on our business. In addition, our competitors may introduce products with more features and lower prices than our integrated products. Such an increase in competition could adversely affect the life cycles of our products, which in turn could have a material adverse effect on the combined business.

Our integrated products may contain undetected errors or failures when first introduced or as new versions are released. There can be no assurance that, despite testing by us and by current and potential end-users, errors will not be found in integrated products after commencement of commercial shipments, resulting in loss of or delay in market acceptance. Any significant delays in development or introduction of integrated products could have a material adverse effect on the combined business.

The success of the combined business will be dependent on proprietary software technology.

The success of the combined business will be dependent upon proprietary software technology. Neither Datawatch nor Panopticon owns patents on any such technology, and each relies principally on a combination of trade secret, copyright and trademark laws, nondisclosure and other contractual agreements and technical measures to protect their respective rights to such proprietary technology. Despite such precautions, there can be no assurance that such steps will be adequate to deter misappropriation of such technology, and any such misappropriation could have a material adverse effect on the combined business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this proxy statement or any annex or exhibit attached hereto that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; risks associated with acquisitions, including the acquisition of Panopticon; the volatility of our stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry generally, and in the markets for information optimization in particular; our dependence on our principal products, proprietary software technology and software licensed from third parties; risks associated with international sales and operations; risks associated with indirect distribution channels; the adequacy of our sales returns reserve; risks associated with a subscription sales model; our dependence on our ability to hire and retain skilled personnel; disruption or failure of our technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in the section entitled “Risk Factors” beginning on page 13 of this proxy statement and in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission (the “SEC”), including but not limited to, those appearing in Datawatch's Annual Report on Form 10-K for the year ended September 30, 2012 and Form 10-Q for the quarters ended December 31, 2012 and March 31, 2013. Any forward-looking statements should be considered in light of those factors.

PROPOSAL I

APPROVAL OF THE ISSUANCE OF THE CONSIDERATION SHARES

At the Special Meeting and any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon a proposal to approve the issuance of up to approximately 2,149,157 shares of our common stock as consideration for the purchase of 100% of the outstanding shares of Panopticon pursuant to the Stock Purchase Agreement.

Further information with respect to Share Purchase, the Stock Purchase Agreement and Panopticon is contained elsewhere in this proxy statement, including the sections “The Share Purchase” beginning on this page and “The Stock Purchase Agreement” beginning on page 37.

Vote Required to Approve the Issuance of the Consideration Shares

Pursuant to applicable NASDAQ Marketplace Rules, the affirmative vote of a majority of the total votes cast at a meeting where a quorum is present is required to approve the issuance of the Consideration Shares. Abstentions will have the same effect as a vote “AGAINST” this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the Special Meeting. Broker non-votes will not affect the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE approval of the ISSUANCE OF THE CONSIDERATION SHARES

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

THE SHARE PURCHASE

The following is a description of the material aspects of the Share Purchase, including the Stock Purchase Agreement. While we believe that the following description covers the material terms of the Share Purchase, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement, including the Stock Purchase Agreement attached to this proxy statement at Annex A, for a more complete understanding of the Share Purchase.

Background of the Share Purchase

Our Board of Directors regularly reviews and assesses our business strategies and objectives, together with the various trends and conditions affecting our business and the markets in which we operate, with the goal of enhancing stockholder value. In connection with these reviews and assessments, we have periodically considered a range of strategic approaches, including acquiring other companies, technologies or lines of business. For example, in March 2012, we acquired the intellectual property of, and hired a number of research and development personnel from, Math Strategies, a former independent software developer for Datawatch.

On April 26, 2013, Datawatch’s President and Chief Executive Officer, Michael Morrison had a meeting with Jereme LeBlanc, President of GrowthBridge LLC, to discuss Datawatch’s business and strategic alliance partners and strategy. During the course of this meeting, Mr. Morrison noted that it was becoming more important for Datawatch to be able to offer a complete solution to the market, which includes end user visualization and analysis capabilities. In response to a query from Mr. Morrison, Mr. LeBlanc mentioned Panopticon as a possible complementary technology fit as a front end visualization solution to Datawatch’s

Information Optimization Platform. (GrowthBridge LLC has served as a corporate business development consultant to both Datawatch and Panopticon). Mr. Morrison was familiar with Panopticon from his tenure as chief operating officer of Applix, Inc. in the mid 2000’s. Mr. Morrison and Mr. LeBlanc proceeded to have a phone discussion with Panopticon’s Managing Director Willem De Geer later that evening in which they determined that each party was interested in further discussions regarding a possible combination of Datawatch and Panopticon. They also determined that a mutual confidentiality agreement would be appropriate to protect each party’s proprietary information in connection with these discussions.

On May 2, 2013, Datawatch and Panopticon entered into a mutual confidentiality agreement relating to information to be exchanged by the two companies.

From May 2 through May 7, Mr. Morrison and Mr. De Geer continued to have multiple communications on the merits of a proposed combination of Panopticon with Datawatch, focusing on the potential synergies between the two businesses and the markets that each company was pursuing. They also discussed the general parameters of a potential business combination, including the form of consideration to be offered to Panopticon. During the same time period, other members of the Datawatch management team commenced discussions with other members of Panopticon, specifically Ben Plummer (Datawatch Chief Marketing Officer), Jon Pilkington (Datawatch Vice President of Products), Mike Carroll (Datawatch Vice President of Services), Joe Puztai (Datawatch Vice President of Solutions) and Peter Simpson (Panopticon Chief Technology Officer). The parties’ discussions revolved primarily around potential synergies related to markets, customers, technology and sales channels.

On May 8, 2013, certain members of the Datawatch management team (Mr. Morrison, Mr. Plummer, Mr. Pilkington and James Eliason, Datawatch CFO) met with David Mahoney (Datawatch Vice Chairman), to present an overview of the proposed transaction including potential synergies around technology, markets, and sales channels, as well as preliminary thoughts about transaction structure and consideration.

On various days throughout the month of May and early June (May 1, 3, 9 and 23 and June 6 and 11), several members of Datawatch and Panopticon’s technical teams met to review various aspects of each company’s technology including; general overviews, product demos, detailed product due diligence, as well as sample tests of the Panopticon product on top of the Datawatch platform.

On May 16, 2013, Mr. Morrison had a phone conversation with Richard de J. Osborne (Datawatch Chairman) to provide a high-level summary of the proposed transaction. It was agreed at the end of the conversation that Mr. Osborne would come to the Datawatch offices in Chelmsford, MA the following week for a full briefing on the potential transaction.

On May 21, 2013, Mr. Morrison and Mr. Eliason met with Mr. Osborne and Mr. Mahoney to give a full presentation of the proposed transaction. Major areas of focus included discussions around synergies related to technology, markets, and sales channels. In addition, Mr. Eliason presented preliminary pro forma projections reflecting revenue growth, expenses and operating profit margins. Finally, Mr. Morrison led an overview on how the proposed transaction could accelerate the Datawatch product roadmap and the resulting impact to the timing of releases and new features to the Datawatch product suite. It was agreed that Mr. Morrison would travel to Panopticon’s offices in Stockholm, Sweden to meet with the major Panopticon investors and to finalize a preliminary deal structure with Mr. De Geer.

On May 23, 2013, Mr. Morrison met with Mr. De Geer and several of the major Panopticon investors, including Mikael Lovgren of Bridgepoint, Magnus Wikner of Valbay International and Olof Nilsson of the 6AP Fund. In each of the individual meetings, both Mr. Morrison and Mr. De Geer reviewed the potential synergies that the combination of the two companies would provide, and Mr. Morrison gave a further overview of Datawatch which included company background, technology, markets and financial history.

On May 24, 2013, various members of the Datawatch team were given access to a Panopticon virtual data room to commence a due diligence review of Panopticon.

On May 31, 2013, the Datawatch Board of Directors met in New York to discuss in detail the proposed transaction. All members of the Board were present at the meeting (Mr. Wood participating by phone). In addition, representatives from Choate, Hall & Stewart, LLP (Datawatch external counsel, or Choate) joined the meeting by phone as well. Mr. Morrison and Mr. Eliason presented a presentation on the potential combination, which included the following agenda topics:

—	An overview of Panopticon, including its corporate history and management team
—	Potential synergies of the proposed combination of the two businesses, including market presence, partner channels and technology
—	Preliminary pro forma financial projections for the combined businesses for Datawatch’s fiscal 2013, 2014 and 2015 years
—	Estimated transaction costs
—	Review of a draft offer letter to Panopticon

At the conclusion of the meeting, the Board of Directors gave Mr. Morrison the authority to present an offer letter to Panopticon and to negotiate and finalize a transaction consistent with the offer letter, subject to the final approval from the Board of Directors. In addition, both Mr. Morrison and Mr. Eliason were also given the authority to procure the appropriate resources to facilitate the due diligence process, including to engage an independent audit firm to assist in the conduct of financial due diligence and an investment banking firm to render a fairness opinion.

On June 3, 2013, Mr. Morrison sent an offer letter to Mr. De Geer that was executed by both parties later in the day. Later that evening, the initial draft of the Stock Purchase Agreement was sent by Choate to Panopticon’s external corporate counsel for review.

On June 3, 2013, Datawatch signed an engagement letter with Canaccord Genuity to provide a fairness opinion with respect to the transaction.

From June 4 through June 13, 2013 there were multiple drafts of the Stock Purchase Agreement exchanged between each company’s counsel teams, as well as numerous phone conversations between both firms and conversations between each firm and their respective clients in order to negotiate and finalize a mutually agreed upon Stock Purchase Agreement.

From June 5 through June 7, 2013, Mr. De Geer and Panopticon’s Chief Financial Officer Emmeli Hogland were present at Datawatch’s Chelmsford office to facilitate the due diligence on the transaction. Multiple meetings were held during this period covering all facets of the Panopticon business.

On June 7, 2013, Mr. Morrison, Mr. Eliason, Mr. De Geer and Ms. Hogland met with representatives from Canaccord Genuity. Mr. De Geer and Ms. Hogland gave a thorough overview of Panopticon to the Canaccord representatives focused primarily on historical financial performance of the company, as well as projections for calendar year 2013 and 2014.

On June 14, 2013, the Datawatch Board of Directors held a telephonic meeting to discuss the proposed Stock Purchase Agreement and to consider whether to approve it and recommend that Datawatch’s stockholders approve the Share Purchase. Representatives of Choate provided a detailed summary of the terms and conditions of the proposed Stock Purchase Agreement. Representatives from Canaccord Genuity reviewed the analysis it had conducted and delivered their opinion that, based on certain assumptions, qualifications and limitations described in the opinion, the consideration to be issued in the transaction by Datawatch was fair, from a financial point of view, to Datawatch and its stockholders.

After considerable discussion, the Datawatch Board of Directors, by a unanimous vote, (i) determined that the terms of the Share Purchase are advisable, fair to and in the best interests of Datawatch and its stockholders, (ii) approved the Share Purchase and related transactions, and authorized us to enter into the Stock Purchase Agreement, and (iii) recommended that our stockholders approve the issuance of the Consideration Shares.

The Stock Purchase Agreement was signed by the parties on June 14, 2013, and the transaction was announced on June 17, 2013.

The following discussion summarizes the material information and factors considered by our Board of Directors in its consideration of the proposed transaction. Our Board of Directors collectively reached the unanimous decision to approve the Stock Purchase Agreement and the transactions related to the Share Purchase in light of the factors described below and other factors that each member of our Board of Directors felt was appropriate. In view of the variety of factors and the quality and amount of information considered, our Board of Directors did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of our Board of Directors may have given different weight to different factors.

Our Reasons for the Share Purchase

In the course of reaching its unanimous decision to approve the Stock Purchase Agreement and to recommend that our stockholders vote to approve the Share Purchase, our Board of Directors consulted with our Chief Executive Officer, Michael Morrison, and other members of senior management and with the board’s financial advisor and legal counsel, and considered a number of factors in its deliberations that it believed weighed in favor of the transaction, including, but not limited to, the following:

—	historical information concerning Panopticon’s business, financial performance and condition, technology, operations, management and competitive position, including Panopticon’s ability to grow, generate revenue and generate a profit;
—	the financial condition, results of operations, and businesses of Datawatch and Panopticon before and after giving effect to the Share Purchase, and the prospective contributions of each entity to the combined company on a pro forma basis;
—	the opportunity to compete more effectively in the increasingly competitive Big Data market through a wider range of sophisticated product and service offerings;
—	the belief that we will be able to successfully and rapidly integrate the Panopticon management team, including Panopticon’s Managing Director, Willem De Geer, into our business;
—	the Panopticon product and service portfolio, which contains key technologies, including real-time visual discovery solutions, that are differentiated and highly complementary to our existing product portfolio and which provide targeted solutions for what we believe are the fastest growing market segments in the Big Data and business analytics market spaces;
—	the belief that the transaction with Panopticon will further our strategic objective to be a leader in the Big Data and business analytics markets by, among other things, strengthening our product and service offerings internationally and providing access to new and existing customers through Panopticon’s partner channel;
—	the strong European network of Panopticon customers and business partners that we believe will complement our existing international strengths, compared to the cost to us of developing an equivalent international network independently;
—	the potential to enhance stockholder value through operating efficiencies following the Share Purchase;
—	the fact that, having considered our strategic alternatives, including other companies in the visual discovery market that we might acquire, our Board of Directors believed that the transaction with Panopticon offered a favorable near-term opportunity to enhance stockholder value;
—	the belief of our Board of Directors, shared by our senior management, that the prospects of the combined entity were more favorable than our prospects as a separate entity, due to, among other things:
	o	the benefits associated with expanding our product line and introducing Panopticon’s products and services to our existing customers;
	o	the benefits associated with expanding our market positioning by introducing Panopticon’s real-time visual data discovery capabilities as an entry point to our Information Optimization solutions;
	o	the complementary nature of Panopticon’s products and sources of revenues compared to those of Datawatch;
	o	the belief that the transaction has the potential to increase our market share and profitability; and
	o	the belief that the transaction may enable us to accelerate the development of additional products;
—	the opinion of Canaccord Genuity presented to our Board of Directors as of June 14, 2013 that the consideration to be paid by us pursuant to the Share Purchase is fair to us, from a financial point of view, as of the date of the opinion. The full text of the written opinion setting forth the assumptions made, procedures followed, matters considered and limitations in connection with the opinion is attached to this proxy statement as Annex C, which stockholders are urged to read in its entirety;
—	the other terms of the Stock Purchase Agreement, including the respective parties’ representations, warranties, covenants, and indemnities, and the conditions to their respective obligations;
—	the fact that the Share Purchase would be subject to the approval of our stockholders;
—	current financial market conditions and historical market prices, volatility and trading information with respect to our common stock;
—	reports from management, tax advisors, independent auditors, outside legal experts and others as to the results of the due diligence investigation of Panopticon; and
—	the prices paid in comparable transactions involving other data visualization companies, as well as the trading performance for comparable companies in the big data market.

In the course of its deliberations, the Board of Directors also identified and considered a variety of risks and other potentially countervailing factors relating to the Share Purchase, including:

—	the need to obtain stockholder approval for the share issuance, and whether such approval could be obtained in a timely fashion;
—	the risk that we may not successfully integrate the Panopticon business with our own;
—	the risk that we may have difficulty managing the growth of the combined company;
—	the risk of our dependence upon certain key personnel of Panopticon;
—	the dilution of our existing stockholders due to the issuance of the Consideration Shares and the potential negative effect on our common stock price if growth expectations for Panopticon are not met;
—	the risk that the Panopticon business will not perform as expected;
—	the risk that the transaction will not result in the anticipated operating efficiencies and cost savings;
—	the risk that the Share Purchase may not be completed in a timely manner, if at all;
—	the risk that we will be unable to retain and recruit employees critical to the ongoing success of the combined company’s operations;
—	the risk of adverse reactions of Datawatch’s and Panopticon’s customers and vendors to the transaction;
—	the risk that the integration of the Panopticon business could be more costly and time consuming than anticipated, which could adversely affect our operating results and delay or preclude the achievement of benefits anticipated from the Share Purchase;
—	the risk that our management’s attention will be diverted from other strategic and operational priorities to implement the transaction; and
—	the other risks and uncertainties discussed above under “Risk Factors” beginning on page 13.

The foregoing discussion of the matters that our Board of Directors considered is not intended to be exhaustive, but includes all items that it believes to be material. In view of the complexity and wide variety of factors, both positive and negative, that our Board of Directors considered, our Board of Directors did not find it practical to quantify, rank or otherwise weight the factors considered. In considering the various factors, individual members of our Board of Directors considered all of these factors as a whole and concluded that, on balance, the risks and countervailing factors relevant to the Share Purchase were outweighed by the potential benefits that it expected Datawatch and our stockholders to achieve as a result of the Share Purchase.

Recommendation of Our Board of Directors

For reasons including those described above under the heading “The Share Purchase – Our Reasons for the Share Purchase,” on June 14, 2013, our Board of Directors unanimously approved the Share Purchase and the related transactions, including the issuance of the Consideration Shares, and recommends such matter to our stockholders for approval, subject to the Board of Directors’ right to withdraw, modify or amend such recommendation. In particular, the Board of Directors unanimously:

—	determined that the terms of the Share Purchase are advisable, fair to and in the best interests of our stockholders;
—	approved the Share Purchase and related transactions, and authorized us to enter into the Stock Purchase Agreement; and
—	recommended that our stockholders approve the issuance of the Consideration Shares.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ISSUANCE OF THE CONSIDERATION SHARES, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Opinion of Datawatch’s Financial Advisor

Canaccord Genuity is acting as financial advisor to Datawatch in connection with the Share Purchase. As part of that engagement, our board of directors requested that Canaccord Genuity evaluate the fairness, from a financial point of view, to Datawatch of the issuance of the Consideration Shares pursuant to the Stock Purchase Agreement. For purposes of the opinion, “Consideration Shares” was defined as 2,149,157 shares of Datawatch common stock, which represented 23.6% of the sum of (1) the number of shares of our common stock issued and outstanding as of the date of the opinion, (2) the number of shares of our common stock underlying stock options and restricted stock units vested and scheduled to vest as of the anticipated closing date of the Share Purchase, (3) the number of shares of our common stock underlying all warrants exercisable as of the date of the opinion, and (4) the Consideration Shares, prior to any purchase price adjustments pursuant to the Stock Purchase Agreement. At a meeting of our board of directors held on June 14, 2013 to evaluate the Share Purchase, Canaccord Genuity delivered to our board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 14, 2013, to the effect that, as of that date and based upon and subject to certain assumptions, factors and qualifications set forth in the written opinion, the issuance of the Consideration Shares pursuant to the Stock Purchase Agreement was fair, from a financial point of view, to Datawatch.

The full text of Canaccord Genuity’s opinion is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. The description of Canaccord Genuity’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Holders of our common stock are encouraged to read Canaccord Genuity’s opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord Genuity in connection with its opinion. Canaccord Genuity’s opinion was addressed to our board of directors, was only one of many factors considered by our board of directors in its evaluation of the Share Purchase and only addresses the fairness, from a financial point of view and as of the date of the opinion, to Datawatch of the issuance of the Consideration Shares pursuant to the Stock Purchase Agreement. Canaccord Genuity’s opinion does not address the relative merits of the Share Purchase as compared to other business strategies or transactions that might be available to us or our underlying business decision to proceed with the Share Purchase and is not intended to, and does not, constitute a recommendation to any Datawatch stockholder as to how you should vote or otherwise act with respect to the Share Purchase or related transactions. Canaccord Genuity’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Canaccord Genuity as of, June 14, 2013, the date of its opinion. Subsequent developments may affect the conclusions expressed in Canaccord Genuity’s opinion if such opinion were rendered as of a later date. Canaccord Genuity assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances or events occurring after the date of the opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Canaccord Genuity, among other things:

—	reviewed an execution version of the Stock Purchase Agreement, as presented to the Datawatch board of directors at a meeting held on June 14, 2013, including the exhibits to such Stock Purchase Agreement;
—	analyzed certain internal financial statements and other business and financial information of Panopticon prepared by Panopticon management, and certain adjusted financial information concerning Panopticon prepared by Panopticon management;
—	analyzed certain publicly-available business and financial information concerning Datawatch;
—	conducted limited discussions with members of senior management of Datawatch regarding the past and current operations and financial condition and prospects of Datawatch;
—	reviewed certain financial and stock market data of selected publicly-held software companies in the business intelligence and analytics software and enterprise applications markets;
—	reviewed the financial terms, to the extent publicly available, of certain business combinations and other transactions which have been effected or announced, to the extent Canaccord Genuity deemed relevant; and
—	reviewed such other financial studies and analyses, performed such other investigations, and took into account such other matters as Canaccord Genuity deemed necessary, including an assessment of general economic, market and monetary conditions.

For purposes of rendering the opinion described above, Canaccord Genuity relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Canaccord Genuity and has relied on assurances of management that they are not aware of any facts that would make such information misleading. With respect to the adjusted financial information and other forward-looking financial information reviewed, Canaccord Genuity assumed that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of management. In addition, Canaccord Genuity did not make an independent valuation or appraisal of the assets and liabilities (including any contingent, known or unknown liabilities) of Datawatch or Panopticon or any of their respective subsidiaries and Canaccord Genuity was not furnished with any such valuation or appraisal. Canaccord Genuity also assumed, with the consent of our board of directors, that (1) the final form of the Stock Purchase Agreement would be identical in all material respects to the draft reviewed by Canaccord Genuity, (2) the Share Purchase would be consummated in accordance with the terms and conditions of the Stock Purchase Agreement, without any material amendment and without waiver by any party of any of the conditions included in the Stock Purchase Agreement, (3) in all respects material to its analysis, the representations and warranties contained in the Stock Purchase Agreement were true and correct and that each party would perform all of the material covenants and agreements required to be performed by it under the Stock Purchase Agreement, and (4) all material corporate, governmental, regulatory or other consents and approvals required to consummate the transactions contemplated by the Stock Purchase Agreement have been, or will be, obtained without the need for any material changes to the Consideration Shares or other material financial terms or conditions of the Share Purchase or that would otherwise materially affect its analysis. In addition, Canaccord Genuity did not consider any potential adjustments to the number of Consideration Shares to be issued under the Stock Purchase Agreement as part of its analysis.

Canaccord Genuity’s opinion did not address the relative merits of the Share Purchase as compared to other business strategies or transactions that might be available to Datawatch, nor did it address our underlying business decision to proceed with the Share Purchase. Canaccord Genuity’s opinion addresses only the fairness from a financial point of view, as of the date of the opinion, to Datawatch of the issuance of the Consideration Shares pursuant to the Stock Purchase Agreement. Canaccord Genuity did not express any view on, and its opinion did not address, any other financial or non-financial term or aspect of the Stock Purchase Agreement or the Share Purchase or any term or aspect of any other agreement or instrument contemplated by the Stock Purchase Agreement or entered into in connection with the Share Purchase, including, without limitation, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of any party to the Stock Purchase Agreement, or class of such persons, whether relative to the consideration to be received by Datawatch pursuant to the Stock Purchase Agreement or otherwise. Canaccord Genuity’s opinion was provided for the information and assistance of our board of directors in connection with its consideration of the Share Purchase and such opinion does not constitute a recommendation as to how any holder of Datawatch common stock should vote with respect to the Share Purchase or any other matter. Canaccord Genuity’s opinion was approved by a fairness committee of Canaccord Genuity.

The following is a summary of the material financial analyses performed by Canaccord Genuity in connection with rendering its opinion dated June 14, 2013 described above. The following summary, however, does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord Genuity, nor does the order of analyses described represent relative importance or weight given to those analyses by Canaccord Genuity. Some of these summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Canaccord Genuity’s financial analyses. All financial information regarding Panopticon provided by Panopticon management and utilized by Canaccord Genuity in its financial analyses is unaudited and has been converted into U.S. dollars based on average quarterly spot rates. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 13, 2013, the last trading day before Canaccord Genuity delivered its opinion to the Datawatch board of directors, and is not necessarily indicative of current market conditions.

Sector Relevant Peer Group Analysis. Canaccord Genuity performed an analysis using a selected peer group, which analysis attempts to provide an implied value of a company by comparing it to companies in the same industry sector that are publicly traded. For purposes of this analysis, Canaccord Genuity identified the following group of five publicly-held companies in the business intelligence and analytics software market, which are referred to as the “selected sector relevant peer companies.” The selected sector relevant peer companies were comprised of:

—	Teradata Corporation (NYSE: TDC)
—	Splunk, Inc. (NASDAQ: SPLK)
—	Informatica Corporation (NASDAQ: INFA)
—	Qlik Technologies, Inc. (NASDAQ: QLIK)
—	Tableau Software, Inc. (NASDAQ: DATA)

The market capitalizations of the selected sector relevant peer companies ranged from approximately $2.7 billion to $9.5 billion as of June 13, 2013.

Based on its review of the applicable metrics for each of the selected sector relevant peer companies, Canaccord Genuity calculated multiples of enterprise value (i.e., market capitalization plus debt and less cash) to calendar year 2012 revenue and last twelve months (LTM) revenue. For purposes of this analysis, Canaccord Genuity utilized information regarding the selected sector relevant peer companies obtained from filings with the SEC and other public sources. Based on this information, Canaccord Genuity calculated multiples for the selected sector relevant peer companies as follows:

Enterprise Value / Revenue
	2012A	LTM
Mean	13.69x	12.53x
Median	6.37x	6.10x
High	29.76x	26.56x
Low	3.34x	3.37x

Canaccord Genuity selected representative ranges of multiples derived from the mean and median data points for the selected relevant sector peer companies based upon the application of its professional judgment. Canaccord Genuity then applied these multiples to the relevant financial statistic for Panopticon. For purposes of this analysis, Canaccord Genuity utilized revenue for Panopticon for calendar year 2012 of $4.9 million and LTM revenue of $4.4 million as provided by Panopticon management. The following summarizes the results of this analysis:

	Multiple Range Derived from Selected Relevant Sector Peer Companies			Implied Enterprise Value Range ($mm)
Panopticon Financial Statistic	Low	High		Low	High
Calendar Year 2012 Revenue	6.37x	13.69x		$31.2	$67.1
LTM Revenue	6.10x	12.53x	Mean:	$27.1 $29.1	$55.7 $61.4

Canaccord Genuity noted that the transaction value of Panopticon in the Share Purchase was $31.1 million, as calculated by multiplying the 2,149,157 Consideration Shares by $14.48, the closing price of Datawatch common stock on June 13, 2013.

Small Cap Peer Group Analysis. Canaccord Genuity also performed a similar peer group analysis using a selected group of smaller publicly-traded companies in the broader enterprise applications market. For purposes of this analysis, Canaccord Genuity identified the following group of seven publicly-held companies, which are referred to as the “selected small cap peer companies.” The selected small cap peer companies were comprised of:

—	PROS Holdings, Inc. (NYSE: PRO)
—	Cornerstone OnDemand, Inc. (NASDAQ: CSOD)
—	Demandware, Inc. (NASDAQ: DWRE)
—	SPS Commerce, Inc. (NASDAQ: SPSC)
—	Marin Software Incorporated (NASDAQ: MRIN)
—	Halogen Software Inc. (NYSE: HGN)
—	Marketo, Inc. (NASDAQ: MKTO)

The market capitalizations of the selected small cap peer companies ranged from approximately $310.7 million to $2.4 billion as of June 13, 2013.

Based on its review of the applicable metrics for each of the selected small cap peer companies, Canaccord Genuity calculated multiples of enterprise value to calendar year 2012 revenue and LTM revenue. For purposes of this analysis, Canaccord Genuity utilized information regarding the selected small cap peer companies obtained from filings with the SEC and other public sources. Based on this information, Canaccord Genuity calculated multiples for the selected small cap peer companies as follows:

Enterprise Value / Revenue
	2012A	LTM
Mean	10.57x	9.67x
Median	10.02x	9.16x
High	19.49x	17.46x
Low	4.39x	4.11x

Canaccord Genuity selected representative ranges of multiples derived from the mean and median data points for the selected small cap peer companies based upon the application of its professional judgment. Canaccord Genuity then applied these multiples to the relevant financial statistic for Panopticon. For purposes of this analysis, Canaccord Genuity utilized revenue for Panopticon for calendar year 2012 of $4.9 million and LTM revenue of $4.4 million as provided by Panopticon management. The following summarizes the results of this analysis:

	Multiple Range Derived from Selected Small Cap Peer Companies			Implied Enterprise Value Range ($mm)
Panopticon Financial Statistic	Low	High		Low	High
Calendar Year 2012 Revenue	10.02x	10.57x		$49.1	$51.8
LTM Revenue	9.16x	9.67x	Mean:	$40.7 $44.9	$43.0 $47.4

Canaccord Genuity noted that the transaction value of Panopticon in the Share Purchase was $31.1 million, as calculated by multiplying the 2,149,157 Consideration Shares by $14.48, the closing price of Datawatch common stock on June 13, 2013.

Selected Precedent Transactions Analysis. Canaccord Genuity performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly-available financial terms of selected transactions. Canaccord Genuity selected acquisitions of target companies with innovative software technologies and/or enterprise end markets served. Each of these transactions was publicly announced after March 1, 2011.

Based on its review of the relevant metrics for each of the precedent transactions, Canaccord Genuity calculated the multiples of transaction enterprise value to LTM revenue for each of the target companies in the precedent transactions. For purposes of this analysis, Canaccord Genuity utilized information regarding the precedent transactions obtained from filings with the SEC and other public sources. Transaction enterprise value equals the equity value of the transaction (excluding any potential earn-out payments) plus debt and less cash, and was assumed to be equal to the transaction equity value in cases where cash and debt information was not publicly available. The selected precedent transactions were:

Announcement Date	Acquiror	Target	Transaction Enterprise Value / LTM Revenue
6/4/13	salesforce.com	ExactTarget, Inc.	7.57x
5/29/13	Dassault Systèmes S.A.	Apriso Corporation	4.10x
5/8/13	Trulia, Inc.	Market Leader, Inc.	6.98x

Announcement Date	Acquiror	Target	Transaction Enterprise Value / LTM Revenue
4/29/13	QIAGEN N.V.	Ingenuity Systems, Inc.	5.25x
12/20/12	Oracle Corporation	Eloqua, Inc.	9.66x
6/4/12	salesforce.com	Buddy Media, Inc.	20.02x
5/22/12	SAP AG	Ariba, Inc.	8.40x
2/9/12	Oracle Corporation	Taleo Corporation	6.15x
12/8/11	International Business Machines Corporation	DemandTec, Inc.	4.96x
12/3/11	Oracle Corporation	RightNow Technologies, Inc.	6.94x
10/24/11	SAP AG	SuccessFactors, Inc.	11.65x
3/24/11	Davis + Henderson Corporation	Mortgagebot LLC	6.30x

This analysis produced a mean transaction enterprise value to LTM revenue for the precedent transactions of 8.16x, and a median transaction enterprise value to LTM revenue for the precedent transactions of 6.96x.

Canaccord Genuity selected a representative range of multiples derived from the mean and median data points for the precedent transactions based upon the application of its professional judgment. Canaccord Genuity then applied these multiples to Panopticon’s LTM revenue of $4.4 million. The following summarizes the results of this analysis:

	Multiple Range Derived from Precedent Transactions Analysis		Implied Enterprise Value of Panopticon ($mm)
Panopticon Financial Statistic	Low	High	Low	High
LTM Revenue	6.96x	8.16x	$30.9	$36.3

Canaccord Genuity noted that the transaction value of Panopticon in the Share Purchase was $31.1 million, as calculated by multiplying the 2,149,157 Consideration Shares by $14.48, the closing price of Datawatch common stock on June 13, 2013.

Contribution Analysis. Canaccord Genuity compared Datawatch’s and Panopticon’s stockholders’ respective percentage ownership of the combined company to Datawatch’s and Panopticon’s respective percentage contribution (and the implied ownership based on such contribution) to the combined company using calendar year 2012 revenue and LTM revenue. For purposes of this analysis, Canaccord Genuity utilized (1) the revenue for Panopticon for calendar year 2012 of $4.9 million and LTM revenue of $4.4 million as provided by Panopticon management and (2) adjusted revenue for Panopticon for calendar year 2012 of $3.3 million and adjusted LTM revenue of $3.6 million as estimated by Panopticon management to reflect such management’s expectations of the impact of Datawatch’s revenue recognition policies on Panopticon’s results. Based on Canaccord Genuity’s professional judgment, a control premium of 42.4% was applied to the Panopticon revenue contribution for each category based on the median one-day premiums paid in 46 selected public-to-public technology mergers and acquisitions since 2011.

The following summarizes the results of this analysis:

	Implied Percentage Ownership of the Combined Company
Financial Statistic	Datawatch	Panopticon
Revenue:
Calendar Year 2012	84.4%	15.6%
LTM	85.8%	14.2%
Control Premium Applied to Panopticon Revenue Contribution:
Calendar Year 2012	77.8%	22.2%
LTM	79.8%	20.2%
Adjusted Revenue:
Calendar Year 2012	88.8%	11.2%
LTM	88.1%	11.9%
Control Premium Applied to Panopticon Adjusted Revenue Contribution:
Calendar Year 2012	84.1%	15.9%
LTM	83.1%	16.9%

Canaccord Genuity noted that the implied pro forma ownership of the combined company was 76.4% by the current Datawatch stockholders and 23.6% by the Panopticon stockholders prior to any purchase price adjustments under the Stock Purchase Agreement.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Canaccord Genuity’s opinion. In arriving at its fairness determination, Canaccord Genuity considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Canaccord Genuity made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Datawatch, Panopticon or the Share Purchase.

Canaccord Genuity prepared these analyses for purposes of providing its opinion to the Datawatch board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to Datawatch of the issuance of the Consideration Shares pursuant to the Stock Purchase Agreement. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Datawatch, Panopticon, Canaccord Genuity or any other person assumes responsibility if future results are materially different from those forecast.

The consideration was determined through negotiations between Datawatch and Panopticon and was approved by our Board of Directors. Canaccord Genuity did not participate in the determination of the terms of the Share Purchase and did not recommend any specific amount of consideration to us or our Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the Share Purchase.

As described above, Canaccord Genuity’s opinion to our Board of Directors was one of many factors taken into consideration by our Board of Directors in making its determination to approve the Stock Purchase Agreement and the Share Purchase. The foregoing summary does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord Genuity in connection with its opinion and is qualified in its entirety by reference to the full text of the written opinion of Canaccord Genuity attached to this proxy statement as Annex C.

Canaccord Genuity and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Canaccord Genuity and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments of Datawatch, Panopticon, any of their respective affiliates or third parties that may be involved in the transaction contemplated by the Stock Purchase Agreement for their own account and for the accounts of their customers.

Canaccord Genuity acted as financial advisor to Datawatch solely in connection with the delivery of a fairness opinion with respect to the Share Purchase. In the prior two years, Canaccord Genuity has not received compensation for investment banking or financial advisory services from either Datawatch or Panopticon. Canaccord Genuity may provide investment banking services to Datawatch and its affiliates in the future for which Canaccord Genuity may receive compensation.

Our Board of Directors selected Canaccord Genuity as our financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Share Purchase. Pursuant to a letter agreement, dated as of June 3, 2013, Datawatch engaged Canaccord Genuity to act as its financial advisor in connection with the delivery of a fairness opinion with respect to the Share Purchase as described above. Pursuant to the terms of the engagement letter, Datawatch agreed to pay Canaccord Genuity a fee of $225,000, which was payable upon the rendering of Canaccord Genuity’s opinion. Canaccord Genuity will not receive any other payment or compensation contingent upon the successful completion of the Share Purchase. In addition, Datawatch has agreed to reimburse Canaccord Genuity for certain of its expenses and to indemnify Canaccord Genuity and related persons against various liabilities, including certain liabilities under the federal securities laws.

Voting Agreements

Concurrently with the execution of the Stock Purchase Agreement, each of our directors and executive officers and their affiliates entered into a voting agreement with Datawatch and Willem De Geer, as representative of the Panopticon shareholders and whom we refer to as the Sellers’ Representative. Our stockholders who are subject to the voting agreements have, among other things, agreed to vote the shares of our common stock held by each such stockholder (1) in favor of the Share Purchase, the approval of the Stock Purchase Agreement and the approval of the transactions contemplated by the Stock Purchase Agreement and (2) against the approval or adoption of any proposal made in opposition to, or in competition with, the Share Purchase. Based on our common stock outstanding on July [__], 2013, [___]% of the outstanding shares of our common stock are subject to the voting agreements.

The foregoing description of the voting agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, a copy of which is attached hereto in Annex A as Exhibit B to the Stock Purchase Agreement and incorporated herein by reference.

Share Purchase Consideration

We have agreed with the Sellers that the maximum total number of shares of our common stock that we will issue in connection with the Share Purchase, which shares we refer to as the Consideration Shares, will equal 23.6% of the sum of the Consideration Shares plus:

  our issued and outstanding common stock on the closing date;
  shares of our common stock reserved for issuance under outstanding stock options that are vested as of the closing date; and
  185,000 shares of our common stock that are reserved for issuance under our outstanding common stock purchase warrant.

Based on our 6,526,506 outstanding shares of common stock at June 14, 2013, which was the date of the Stock Purchase Agreement, and our estimate of the number of shares of common stock reserved for issuance under our outstanding stock options that will be vested as of the closing date, the maximum number of Consideration Shares as of the closing date will be 2,149,147 shares of our common stock. However, not all of the Consideration Shares will be issued to the Sellers at the closing. Under the Stock Purchase Agreement:

  10% of the Consideration Shares will be held back at the closing and retained by us for fifteen months as security for the indemnification obligations of the Sellers under the Stock Purchase Agreement;
  a number of Consideration Shares will be reserved for issuance pursuant to stock options to be issued by us to employees, contractors and board advisors of Panopticon in substitution for outstanding options for Panopticon stock which they hold as of the closing: and a number of Consideration Shares will be paid to certain management personnel of Panopticon in satisfaction of change of control bonuses to which they will be entitled upon the closing of the Share Purchase.

In addition, the number of Consideration Shares will be reduced, and we will instead make cash payments equal to the value as of the closing of those shares, for:

  any tax or social security contributions payable in connection with the change of control bonuses payable to certain management of Panopticon; and
  Sellers' expenses in connection with the Share Purchase.

Further, the Consideration Shares will also be reduced to the extent that Panopticon’s working capital at the closing date is less than $500,000 or if Panopticon has any indebtedness for borrowed money at the time of closing. The number of shares to be issued at the Closing shall not be subject to change based upon any change in the trading price of our common stock at the time of issuance of such shares at the Closing or any other time.

The Consideration Shares consist of our securities, so their value fluctuates with changes in the trading price of our common stock on NASDAQ based on the respective closing market prices of our common stock as of the respective dates. As of June 13, 2013 (the trading day before the date of the Stock Purchase Agreement), the total value of the Consideration Shares, was $31.4 million, based on the closing market price of our common stock of $14.48 as of such date. The value of the Consideration Shares actually received by the Sellers in the Share Purchase will not be determined until the Share Purchase closes, and further depends upon the adjustments to the number of Consideration Shares described in the preceding paragraphs.

Effective Time of the Share Purchase

We currently expect the Closing to occur by the end of our fiscal 2013 on September 30, 2013. The Closing shall occur, and the Share Purchase shall be effective, no later than the third business day after the satisfaction or waiver of all the conditions and the obligations of Datawatch and the Panopticon shareholders to the transactions contemplated by the Stock Purchase Agreement, including approval of the issuance of the

Consideration Shares by our stockholders.  However, because the Share Purchase is subject to a number of conditions, we cannot predict exactly when the Closing will occur or if it will occur at all.

Board of Directors of Datawatch

Prior to the execution of the Stock Purchase Agreement, the Sellers indicated to Datawatch that they had interest in having a representative of the Sellers serve as a director of Datawatch following the closing of the Share Purchase. In connection with the execution of the Stock Purchase Agreement, Datawatch delivered a letter to the Panopticon board of directors advising that our board was favorably disposed to adding such a representative to our board and would be willing to consider such an appointment, subject to the practices and procedures employed by the Corporate Governance and Nominating Committee in considering director candidates. As of the date of this Proxy Statement, no further action has been taken with respect to the possible addition of a representative of the Sellers to the Datawatch board.

Role of Strategic Advisor

Panopticon received financial and strategic advice in connection with the proposed acquisition from GrowthBridge, LLC, a strategic business development firm that works with growth stage software companies. As payment of fees due from Panopticon in connection with the Share Purchase, GrowthBridge will be issued shares of Datawatch common stock equal to 1.5% of the Consideration Shares, reducing the Consideration Shares issuable to the Sellers under the Stock Purchase Agreement. GrowthBridge also provides strategic advice to Datawatch, although it did not do so in connection with the Share Purchase.

Regulatory Approvals

We are not aware of any governmental or regulatory approval required for completion of the Share Purchase, other than compliance with applicable corporate laws of Delaware and Sweden, and the filing with The NASDAQ Capital Market of a Notification Form for Listing Additional Shares and a Notification Form for Change in the Number of Shares Outstanding, with respect to the shares of our common stock to be issued to the Panopticon shareholders pursuant to the Stock Purchase Agreement.

If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

U.S. Federal Income Tax Consequences of the Share Purchase

No gain or loss will be recognized by us or by holders of shares of our common stock as a result of the Share Purchase.

Restrictions on the Resale of the Consideration Shares

The issuance of shares of our common stock to the Panopticon shareholders will not be registered under the Securities Act in reliance upon the exemptions set forth in Regulation S promulgated under the Securities Act and upon the exemption provided under Section 4(a)(2) of the Securities Act. The shares held by Panopticon shareholders may not be sold until the date that is six months following the Closing.

Registration Rights

We have agreed that, no later than 60 days following the Closing, we will prepare and file with the SEC a registration statement on Form S-3 covering the resale of all of the Consideration Shares.

THE STOCK PURCHASE AGREEMENT

The following is a summary of the material terms of the Stock Purchase Agreement, which is attached at Annex A to this proxy statement and incorporated herein by reference. The Stock Purchase Agreement has been attached to this document to provide you with information regarding its terms. The Stock Purchase Agreement is not intended to provide any other factual information about us or Panopticon. The following description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement included at Annex A. You should refer to the full text of the Stock Purchase Agreement for details of the Share Purchase and the terms and conditions of the Stock Purchase Agreement.

General

Pursuant to the Stock Purchase Agreement, we have agreed to acquire from the Panopticon shareholders all of the issued and outstanding shares of Panopticon, whom we refer to as the Sellers.  Following the Share Purchase, Panopticon will be an owned subsidiary of Datawatch. We have additionally agreed to issue at the time of the Share Purchase the Consideration Options in substitution for outstanding options to purchase Panopticon stock.

The closing of the Share Purchase will occur on the date that is three business days after the last of the conditions to the Share Purchase have been satisfied or waived, or at another time as the parties mutually agree. We currently expect the closing of the Share Purchase, or the closing, to occur by the close of our fiscal year ending September 30, 2013. However, because the Share Purchase is subject to a number of conditions, we cannot predict exactly when the closing will occur or if it will occur at all.

Share Purchase Consideration

We have agreed with the Sellers that the maximum total number of shares of our common stock that we will issue in connection with the Share Purchase, which shares we refer to as the Consideration Shares, will equal 23.6% of our outstanding common stock (determined on an adjusted basis, as described below) immediately following completion of the Share Purchase. Specifically, the Consideration Shares will equal 23.6% of the sum of::

  our issued and outstanding common stock on the closing date;
  shares of our common stock reserved for issuance under outstanding stock options that are vested as of the closing date;
  185,000 shares of our common stock that are reserved for issuance under our outstanding common stock purchase warrant; and
  the Consideration Shares.

Based on our 6,526,506 outstanding shares of common stock at June 14, 2013, which was the date of the Stock Purchase Agreement, and our estimate of the number of shares of common stock reserved for issuance under our outstanding stock options that will be vested as of the closing date, the maximum number of Consideration Shares will be 2,149,147 shares of our common stock. However, not all of the Consideration Shares will be issued to the Sellers at the closing. Under the Stock Purchase Agreement:

  10% of the Consideration Shares will be held back at the closing and retained by us for fifteen months as security for the indemnification obligations of the Sellers under the Stock Purchase Agreement;
  a number of Consideration Shares will be reserved for issuance pursuant to stock options to be issued by us to employees, contractors and board advisors of Panopticon in substitution for outstanding options for Panopticon stock which they hold as of the closing; and

  a number of Consideration Shares will be paid to certain management personnel of Panopticon in satisfaction of change of control bonuses to which they will be entitled to receive from Panopticon upon the closing of the Share Purchase.

In addition, the number of Consideration Shares will be reduced, and we will instead make cash payments equal to the value of those shares, for:

—	any tax or social security contributions payable in connection with the change of control bonuses payable to certain management of Panopticon; and
—	Sellers’ expenses in connection with the Share Purchase.

Further, the Consideration Shares will also be reduced to the extent that Panopticon’s working capital at the closing date is less than $500,000 or if Panopticon has any indebtedness for borrowed money at the time of closing. The number of shares to be issued at the Closing shall not be subject to change based upon any change in the trading price of our common stock at the time of issuance of the Consideration Shares at the closing or any other time.

The Consideration Shares consist of our common stock, and, as a result, their value fluctuates with changes in the trading price of our common stock on The NASDAQ Capital Market. As of June 13, 2013 (the trading day before the date of the Stock Purchase Agreement), the total value of the Consideration Shares was $31.1 million, based on the closing market price of our common stock of $14.48 as of such date. The value of the Consideration Shares actually received by the Sellers in the Share Purchase will not be determined until the Share Purchase closes, and further depends upon the adjustments to the number of Consideration Shares described in the preceding paragraphs.

Conditions to the Completion of the Share Purchase

Each party’s obligation to complete the Share Purchase is subject to the satisfaction or waiver by each of the parties, at or prior to the closing, of various conditions, which include the following:

—	no order or other legal or regulatory restraint or prohibition preventing the consummation of the Share Purchase will be in effect and no action will have been brought by a governmental authority seeking any of the foregoing will be pending or threatened;

—	no action taken by any governmental authority, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Share Purchase, which makes the consummation of the Share Purchase illegal; and

—	the parties will have timely obtained all approvals, waivers and consents of any governmental authorities, if any, necessary for consummation of, or in connection with, the Share Purchase.

Our obligation to complete the Share Purchase is subject to the satisfaction or waiver, at or prior to the closing, of various additional conditions, any of which may be waived by us, which include the following:

—	the representations and warranties concerning Panopticon in the Stock Purchase Agreement will be true and correct in all material respects, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date);

—	Panopticon and the Sellers will have performed or complied in all material respects with the agreements and covenants required to be performed or complied with in the Stock Purchase Agreement as of or prior to the closing;

—	Sellers owning not less than 90% of the outstanding Panopticon shares and all holders of options for Panopticon shares shall have entered into the Stock Purchase Agreement and performed their respective obligations relating the closing;

—	no order or other legal or regulatory provision limiting or restricting our ownership, conduct or operation of the Panopticon business following the closing will be in effect, nor will any action or request for additional information before any governmental authority seeking any of the foregoing, seeking to obtain from Datawatch or Panopticon or their respective affiliates in connection with the Share Purchase any damages, or seeking any other relief that, following the closing, could reasonably be expected to materially limit or restrict the ability of Panopticon or any of its subsidiaries to own and conduct the assets and businesses owned and conducted by Panopticon or any of its subsidiaries before the closing, be pending or threatened;

—	no event or condition of any character that has had or is reasonably likely to have a material adverse effect on Panopticon shall have occurred since the date of the Stock Purchase Agreement;

—	Datawatch or a subsidiary of Datawatch shall have entered into employment/consultancy arrangements with certain key personnel of Panopticon (specifically, Willem De Geer, Peter Simpson and Ludvig Karlsson Sandman) to continue to provide services to Datawatch or a subsidiary of Datawatch for a period of at least two years after the closing or as otherwise agreed by the parties, and not to compete with the business of Datawatch or any subsidiary of Datawatch, and not to hire or solicit the employees of Panopticon retained by Datawatch or any subsidiary of Datawatch, for a period of two years after termination of employment/consultancy;

—	the Share Purchase shall have been approved by the holders of at least a majority of the outstanding shares of our common stock that are voted on the Share Purchase; and

—	we shall have acquired immediately prior to closing, in a separate transaction for United States tax purposes, the U.S. subsidiary of Panopticon.

The obligation of Panopticon and the Sellers to complete the Share Purchase is subject to the satisfaction or waiver, at or prior to the closing, of various additional conditions, any of which may be waived by Panopticon and the Sellers’ Representative, which include the following:

—	the representations and warranties by us and our subsidiaries in the Stock Purchase Agreement will be true and correct in all material respects, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date);

—	we and our subsidiaries shall have performed and complied in all material respects with all covenants, obligations and conditions of the Stock Purchase Agreement required to be performed or complied with as of the Closing; and

—	all of the Sellers and the holders of options for Panopticon shares shall have entered into the Stock Purchase Agreement, except to the extent waived by the Sellers’ Representative.

 Meeting of Stockholders

We are obligated under the Stock Purchase Agreement, subject to certain conditions, to hold and convene a special meeting of our stockholders for purposes of approving the issuance of the Consideration Shares. We are required to prepare and file this proxy statement with the SEC and distribute it to our

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stockholders for the purpose of convening the Special Meeting and obtaining stockholder approval of the Share Purchase.

Covenants Regarding Conduct of Business Pending the Share Purchase

Pending the closing of the Share Purchase, Panopticon has agreed to (i) carry on its businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Stock Purchase Agreement; (ii) pay its debts and taxes when due subject to good faith disputes over such debts or taxes; (iii) pay or perform other obligations when due; and (iv) use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key personnel, and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing business will be unimpaired at the closing.  Panopticon has agreed to promptly us of any event that could reasonably be expected to have a material adverse effect and any event that could reasonably be expected to prevent, materially alter or materially delay, the Share Purchase.

Prior to the closing, Panopticon has agreed to not do any of the following without our written consent:

—	amend its organizational documents;

—	declare or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its capital stock or common stock, as applicable;

—	split, combine or reclassify any shares of its capital stock or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

—	repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to Panopticon;

—	terminate any contract with any reseller, distributor, original equipment manufacturer or agent, where such termination (1) would reasonably be expected to trigger any payment by Panopticon to such reseller, distributor, original equipment manufacturer or agent pursuant to the express terms of such contract or (2) could trigger any payment by Panopticon to such reseller, distributor, original equipment manufacturer or agent pursuant to such contract or under applicable law;

—	except in the ordinary course of business, hire or terminate the employment or engagement of any employees, consultants or independent contractors; enter into, or extend the term of, any employment or consulting contract with any person; or increase the salaries, wage rates, fees, benefits or other remuneration of any employees, consultants or independent contractors;

—	make any loans or advances to, or any investments in or capital contributions to, any person, or forgive or discharge in whole or in part any outstanding loans or advances, other than advances to employees and consultants for travel and other expenses in the ordinary course of business;

—	transfer or license to any person (including through a reseller agreement) any rights to Panopticon intellectual property or sell, lease, license or otherwise dispose of or create, extend, grant or issue any encumbrance over any of its properties or assets (in each case other than in the ordinary course of business in connection with the license or sale of products to customers, as long as, notwithstanding past practice, Panopticon does not disclose, provide or license any of its source code to any third party or include in any permitted transfer or license any obligation, right or option to deposit any of its source code in escrow);

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—	enter into, participate in, establish or join any new standards-setting organization, collaborative effort with a university or industry body or consortium, or other multi-party special interest group or activity;

—	reduce the amount of any insurance coverage provided by existing insurance policies;

—	terminate or waive any right or claim of substantial value;

—	adopt or amend any employee or compensation benefit plan, including any share purchase, share issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, except in each case as required by applicable law;

—	grant any severance or termination pay to any person or amend or modify any existing severance or termination agreement with any person;

—	commence an action other than (1) for the routine collection of bills or (2) in such cases where it in good faith determines that failure to commence an action would result in the material impairment of a valuable aspect of its business, as long as Panopticon consults us before the filing of such action;

—	acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or any company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

—	make any change in accounting or tax principles, practices or policies from those utilized in the preparation of its financial statements, write-off, write-down or make any determination to write-off or write-down any of its assets and properties, or make any material change in its general pricing practices or policies or any material change in its credit or allowance practices or policies;

—	except as contemplated by the Stock Purchase Agreement, alter, or enter into any commitment to alter, its interest in any subsidiaries, corporation, association, joint venture, partnership or other business entity in which it or any of its subsidiaries holds any interest; or

—	commit to do any of the foregoing.

Additional Agreements

Panopticon and the Sellers have agreed to:

—	afford us and our accountants, counsel and other representatives, reasonable access during business hours during the period prior to closing to (i) all properties, personnel, books, contracts, and records of Panopticon and its subsidiaries and (ii) all other information concerning the business, intellectual property, properties and personnel of Panopticon and its subsidiaries as the other party may reasonably request;

—	provide to us and our accountants, counsel and other representatives true, correct and complete copies of internal financial statements promptly upon request;

—	cause the officers, counsel or other representatives of Panopticon and its subsidiaries to promptly notify us of and to discuss any material changes or developments in the operational matters of

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Panopticon and its subsidiaries and the general status of the ongoing business and operations of Panopticon and its subsidiaries;

—	notify us promptly regarding any litigation claim initiated or threatened against Panopticon or its subsidiaries, notify us of any material developments in any such claim and consult in good faith with us regarding the conduct of the defense of any such claim;

—	except as otherwise required by applicable law, not issue or cause the publication of any press release or other public announcement with respect to the Share Purchase without our consent;

—	subject to customary exceptions, maintain the confidentiality after the closing of proprietary information regarding Panopticon, its subsidiaries and Datawatch; and

—	not (i) solicit, initiate, facilitate, seek, entertain, encourage or support any inquiry, proposal or offer from any person (other than Datawatch) in respect of an acquisition transaction; (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any person (other than Datawatch) in respect of an acquisition transaction; or (c) accept any proposal or offer from any person (other than Datawatch) in respect of an acquisition transaction.

Each Seller has further agreed to release Panopticon, its subsidiaries and Datawatch from any claims arising prior to closing other than those arising from or relating to compensation earned for services performed prior to closing.

One Seller, Willem De Geer, Panopticon’s managing director, has additionally agreed to noncompetition and nonsolicitation restrictions in the Stock Purchase Agreement covering the two-year period following the closing.

We have agreed to:

—	prepare and file with the SEC, no later than 60 days following the closing, a registration statement on Form S-3 (or such other form appropriate for such purpose and which we are then eligible to use) covering the resale of all of our common stock acquired by the Sellers (or their permitted transferees) in the Share Purchase; and

—	use our commercially reasonable efforts to keep such registration statement effective for a period of up to two (2) years thereafter or, if earlier, until the distribution contemplated in such registration statement has been completed.

Termination of the Stock Purchase Agreement Under Specified Circumstances

The Stock Purchase Agreement may be terminated at any time prior to the closing (unless indicated otherwise below):

—	by mutual written consent of us and the Sellers’ Representative;

—	by either us, Panopticon or the Sellers’ Representative if the Share Purchase shall not have been consummated on or before October 31, 2013, provided that the right to terminate shall not be available to any party whose breach under the Stock Purchase Agreement has been the cause of the failure of the Share Purchase to be consummated before such date;

—	by either us or the Sellers’ Representative if a court or other governmental authority shall have issued

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a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of making consummation of the Transactions illegal;

—	by us, if at any time the Sellers or holders of Panopticon options have breached any of their representations, warranties or covenants in the Stock Purchase Agreement and such breach (if curable) has not been cured within 30 days after written notice thereof to the Sellers’ Representative;

—	by the Sellers’ Representative, if at any time we have breached any of our representations, warranties or covenants in the Stock Purchase Agreement and such breach (if curable) has not been cured within 30 days after written notice thereof to us; and

—	by us, if approval of our stockholders of the Share Purchase is not obtained at the Special Meeting.

No party has the right to terminate the Stock Purchase Agreement by reason of a change in control of Datawatch which occurs, or is announced, prior to Closing.

Expenses and Reimbursement

Generally, all external transaction costs and expenses invoiced to the parties in connection with the Stock Purchase Agreement are the responsibility of the relevant party incurring such fees and expenses, whether or not the Share Purchase is consummated, provided that we are authorized to reduce the number of Consideration Shares by an amount equivalent to the value of such transaction costs and expenses, any related taxes and to pay such amounts directly to the recipients, either in shares of our common stock or in cash.

Representations and Warranties

The Stock Purchase Agreement contains customary representations and warranties regarding Panopticon relating to, among other things:

—	organization and corporate power;

—	capitalization;

—	authority to enter into the Stock Purchase Agreement and perform its obligations thereunder;

—	noncontravention of agreements;

—	financial statements;

—	absence of certain changes;

—	absence of undisclosed liabilities;

—	absence of litigation;

—	restrictions on business activities;

—	intellectual property;

—	interested person transactions;

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—	material contracts;

—	accounts receivable;

—	title to properties;

—	taxes;

—	employee matters and benefit plans;

—	permits;

—	banks and brokerage accounts;

—	insurance;

—	compliance with laws;

—	minute books;

—	customers;

—	the absence of brokerage or finders’ fees or agents’ commissions;

—	environmental matters; and

—	the absence of foreign corrupt practices.

The Stock Purchase Agreement contains certain customary representations and warranties of Panopticon’s shareholders relating to, among other things:

—	power and authorization for execution and delivery of the Stock Purchase Agreement;

—	due authorization;

—	noncontravention of agreements;

—	title to the Panopticon shares;

—	tax and legal matters;

—	absence of litigation; and

—	U.S. securities law matters.

The Stock Purchase Agreement contains certain customary representations and warranties of us relating to, among other things:

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—	corporate organization and authority;

—	Noncontravention of agreements and laws;

—	SEC compliance; and

—	title to Datawatch shares;

The representations and warranties of the parties to the Stock Purchase Agreement are subject to materiality and knowledge qualifiers in many respects, as well as exceptions contained in disclosure schedules to the Stock Purchase Agreement.

This description of the representations and warranties is included to provide investors with information regarding the terms of the Stock Purchase Agreement. It is not intended to provide any other factual information about us, Panopticon, Panopticon’s shareholders or our subsidiaries. The assertions embodied in the representations and warranties are subject to qualifications and exceptions and are for the benefit of the parties to the Stock Purchase Agreement only. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Sellers’ Indemnification Obligations and Holdback Shares

The Sellers have made certain covenants to indemnify Datawatch for breaches of representations and warranties regarding Panopticon and the Sellers as well as covenants made by Panopticon and the Sellers, subject to the limitations and other terms and conditions set forth in the Stock Purchase Agreement. To provide security for these obligations, we will hold back 10% of the Consideration Shares at Closing, to be issued to the Sellers once a holdback period of fifteen months from Closing has expired, except to the extent of outstanding indemnity claims.

PANOPTICON BUSINESS

Overview

Panopticon Software AB and its subsidiaries (collectively referred to in this section as Panopticon) provide visual data discovery software products and related services that are optimized for monitoring and analysis of real-time streaming data. Panopticon’s clients use its visual data discovery software to speed up business processes, reduce operational and investment risks, and identify patterns to increase sales and profits. Panopticon was founded in 2002.

Panopticon is headquartered in Stockholm, Sweden and has offices and subsidiaries in the U.S. and the U.K., as well as global resellers and business partners.

Strategy

Panopticon´s main strategic objective is to be at the forefront of technology development in the rapidly changing area of business intelligence and analytics by offering visual data discovery software products and related services that are optimized for monitoring and analysis of real-time data. Panopticon has identified a number of key market trends upon which its strategic direction is based, including the following:

—	“More and more data”, which is the phenomenon referred to as “Big Data”;

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—	“Fast and faster data”, which businesses require to make real time decisions;

—	End-users’ need to fully understand their data in order to put the business insights in the appropriate context to be actionable; and

—	Data is often available in information silos and has different formats, but users want one holistic view of all data.

As Big Data and business intelligence have evolved over the past several years, two trends have continued to emerge: big data variety and big data velocity. With its ability to deliver real-time velocity to big data applications, Panopticon has focused its marketing and sales efforts on companies in financial services and capital markets, which have an essential need for real-time data and decision-making. These organizations have the requirement of seeing intra-day transactions to evaluate the opportunity and risk involved in doing business in today’s financial markets. This strategy has allowed Panopticon to minimize their competition and focus on hiring domain experts in capital markets to help them distinguish themselves in client situations.

Panopticon’s longer term strategy, which is accelerated by the proposed acquisition by Datawatch, is to take the Panopticon solution to the broader visual data discovery market. Datawatch can leverage the real-time capabilities of Panopticon and the difference between visual data discovery and simple visualization to pursue a competitive strategy against more general purpose visualization vendors and to change the buying decision of customers from simple visualization to real-time, visual data discovery. Further, by emphasizing data velocity and data variety, two key aspects of Big Data solutions, Datawatch can expand the Panopticon product offering beyond capital markets into all other vertical markets.

To build a world leading product portfolio and product roadmap, Panopticon invests significant resources in research and development. See “—Research and Development” below for additional information.  In order to achieve a high return on investment on its research and development activities, Panopticon intends to continue to expand internationally by entering new markets and verticals to increase its client base.

Products

Panopticon allows business users to design and publish sophisticated real-time dashboards for visual data analysis and discovery in minutes. Built for fast deployment throughout the enterprise, at the workgroup level or even on public websites, Panopticon is a complete visual data discovery platform, which has the following primary components:

  Panopticon Designer:  Installed onto a Windows desktop and used to design and analyze interactive visual workbooks that can be saved to the filing system or published to Panopticon Server for enterprise delivery to users.
  Panopticon Server:  Installed on a Windows or Java server for enterprise delivery of interactive Panopticon dashboards. Panopticon Server also provides secure workbook and data access and can act as a caching data conduit.
  Panopticon Viewer:  Renders Panopticon dashboards as Java applets for devices that support Java and as HTML5-based versions for devices without Java support, including Apple iPads, Android tablets and most smartphones. The Java applet and HTML5 versions of the Panopticon Viewer offer the same analytical capabilities as the desktop-installed Panopticon Designer component.

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  Panopticon Embed:  Allows users to embed complete Panopticon dashboards, including the interactive dashboard itself, data connectivity and the StreamCube in-memory OLAP data model, into applications. Panopticon Embed requires minimal coding and provides users with a seamless user experience for third party ISV and proprietary corporate applications.

Panopticon minimizes the total latency for informed decision-making through:

  Real-time streaming data retrieval: Data is retrieved as it changes with no need to wait for a one-time static report.
  In-memory OLAP cubes supporting multidimensional analysis: Users can aggregate, dissect, filter and screen their data as required.
  Time series data analysis: Users can load historical data and analyze it across adjustable time windows and time periods or perform simple delta analysis.
  Pre-attentive visual data analysis techniques: Panopticon utilizes high-density visualizations specifically designed to identify trends, outliers, and clustering in order to ensure fast comprehension. Users can screen their data interactively; the data visualizations update instantly to reflect changes in filter criteria or changes in the source data. "Chart junk" such as shadows, beveling and 3D effects, is not included since it creates cognitive delays that slow down effective understanding of data.

Panopticon believes that it is unique in its ability to handle true real-time streaming data feeds from message queues, CEP engines, OData sources, and tick databases. The platform also federates data from real-time sources with other real-time streams or reference data stored in relational databases and flat files. This differentiation enables Panopticon to offer unique real-time visualization solutions to markets including capital markets, logistics, energy, oil and gas, telecommunications and machine data analytics.

Sales and Marketing

Panopticon distributes its products both directly and through business partners such as value-added resellers, OEMs and system integrators. Panopticon’s value-added resellers include SAP, Thomson Reuters and OneMarketData. Panopticon’s OEM partners include Callidus Software, Deltek, StreamBase Systems and Portware. While the majority of Panopticon’s sales have come from the financial services market, Panopticon’s real-time visual discovery software addresses a broad range of industries, including retail, pharmaceuticals, energy, telecommunications, government and technology. Most of Panopticon’s business originates in the United States and Europe. Panopticon has a direct sales team with offices in New York City and London.

Panopticon also promotes its real-time visual discovery software through email campaigns, e-newsletters, its website, webinars and social media marketing venues such as Facebook, Twitter and YouTube.

Research and Development

Panopticon invests in research and development of current and emerging technologies that it deems critical to maintaining its competitive position in the data visualization market. Many factors are involved in determining the strategic direction of Panopticon’s research and development focus, including the key market trends identified above in the section titled “—Strategy”.

The ability to handle very large quantities of multivariate time series data is an essential element in a complete visual analysis system. Panopticon has developed a range of specialized data visualizations, including horizon graphs, stack graphs and line graphs, designed specifically to make analyzing historical data easier and more efficient.

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Panopticon’s ability to connect to columnar tick databases like Kx and OneTick, as well as standard relational databases and OData sources, is key to supporting fast, responsive multi-dimensional analysis of time series data. Panopticon’s time series capabilities are especially important for users in capital markets applications assessing risk, performance, trading activity, and other very large time-stamped data sets.

Panopticon’s StreamCube™ in-memory data model is designed for speed. This helps the dashboards do more than simply display information. A user can interact with the data on-the-fly and analyze extremely large data sets in a real-time environment. The system responds almost instantly to new filter selections and changes in the data hierarchy. For example, in a capital markets application, a user can build a dashboard designed to analyze performance and risk for a portfolio of equities that allows the user to instantly change from a hierarchy based on geography to one based on industry sector. This helps the user spot underlying patterns and outliers that might be hidden in a one dimensional view of the data.

Panopticon’s primary research and development is performed in Stockholm, Sweden.

Proprietary Rights and Licenses

Panopticon relies on a combination of copyright and trade secret laws, confidentiality procedures and contractual provisions to protect its proprietary technology. Panopticon enters into confidentiality or license agreements with its employees, consultants and customers, and controls access to and distribution of its software, documentation and other proprietary information. Panopticon does not own any patents.

Competition

The visual data discovery software market is highly competitive and includes Tableau Software, Spotfire (part of Tibco) and QlikTech, as well as larger technology companies such as IBM, SAP, SAS and Oracle. Panopticon differentiates its visual data discovery software predominantly on its unique real-time capabilities, which makes in-house development the primary alternative to Panopticon’s visual discovery software.

Legal Proceedings

Panopticon is subject to legal proceedings, claims and liabilities, which arise in the ordinary course of business and are generally covered by insurance or are not material.

Facilities

Panopticon’s operations are headquartered in Stockholm, Sweden.  Panopticon does not own any real property. The business conducts its operations in leased properties pursuant to lease agreements with customary terms and conditions. The leased property in Stockholm is approximately 150 square meters and the lease expires in September 2016. Panopticon additionally uses office space pursuant to office services agreements for shared facilities in New York and London.

Employees

As of December 31, 2012, Panopticon employed 15 employees based primarily in Sweden, as well as in the United Kingdom and the United States. In addition to the full-time employees, Panopticon has contracts with seven full-time independent contractors.

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PROPOSAL 2

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING OF STOCKHOLDERS

You may be asked to vote to approve a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the other proposals set forth in this proxy statement. We currently do not intend to propose adjournment or postponement of the Special Meeting of stockholders if there are sufficient votes to approve the other proposals.

Vote Required

Pursuant to our bylaws, the affirmative vote of a majority of the stockholders present in person or represented by proxy at a meeting and entitled to vote is required to approve the adjournment or postponement of the Special Meeting of stockholders. Abstentions will have no effect on this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the Special Meeting. Broker non-votes will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE PROPOSALS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PANOPTICON MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Panopticon’s financial conditions and results of operations together with Panopticon’s consolidated financial statements and related notes included as Annex B to this proxy statement. Some information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to Panopticon’s plans and strategy for its business, future events and future financial performance, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this proxy statement beginning on page 13 for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

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Overview

Panopticon develops and sells real-time data visualization software. Panopticon and its subsidiaries conduct its operations in Sweden, the U.K. and the U.S.

Panopticon software is used to monitor performance, analyze risk, detect fraud and identify anomalies in vast amounts of real time data. Panopticon’s visual data discovery technology supports fast, interactive analysis of large data sets and real-time data.

The primary market for Panopticon’s products is the financial services industry within the U.S. and Europe, although Panopticon’s software is also used within other industries that handle large volumes of data. Panopticon markets and sells its products through direct sales, as well as through partners and resellers around the world.

Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of Panopticon attached as Annex B have been prepared in accordance with International Financial Reporting Standards applicable to companies reporting under IFRS as issued by the IASB. These financial statements are the first consolidated financial statements prepared by Panopticon, and they are prepared in accordance with IFRS. The consolidated financial statements have been prepared under the historical cost convention. The principal accounting policies applied in the preparation of these consolidated financial statements are set out below and in note 2 to the consolidated financial statements. These policies have been consistently applied to all the years presented, unless otherwise stated.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying Panopticon’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in note 4 to the consolidated financial statements.

Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable, and represents amounts receivable for goods and services supplied, stated net of discounts, returns and value added taxes. Panopticon recognizes revenue when the amount of revenue is fixed and determinable; when it is probable that future economic benefits will flow to the entity; and when specific criteria have been met for each of the activities, as described below. Panopticon bases its estimate of returns on historical results, taking into consideration the type of customer, the type of transaction, market practice and the specifics of each arrangement.

Licenses as well as support and maintenance that are sold through partners and resellers are based on a model of revenue sharing and are recognized in the same manner as in direct sales to customers.

Licenses

Sales of perpetual licenses are recognized up-front, and subscription licenses are recognized on a straight line basis over the term of the contract, starting when the legal right to the license is transferred to the customer and the customer has full discretion over the license.

Support & Maintenance

Support and maintenance revenues are fees that the customers pay to obtain the right to updates of the software to new versions and customer support. These revenues are recognized on a straight line basis over the term of the contract.

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Results of Operations

Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Net Revenue

Net revenue was SEK 32,000,000 for the year ended December 31, 2012 compared to SEK 24,000,000 for the year ended December 31, 2011, representing an increase of SEK 8,000,000 or 33.3%.  License revenues amounted to SEK 25,200,000 in 2012 compared to SEK 19,900,000 in 2011, an increase of 27%. Support and maintenance revenues amounted to SEK 5,500,000 in 2012 compared to SEK 2,000,000 in 2011, representing an increase of SEK 3,500,000 or 169%.

During 2012, Panopticon experienced strong growth in its perpetual license business attributable to the North America and U.K. markets primarily within the financial services sector. During 2012 several large transactions were closed with major banks. A strategic partnership with Thomson Reuters resulted in revenues amounting to SEK 12,900,000 in 2012 compared to SEK 2,900,000 in 2011, representing an increase of 449%.

Panopticon transitioned its sales model from a direct sales model to a partner model and signed up its first important partner in late 2010. With this transformation Panopticon aligned its pricing model with its partners. The majority of partner sales consist of perpetual licenses which include support and maintenance resulting in higher support and maintenance revenue in 2012.

Other External Costs

Other external costs was SEK 20,300,000 for the year ended December 31, 2012 compared to SEK 15,600,000 for the year ended December 31, 2011, representing an increase of SEK 4,7 00,000 mainly attributable to increased general and administrative costs in order to support a global growth.

Employee Benefit Expense

Employee benefit expenses were SEK 15,800,000 for the year ended December 31, 2012 compared to SEK 16,100,000 for the year ended December 31, 2011, representing a decrease of SEK 300,000. A large portion of the employee benefit expense in 2011 represented stock compensation cost. As Panopticon’s largest stock option program became fully vested in December 2011, stock compensation expense has decreased significantly in 2012 moving from SEK 4,700,000 for the year ended December 31, 2011 to SEK (300,000) for the year ended December 31, 2012. Not including the stock option cost, employee benefits expense increased mainly due to new employees and employee salary increases to better reflect market conditions.

Depreciation and amortization

The cost of amortization and depreciation decreased to SEK 2,600,000 for the year ended December 31, 2012 compared to SEK 3,300,000 for the year ended December 31, 2011. The decrease is the result of a legacy distribution right asset that became fully amortized and subsequently disposed in 2011.

Other operating expenses and other operating costs

Other operating income and other operating expenses consist mainly of exchange rate differences. For the year ended December 31, 2012 the exchange rate loss was SEK 900,000 while for the year ended December 31, 2011 the exchange rate income was SEK 300,000. The loss is attributable to the foreign exchange risk arising from currency exposures primarily with respect to the U.S. dollar and the U.K. pound.

Financial income

Financial income is attributable to interest received on bank accounts.

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Income tax

Panopticon recorded a deferred tax asset of SEK 200,000 for the year ended December 31, 2012, relating to its U.S. subsidiary. No deferred tax asset was recorded for the year ended December 31, 2011. No deferred tax asset has been recorded for the parent company. The income tax expense in 2011 consists of taxes owed by Panopticon’s U.S. subsidiary.

Liquidity and Capital Resources

Panopticon’s primary sources of liquidity have been through cash generated from operations and funding through new share issues. Panopticon had cash and cash equivalent of SEK 13,000,000 as of December 31, 2012 compared to SEK 14,300,000 as of December 31, 2011.

Panopticon management believes that its ability to obtain funding from the sources described above will continue to provide the cash flows necessary to satisfy working capital requirements and capital expenditure requirements for the next twelve months.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined business based upon the historical financial statements of Datawatch and Panopticon, after giving effect to the Share Purchase and adjustments described in the following footnotes, and are intended to reflect the impact of the Share Purchase on Datawatch.

Datawatch has entered into the Stock Purchase Agreement under which it has agreed to issue of up to 23.6% of the outstanding shares of the its common stock (determined on an adjusted basis, as described elsewhere in this proxy statement) immediately following completion of the Share Purchase, which we refer to as the Consideration Shares in this proxy statement, as consideration for the purchase of 100% of the outstanding capital stock of Panopticon. Under the Stock Purchase Agreement:

  10% of the Consideration Shares will be held back at the closing and retained by us for fifteen months as security for the indemnification obligations of the Sellers under the Stock Purchase Agreement;
  a number of Consideration Shares will be reserved for issuance pursuant to stock options to be issued by us to employees, contractors and board advisors of Panopticon in substitution for outstanding options for Panopticon stock which they hold as of the closing; and
  a number of Consideration Shares will be paid to certain management personnel of Panopticon in satisfaction of change of control bonuses to which they will be entitled to receive from Panopticon upon the closing of the Share Purchase.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma condensed combined financial information that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been prepared by management in accordance with the regulations of the Securities and Exchange Commission (the "SEC") and is not necessarily indicative of the condensed combined financial position or results of operations that would have been realized had the Share Purchase occurred as of the dates indicated, nor is it meant to be indicative of any anticipated condensed combined financial position or future results of operations that the combined business will experience after the Share Purchase. In addition, the accompanying unaudited pro forma condensed combined statement of operations does not include any expected cost savings or restructuring actions which may be achievable subsequent to the Share Purchase or the impact of any non-recurring activity and one-time transaction related costs. Certain cost savings and revenue synergies may result from the Share Purchase. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of overhead, distribution and other operating expenses, changes in corporate infrastructure, the elimination of duplicative facilities and the leveraging of consolidated annual external purchases. Revenue synergies, if achieved, could result from, among other things, the cross-selling of Datawatch products through Panopticon distribution channels outside the U.S. Certain financial information of Panopticon as presented in its combined financial information has been restated to reflect certain adjustments and reclassifications to Panopticon’s IFRS based combined financial information on a consistent U.S. GAAP basis with Datawatch for purposes of preparation of the unaudited pro forma condensed combined financial information.

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions as well as the following information, including the applicable underlying financial information of Datawatch and Panopticon:

—	Current Reports on Form 8-K filed with the SEC on June 17, 2013 and June 20, 2013;

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—	Unaudited Consolidated Financial Statements of Datawatch, and notes thereto, as of and for the quarter ending March 31, 2013, included in Datawatch’s Form 10-Q filed with the SEC on May 13, 2013,

—	Audited Consolidated Financial Statements of Datawatch, and notes thereto, as of and for the year ended September 30, 2012, included in Datawatch’s Annual Report on Form 10-K filed with the SEC on December 21, 2012; and

—	Audited Financial Statements of Panopticon, and notes thereto, as of and for the years ended December 31, 2012 and 2011, prepared in accordance with IFRS and attached as Annex B to this proxy statement.

The unaudited pro forma condensed combined balance sheet reflects the Share Purchase as if it has been consummated on March 31, 2013. The Panopticon condensed combined balance sheet has been converted from Swedish Krona, or SEK, to U.S. Dollars at the average daily exchange rate as of December 31, 2012.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2012 combines Datawatch’s historical results for the fiscal year ended September 30, 2012 with Panopticon historical results for the year ended December 31, 2012 as if the transaction had been consummated on October 1, 2011. The Panopticon condensed consolidated statement of operations has been converted from Swedish Krona, or SEK, to U.S. Dollars at the average daily exchange rate for the year ended December 31, 2012 of 6,775 SEK per U.S. dollar.

The unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2013 combines Datawatch’s historical results for the six months ended March 31, 2013 with Panopticon historical results for the six months ended December 31, 2012 as if the Share Purchase had been consummated on January 1, 2012. The Panopticon condensed consolidated statement of operations has been converted from Swedish Krona, or SEK, to U.S. Dollars at the average daily exchange rate for the six months ended December 31, 2012 of 6,704 SEK per U.S. dollar.

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DATAWATCH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2013

(in thousands)

	Historical Datawatch at March 31, 2013 ($)	Historical Panopticon at December 31, 2012 (SEK)	U.S. GAAP Adjustments Note 3 (SEK)	Historical Panopticon U.S. GAAP December 31, 2012 ($)	Pro Forma Adjustments Note X ($)	Pro Forma Combined ($)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$9,680	12,967	-	1,990		11,670
Accounts receivable and unbilled receivables, net	4,142	3,985	(244)(a2)	575	-	4,717
Unbilled receivables	-	7,289	(7,197)(a2)	14	510(b5)	524
Inventories	53	-	-	-		53
Prepaid expenses	935	710	-	109		1,044

Total current assets	14,810	24,951	(7,441)	2,688	510	18,008

Property and equipment, net	288	21		3		291
Acquired intellectual property, net	6,883	-	-	-	11,440(b3)	18,323
Goodwill	-	-	-	-	20,025(b4)	20,025
Other intangible assets, net	772	4,150	(4,150)(a1)	-		772
Other long-term assets	244	-	-	-		244
Deferred tax assets		163	(163)(a4)	-

Total assets	$22,997	29,285	(11,754)	2,691	31,975	57,663

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Revolving line of credit	$900	-	-	-	-	900
Accounts payable	845	490	-	75	-	920
Accrued expenses	1,512	5,651	(1,492)(a3)	638	3,071(b9)	5,221
Deferred revenue	6,114	7,052	7,397(a2)	2,218	(2,056)(b7)	6,276

Total current liabilities	9,371	13,193	5,905	2,931	1,015	13,317

LONG-TERM LIABILITIES:
Note payable, net	3,062	-	-	-	-	3,062
Deferred revenue	228	1,020	-	157	(157)(b7)	228
Deferred tax liability	-	-	-	-	1,781(b6)	1,781
Other liabilities	213	-	-	-	-	213

Total long-term liabilities	3,503	1,020	-	157	1,624	5,284

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Common Stock	65	825	-	127	(127)(b1)	84
					19(b2)
Additional paid-in capital	28,005	53,860	-	8,266	(8,266)(b1)	56,925
					28,920(b2)
Accumulated deficit	(16,672)	(40,033)	(17,659)(a5)	(8,854)	8,854(b1)	(16,672)
Accumulated other comprehensive income	(1,135)	420	-	64	(64)(b2)	(1,135)
	10,263	15,072	(17,659)	(397)	29,336	39,202
Less treasury stock, at cost	(140)	-	-	-	-	(140)

Total shareholder's equity	10,123	15,072	(17,659)	(397)	29,336	39,062

Total liabilities and shareholder's equity	$22,997	29,285	(11,754)	2,691	30,798	57,663

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DATAWATCH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended September 30, 2012

(in thousands, except per share amounts)

	Historical Datawatch For the year ended September 30, 2012 ($)	Historical Panopticon For the year ended December 31, 2012 (SEK)	U.S. GAAP Adjustments (Note 3) (SEK)	Historical Panopticon For the year ended December 31, 2012 ($)	Pro Forma Adjustments (Note X) ($)	Pro Forma Combined ($)

REVENUE:
Software licenses	$16,800	25,189	(11,515)(a2)	2,018	-	18,818
Maintenance	7,902	5,519	(682)(a2)	714	-	8,616
Professional services	1,304	1,275	(662)(a2)	90	-	1,394

Total revenue	26,006	31,983	(12,859)	2,822	-	28,828

COSTS AND EXPENSES:
Cost of software licenses	2,270	-	-	-	435(b3)	2,705
Cost of maintenance and services	2,530	2,709	182(a3)	427	-	2,957
Sales and marketing	12,263	16,298	10(a3)	2,407	577(b3)	15,247
Engineering and product development	2,790	8,893	(2,541)(a1)(a3)	937	-	3,727
General and administrative	4,610	10,741	-	1,585	-	6,195

Total costs and expenses	24,463	38,641	(2,349)	5,356	1,012	30,831

INCOME (LOSS) FROM OPERATIONS	1,543	(6,658)	(10,510)	(2,534)	(1,012)	(2,003)
Interest income and other expense, net	(333)	74	-	11	-	(322)
Foreign currency transaction losses	(126)	(899)	-	(133)	-	(259)

INCOME (LOSS) FROM OPERATIONS BEFORE TAXES	1,084	(7,483)	(10,510)	(2,656)	(1,012)	(2,584)
(Provision) Benefit for income taxes	(50)	134	(169)(a4)	(5)		(55)

NET INCOME	$1,034	7,349	(10,679)	(2,661)	(1,012)	(2,639)

Net income per share - basic	$0.17					(0.33)
Net income per share - diluted	$0.15					(0.33)

Weighted-average shares outstanding - basic	6,252				1,865(b8)	8,117
Weighted-average shares outstanding - diluted	6,730				1,387(b8)	8,117

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DATAWATCH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the six months ended March 31, 2013

(in thousands, except per share amounts)

	Historical Datawatch Six Months Ended March 31, 2013 ($)	Historical Panopticon Six Months Ended December 31, 2012 (SEK)	U.S. GAAP Adjustments (Note 3) (SEK)	Historical Panopricon Six Months Ended December 31, 2012 ($)	Pro Forma Adjustments ($)	Pro Forma Combined ($)

REVENUE:
Software licenses	$8,627	17,085	(11,515)(a2)	831		9,458
Maintenance	4,633	3,556	(499)(a2)	456		5,089
Professional services	392	1,120	(539)(a2)	86		478

Total revenue	13,652	21,761	(12,553)	1,373	-	15,025

COSTS AND EXPENSES:
Cost of software licenses	1,052	-	-	-	218(b3)	1,270
Cost of maintenance and services	1,095	1,041	168(a3)	180		1,275
Sales and marketing	7,994	9,438	-	1,408	289(b3)	9,691
Engineering and product development	1,602	5,025	(1,277)(a1)	559		2,161
General and administrative	2,437	5,070	-	756		3,193

Total costs and expenses	14,180	20,574	(1,109)	2,903	507	17,590

INCOME (LOSS) FROM OPERATIONS	(528)	1,187	(11,444)	(1,530)	(507)	(2,565)
Interest income and other expense, net	(317)	74	-	11		(306)
Foreign currency transaction (losses) gains		(1,038)	-	(155)		(155)

INCOME (LOSS) FROM OPERATIONS BEFORE TAXES	(845)	223	(11,444)	(1,674)	(507)	(3,026)
(Provision) Benefit for income taxes	(3)	148	(168)(a4)	(3)		(6)

NET INCOME	$(848)	371	(11,612)	(1,677)	(507)	(3,032)

Net income per share - basic	$(0.13)					$(0.37)
Net income per share - diluted	$(0.13)					$(0.37)

Weighted-average shares outstanding - basic	6,403				1,865(b8)	8,268
Weighted-average shares outstanding - diluted	6,403				1,865(b8)	8,268

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Share Purchase

The accompanying unaudited pro forma condensed combined financial information present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Datawatch and Panopticon, after giving effect to the Share Purchase and adjustments described in the following footnotes, and are intended to reflect the impact of this transaction on Datawatch.

2. Basis of Presentation

The Share Purchase will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) “Business Combinations,” (“ASC 805”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2013 assumes the Share Purchase was completed on March 31, 2013. The unaudited pro forma condensed combined information of operations for the year ended September 30, 2012 and six months end March 31, 2013 assume the Share Purchase was completed on October 1, 2011. The unaudited pro forma condensed combined financial information is based upon and derived from and should be read in conjunction with the historical audited financial statements of Datawatch and the historical audited combined financial statements of Panopticon prepared in accordance with International Financial Reporting Standards (“IFRS”) for the year ended December 31, 2012, which were adjusted to reflect Panopticon's combined financial information on a consistent U.S. GAAP basis with Datawatch. The IFRS to U.S. GAAP adjustments are unaudited. Certain financial statements captions were changed from Panopticon’s IFRS financial statements to conform to Datawatch’s financial statement captions.

3. Adjustments from IFRS to U.S. GAAP

The unaudited pro forma condensed combined balance sheet as of March 31, 2013 and the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2012 includes information from the historical audited combined financial statements of Panopticon for the year ended December 31, 2012, prepared using IFRS refer to IFRS consolidated financial statements of Panopticon for the two years ended December 31, 2012 and 2011), which were adjusted to reflect Panopticon's consolidated financial statements on a consistent U.S. GAAP basis with Datawatch. These adjustments to U.S. GAAP are unaudited.

(a1)	Reflects adjustment to expense development costs that were capitalized under IFRS. U.S. GAAP requires these development costs to be expensed as incurred. The adjustments to the unaudited pro forma condensed combined statements of operations reflects the net impact of current period expense under U.S. GAAP and the reversal of any amortization expense recorded in the corresponding period under IFRS.

(a2)	Reflects adjustment of revenue recognized on certain transactions with a reseller which contained clauses which provided for the possibility of unspecified amount of refunds which were under the control of the reseller and as a result do not qualify as revenue in accordance with U.S. GAAP.

(a3)	Reflects adjustment of certain tax accruals related to stock option grants. The tax is due when and if the options are exercised and would not be accrued under U.S. GAAP.

(a4)	Represents the estimated deferred taxes, tax liabilities, and income tax expense related to the U.S. GAAP adjustments reflected in the unaudited pro forma condensed combined financial statements.

(a5)	Represents the effect on shareholders’ equity of entries a1 through a4.

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At this time, Datawatch is not aware of any other differences between Panopticon's IFRS-based consolidated financial statements and financial information presented in accordance with U.S. GAAP that would have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The accompanying unaudited pro forma condensed combined financial information present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Datawatch and Panopticon, after giving effect to the Panopticon transaction and adjustments described in the following footnotes, and are intended to reflect the impact of this transaction on Datawatch.

4. Preliminary Purchase Price Allocation

A summary of the purchase price allocations for the Share Purchase are as follows (in thousands):

Purchase consideration:
Value of shares exchanged at March 31, 2013 price of $15.01	$ 27,977
Value of replacement options granted	962

Total purchase consideration	28,939

Allocation of the purchase consideration:
Cash	1,990
Accounts receivable and unbilled receivables	2,241
Other assets	112
Identifiable intangible assets	11,440
Goodwill	18,848
Total assets acquired	$ 34,631

Current liabilities	3,784
Deferred revenue	127
Deferred tax liability	1,781
Total liabilities acquired	5,692

Net assets acquired	$ 28,939

The above purchase consideration is based upon Datawatch’s March 31, 2012 stock price. The final purchase consideration will be determined based upon Datawatch’s stock price on the day of the closing. As of July 23, 2013 Datawatch’s stock price was $19.19.

5. Pro Forma Adjustments

The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained.

(b1)	This adjustment reflects the elimination of the historical equity of Panopticon,

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(b2)	These adjustments reflect the consideration transferred of approximately $29 million in shares and the issuance of replacement options based upon Datawatch’s stock price on March 31, 2013.

(b3)	Reflects the pro forma impact of the recognized intangible assets of Panopticon. The preliminary estimate of the fair value of intangible assets and related amortization expenses is as follows:

	Preliminary Fair Value	Estimated Weighted Average Life (years)	Amortization Expense for the Year ended September 30, 2012	Amortization Expense for Six Months Ended March 31, 2012
Developed Technology	6,530	15.0	435	218
Customer relationships	4,800	9.0	533	267
Trade Name	110	2.5	44	22
Pro forma adjustments	11,440	6.63	1,012	507

The estimated fair value of the acquired technology was determined based on estimates of expected future cash flows using the relief from royalty method. The estimated fair value of the customer relationships was determined based on estimates of expected cash flows using the multi-period excess earnings method. The present value of future cash flows was then determined utilizing an estimate of the appropriate discount rate which is consistent with the uncertainties of the cash flows utilized. For purposes of preparing the unaudited pro forma condensed combined financial statements, Datawatch used publicly available information, market participant assumptions, Panopticon's existing cost and development assumptions, expected synergies and other cost savings that a market participant would be expected to realize as a result of the Share Purchase and certain other high-level assumptions. Amortization expense will be recorded on a straight-line basis over the expected life of the customer relationships developed technology and trade name which approximates expected future cash flows. The carrying value of the trade name and customer relationship assets will be periodically reviewed to determine if the facts and circumstances suggest that a potential impairment may have occurred. Impairment charges, if any, will be recorded in the period in which the impairment occurs.

(b4)	Reflects the recognized goodwill which represents the excess of the preliminary consideration transferred over the fair value of the assets acquired and liabilities assumed. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, Datawatch will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is not expected to be deductible for tax purposes.

(b5)	Recognize amounts which are due under contractual rental arrangements which do not require delivery of additional products.

(b6)	Represents the deferred tax liability of approximately $1.8 million net of available deferred tax assets has been recorded using the applicable statutory rate of 22.0% based on the preliminary step up value of $11,440 that has been allocated to acquired amortizable intangible assets. No adjustment has been made to the pro forma tax provision as the pro forma combined results are a combined loss and neither Company has been benefiting its losses under U.S. GAAP. The pro forma tax provision represents minimum taxes payable.

(b7)	Adjustment to reduce the historical deferred revenue of Panopticon to its estimated fair market value.

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(b8)	To reflect (i) the elimination of Datawatch’s common stock equivalents included in the diluted earnings per share as the pro forma combined results are a loss and (ii) the assumed issuance of basic common shares as a result of the transaction, assuming this transaction occurred at the beginning of the period.

(b9)	Adjustment to reflect an estimate of a tax contingency related to the Share Purchase.

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PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of July 15, 2013 certain information regarding beneficial ownership of the Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock outstanding at such date; (ii) by each director of the Company; (iii) by each named executive officer identified in the Summary Compensation Table included in Datawatch’s most recent annual meeting proxy statement; and (iv) by all current directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares of Common Stock(2)
James Wood(3)	944,229	14.46%
Christopher T. Cox(4)	690,799	10.58%
Michael A. Morrison(5)	507,101	7.77%
Richard de J. Osborne(6)	415,168	6.36%
David C. Mahoney(7)	232,982	3.57%
Terry W. Potter(8)	43,761	*
Murray P. Fish(9)	38,499	*
Harvey C. Gross(10)	33,125	*
Thomas H. Kelly(11)	27,833	*
Daniel F. Incropera(12)	20,987	*
All current directors and executive officers as a group (eleven persons)(13)	2,232,769	34.19%
WC Capital, LLC(3)(4) c/o James Wood 116 East Saddle River Road Saddle River, New Jersey 07458	689,966	10.57%
Doug Pauly & Katie Pauly Comm Prop(14) 1509 First Street Wenatchee, WA 98801	455,395	6.97%

______________________

*Less than one percent.

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(1)	Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, Massachusetts 01824.
(2)	The number of shares of Common Stock deemed outstanding includes (i) 6,529,672 shares of Common Stock outstanding as of July 15, 2013 and (ii) with respect to each individual, the number of options to purchase shares of Common Stock which may be exercised by such individual within 60 days of July 15, 2013 and any restricted stock units that will have vested within 60 days of July 15, 2013.
(3)	Includes 15,000 options that may be exercised within 60 days of July 15, 2013. Also includes 689,966 shares held by WC Capital, LLC. Mr. Wood, as a Managing Principal of WC Capital, LLC, shares the power to vote and dispose of all 689,966 shares of the Common Stock held by WC Capital, LLC.
(4)	Includes 689,966 shares held by WC Capital, LLC. Mr. Cox, as a Managing Member of WC Capital, LLC, shares the power to vote and dispose of all 689,966 shares of the Common Stock held by WC Capital, LLC. Also includes 833 restricted stock units that will have vested within 60 days of July 15, 2013.
(5)	Includes 13,500 shares owned by Mr. Morrison’s wife as custodian for five UTMA accounts and 4,358 shares of which are owned by Mr. Morrison’s wife. Mr. Morrison disclaims beneficial ownership of the 13,500 shares in the UTMA accounts and the 4,358 shares held by his wife. Also includes 89,569 options that may be exercised within 60 days of July 15, 2013. Includes 124,358 shares owned by Mr. Morrison or his wife that are pledged as collateral to secure third party loans.
(6)	Includes 89,167 options that may be exercised within 60 days of July 15, 2013. Also includes 143,370 shares of Common Stock held by Carnegie Hill Associates, LLC. Mr. Osborne is the Managing Principal of Carnegie Hill Associates, LLC and may be deemed a beneficial owner of the shares held by Carnegie Hill Associates, LLC. Mr. Osborne disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(7)	Includes 834 restricted stock units that will have vested within 60 days of July 15, 2013.
(8)	Includes 5,000 options that may be exercised within 60 days of July 15, 2013.
(9)	As disclosed in the Company’s Form 8-K filed July 26, 2012, Mr. Fish resigned as an officer of the Company, effective August 15, 2012. Mr. Fish is a named executive officer for the fiscal year ended September 30, 2012, but is no longer an executive officer or employee of the Company as of the date hereof.
(10)	Includes 1,500 shares owned by Mr. Gross’ wife, 22,625 options that may be exercised within 60 days of July 15, 2013.
(11)	Includes 15,334 options that may be exercised within 60 days of July 15, 2013.
(12)	Includes 19,375 options that may be exercised within 60 days of July 15, 2013.
(13)	Includes 256,070 options that may be exercised within 60 days of July 15, 2013 and 1,667 restricted stock units that will have vested within 60 days of July 15, 2013.
(14)	Includes 305,384 shares held by Doug Pauly & Katie Pauly Comm Prop and 150,011 shares held by Northern Fruit Company, Inc. Share amounts obtained based on information included in a Schedule 13G filed by Doug Pauly, Katie Pauly and Northern Fruit Company, Inc.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of Datawatch must be received at the

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our principal executive offices not later than close of business on September 30, 2013. The deadline for providing timely notice to Datawatch of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of Datawatch is December 14, 2013. For any proposal that is not submitted for inclusion in the proxy statement for the fiscal year ended September 30, 2013 but is instead sought to be presented directly at the next annual meeting, SEC rules permit management to vote proxies in its discretion if Datawatch: (1) receives notice of the proposal before the close of business on December 14, 2013, and advises stockholders in the next proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on December 14, 2013. Notices of intention to present proposals at the next annual meeting should be addressed to: Chief Executive Officer, Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824. In order to curtail controversy as to the date on which a proposal was received by Datawatch, it is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we subsequently file with the SEC prior to the Special Meeting will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below and any future filings we make with the SEC prior to the Special Meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

(a) The Annual Report of Datawatch on Form 10-K for the fiscal year ended September 30, 2012, which contains audited financial statements of Datawatch for the fiscal year ended September 30, 2012 (File No. 000-19960); and

(b) The Quarterly Reports of Datawatch on Form 10-Q for the fiscal quarters ended December 30, 2012 and March 31, 2013 and the Current Reports of Datawatch on Form 8-K filed on November 27, 2012, January 22, 2013, January 24, 2013, April 25, 2013, June 17, 2013 and June 20, 2013 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed) (File No. 000-19960).

You may obtain copies of these documents, other than exhibits, free of charge on our website, www.datawatch.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov.

OTHER MATTERS ARISING AT THE SPECIAL MEETING

The matters referred to in the Notice of Special Meeting and described in this proxy statement are, to the knowledge of our Board of Directors, the only matters that will be presented for consideration at the Special Meeting. If any other matters should properly come before the Special Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

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EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by Datawatch, and in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Datawatch stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of Datawatch or by certain outside proxy solicitation services may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the proxy statement and the annual report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents were delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request either to Investor Relations, Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824 or to investor@datawatch.com or an oral request by calling the Company’s Investor Relations group at (978) 441-2200, ext. 8323. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and annual report and who would prefer to receive a single copy of such materials may instruct us accordingly by directing that request to Datawatch in the manner provided above.

OTHER BUSINESS

Our Board of Directors knows of no business that will be presented for consideration at the Special Meeting other than those items stated above. If any other business should come before the Special Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

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ANNEX A

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

dated as of June 14, 2013

by and among

Datawatch Corporation, as Parent and Purchaser,

The Shareholders set out herein,

The Optionholders set out herein,

Panopticon Software AB, solely for the purposes specified herein,

and

Willem De Geer, as the Representative

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of June 14, 2013 (this “Agreement”), is by and among Datawatch Corporation, a Delaware corporation (“Parent” and, subject to Section 5.2, “Purchaser”), the shareholders of Panopticon Software AB, a Swedish company limited by shares (the “Company”) who are parties to this Agreement and whose names are set forth in Exhibit A under the headline “Shareholders” (the “Shareholders”), certain optionsholders set forth in Exhibit A under the headline “Optionholders” (the “Optionholders”), the Representative and, solely for the purpose of acceding to the covenants of the Company set forth in Articles 5 and 9, the Company. Certain capitalized terms used herein have the meanings assigned to them in Section 9.1.

BACKGROUND

The board of directors of each of Parent and the Company has determined that the execution, delivery and performance of this Agreement and the consummation of the Transactions would be advisable and in the best interests of their respective shareholders and, subject to the terms and conditions set forth herein, have approved this Agreement, the Related Agreement and the Transactions.

The Company’s outstanding share capital consists of Company Common Shares.

The Shareholders are the legal owners of the series and numbers of Shares set forth next to their names in Section 2.2(b) of the Company Disclosure Letter (collectively, the “Shares”).

Each Shareholder has approved, and deems it advisable and in the best interests of the Shareholder to consummate, the acquisition of the Shares by Purchaser (the “Acquisition”), and Purchaser desires to purchase the Shares from the Shareholders, in each case pursuant and subject hereto.

The Optionholders are the legal owners of the series and numbers of Options set forth next to their names in Section 2.2(b) of the Company Disclosure Letter (collectively, the “Options”).

Each Optionholder has approved, and deems it advisable and in the best interests of the Optionholder to consummate, the transactions described herein and thus to irrevocably waive, subject only to Closing, and to the issuance of options to purchase shares of common stock of Parent as provided herein, any and all rights under the Options.

As a condition and inducement to the Shareholders to enter into this Agreement, each of the directors and executive officers of Parent has entered into a voting agreement with the Representative dated as of the date hereof (a “Voting Agreement”), substantially in the form attached hereto as Exhibit B pursuant to which each such director or executive officer has agreed, among other things, to vote all shares of Parent Common Stock (as defined herein) owned by such person and his Affiliates in favor of the approval of this Agreement and the Transactions.

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As a condition and inducement to Purchaser’s entering into this Agreement, the Shareholders are agreeing hereunder to indemnify Purchaser for certain matters relating to the Company and the Shares, and the right of the Shareholders to receive the Purchase Price payable with respect to their Shares hereunder shall be subject to the indemnification obligations of the Shareholders set forth herein.

Willem De Geer has been appointed as the initial Representative as of the date hereof pursuant to Section 8.10 for the purposes set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Article 1

Purchase and Sale

Section 1.1        Sale and Transfer of Shares and Cancellation of Options.

(a)         Subject to the terms and conditions hereof, at the Closing, each Shareholder will sell, convey, assign, transfer and deliver, or will cause to be sold, conveyed, assigned, transferred and delivered, to Purchaser, and Purchaser will purchase, acquire, assume and accept, all right, title and interest in and to all of the Shares owned beneficially and of record by such Shareholder as set forth opposite such holder’s name in the Spreadsheet, free and clear of all Encumbrances and with the benefit of all rights of whatsoever nature attaching or accruing to the Shares, including all rights to any dividends and distributions declared, paid or made in respect of the Shares on or after the date of this Agreement.

(b)         Subject to the terms and conditions hereof, and subject to Closing, each Optionholder hereby irrevocably waives any and all right, title and interest in and to all of the Options owned by such Optionholder as set forth opposite such holder’s name in the Spreadsheet in consideration for the issuance to such Optionholder of options to purchase shares of Parent Common Stock under Parent’s Amended and Restated 2011 Equity Incentive and Compensation Plan, in such number and exercisable at such price and within such times as is set forth opposite such holder’s name in the Spreadsheet (or such other equity equity instruments (including restricted stock units) to acquire shares of Parent Common Stock under Parent’s Amended and Restated 2011 Equity Incentive and Compensation Plan as may be agreed) (the “Consideration Options”).

(c)         Subject to the terms and conditions hereof, in exchange for the Shares sold and Options cancelled hereunder by the Shareholders and Optionholders, the Shareholders will have a right to receive consideration in the form the Consideration Shares (such Consideration Shares also referred to herein as the “Purchase Price”) in accordance with Section 1.2(d) Section 1.7 and Section 1.9, which will be allocated among them based on the Exchange Ratio as set out in the Spreadsheet, and the Optionholders will have a right to receive the Consideration Options, in accordance with Section 1.2(d) and Section 1.5, which will be allocated among them as set out

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in the Spreadsheet. The receipt by each Shareholder of the Consideration Shares described in the preceding sentence shall be subject to the obligation of the Shareholder to return to Parent the Consideration Shares to the extent the Shareholder has, at any time and from time to time, any unsatisfied indemnification obligations to Purchaser pursuant to Article 8. For the avoidance of doubt, the Exchange Ratio, the Consideration Shares and the Consideration Options shall not be subject to adjustment based upon any change in the trading price of the shares of Parent Common Stock at the time of the issuance of the Consideration Shares or Consideration Options at the Closing or any other time. The Spreadsheet shall provide that to the extent an individual Shareholder would be entitled to a fractional share of Parent Common Stock as a result of the application of the Exchange Ratio, such fractional share shall be rounded up to a whole share of Parent Common Stock. The shares of Parent Common Stock issued pursuant to this Agreement may bear such legends as Parent may consider necessary or advisable to facilitate compliance with the Securities Act or the securities laws of any state or other jurisdiction.

Section 1.2        Closing.

(a)         The closing of the Transactions (the “Closing”) shall take place at 10 a.m. local time on the date that is three Business Days after the satisfaction or waiver of each of the conditions set forth in Article 6 (except for such conditions that by their nature will be satisfied at Closing) or at such other time and date as Purchaser and the Representative agree in writing, but not later than October 31, 2013. The Closing shall take place at the offices of Choate, Hall & Stewart, LLP, Two International Place, Boston, Massachusetts 02110 or at such other location as Purchaser and the Representative agree. The date on which the Closing actually occurs is herein referred to as the “Closing Date.” All acts and proceedings to be taken and all documents to be executed and delivered by the parties at the Closing will be deemed to have been taken and executed simultaneously, and, except as permitted hereunder, no acts or proceedings will be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

(b)         At least three (3) business days prior to the Closing, the Representative will furnish to Parent a certificate signed by the Representative setting forth (i) a good faith estimate of Closing Working Capital, including an itemization of the components of Closing Working Capital, (ii) the amount of the Indebtedness, if any, existing as of the Closing, and (iii) a final bill and wire transfer instructions from each payee of any portion of the Seller Expenses.

(c)         At the Closing the Shareholders shall:

(1)         deliver to Purchaser the share certificates (if issued in certificate form) representing the Shares, duly endorsed in the name of Purchaser;

(2)         procure that Purchaser is duly entered into the share ledger of the Company as holder of the Shares and deliver that share ledger to Purchaser;

(3)         deliver to Purchaser letters of resignation signed by each member of the board of directors of the Company and each of its Subsidiaries, pursuant to which each of them resign on the Closing Date without any claim for remuneration or other compensation;

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(4)         deliver to Purchaser general powers of attorney in the form of Exhibit C attached hereto executed by the required number of the Company’s board of directors pursuant to which the Company’s affairs shall be directed until such time as a superseding board of directors is elected or appointed and such election or appointment shall have been registered in the Company register;

(d)         At the Closing, upon fulfilment by each Shareholder of the obligations set forth in Section 1.2(b), Parent will deliver (or cause Parent’s transfer agent to deliver) the Closing Consideration Shares to the Shareholders, allocated among them as set out on the Spreadsheet.

(e)         At the Closing, Parent will deliver the Transaction Payment Shares to the recipients and in the amounts corresponding to the value of the Transaction Payments specified on Section 2.2(g) of the Company Disclosure Letter and will pay the Seller Expenses to the recipients and in the amounts specified on the certificate of the Representative delivered pursuant to Section 1.2(b).

(f)         At the Closing, Parent will deliver the Consideration Options to the Optionholders, allocated among them in such number and exercisable at such price and within such times as set out on the Spreadsheet.

(g)         At the Closing, Purchaser will hold an extraordinary general meeting of the Company’s shareholders and a meeting of the Company’s board of directors to be held for the purpose of appointing new members of the Company’s board of directors and new company signatories for the Company to replace those appointed by the Shareholders, who shall resign upon the Closing and shall cause the Company to file with the Swedish Companies Register all corporate changes of the Company contemplated by this Section 1.2 which are required to be so filed, including without limitation the deregistration of the Options.

Section 1.3        Obligations of Purchaser and Parent. Purchaser shall not be obliged to complete the purchase of any of the Shares and Parent shall not be obligated to issue and Consideration Shares or Consideration Options unless the purchase of all the Shares is completed simultaneously in accordance with the provisions of this Agreement.

Section 1.4        Adjustments. If there is a stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to Shares or Consideration Shares occurring after the date of this Agreement and before the Closing Date, all references in this Agreement to specified numbers of shares of any class or series of Shares, Consideration Shares or Consideration Options affected thereby, and all calculations provided for that are based upon numbers of shares of any such class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement before such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

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Section 1.5        Options and Warrants. Effective as of the Closing, each outstanding Option will be cancelled in consideration of Parent’s issuance to the holder thereof of a Consideration Option, and no Optionholder shall have any right to acquire any equity securities of Purchaser or the Company as a result of Options or Warrants (irrespective of the terms of the Options or Warrants).

Section 1.6        Anti-Dilution Adjustments. In the event any shares of Parent Common Stock, including for purposes of this Section 1.6 (i) any shares of a class of stock of Parent convertible into Parent Common Stock and (ii) any vested options or warrants to acquire shares of Parent Common Stock, are issued during the period from the date hereof until the Closing Date (together, the “Pre-Closing Additional Shares”), the Exchange Ratio shall be adjusted proportionately so that the Consideration Shares in the aggregate represent 23.6% of the Parent Common Stock Equivalents after giving effect to the issuance of the Consideration Shares.

Section 1.7        Holdback Shares. Upon conclusion of the Holdback Period, Parent will deliver (or cause Parent’s transfer agent to deliver) to the Shareholders the number of Holdback Shares equal to the total Holdback Shares minus Holdback Shares with an aggregate Deemed Share Value equal to the value of duly made claims by Purchaser for indemnification under Article 8 that have either been finally resolved in favor of Purchaser or remain unresolved at the end of the Holdback Period. Such Holdback Shares shall be allocated among the Shareholders as set out in the Spreadsheet. Following the conclusion of the Holdback Period, in the event a claim by Purchaser for indemnification under Article 8 is finally resolved in favor of the relevant Shareholder(s), Parent shall promptly following such resolution deliver (or cause Parent’s transfer agent to deliver) Holdback Shares with an aggregate Deemed Share Value equal to the value of such claim so resolved.

Section 1.8        Tax Consequences. No party hereto makes any representation or warranties to any other party hereto regarding the Tax treatment of any transactions contemplated by this Agreement.  All parties hereto shall rely solely on their own respective Tax and legal advisors in connection with this Agreement and the other transactions or agreements contemplated by this Agreement.

Section 1.9        Working Capital; Indebtedness. In the event the Closing Working Capital is less than the Minumum Working Capital Amount (a “Working Capital Shortfall”) or Indebtedness exists as of the Closing, Parent shall have the right in its sole discretion to reduce the Consideration Shares paid to the Shareholders hereunder by an aggregate Deemed Share Value equal to the amount of such Working Capital Shortfall and/or the amount of such Indebtedness, as applicable.

Article 2

Representations and Warranties of the Shareholders

Subject to the disclosures and other responses set forth in the Company Disclosure Letter each Shareholder represents and warrants to Purchaser as of the date hereof and as of the Closing Date, as if such representations and warranties were made as of the Closing Date, as follows:

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Section 2.1        Organization and Power. The Company (a) is duly organized, validly existing and in good standing under the Laws of Sweden, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business and in good standing in every jurisdiction where it conducts business and such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect on the Company. The Company is not in violation of any of the provisions of its organizational documents, and no changes thereto are pending. Section 2.1 of the Company Disclosure Letter lists (x) the officers and directors of the Company and each of its Subsidiaries, and (y) the jurisdictions in which the Company or any of its Subsidiaries has or has had an office or facility, employed employees or conducted business. The Company has Made Available a true and correct copy of its registration certificate as amended to date (the “Charter”) and articles of association, as amended to date, each as in full force and effect on the date hereof (collectively, the “Charter Documents”), to Purchaser. Neither the Shareholders nor the Board of Directors of the Company has approved any amendment to any of the Charter Documents.

Section 2.2        Capitalization; Subsidiaries.

(a)         The authorized capital stock of the Company consists of a maximum of 2,000,000 Company Common Shares, of which 825,534 shares are outstanding. There are no declared or accrued but unpaid dividends with respect to any Company Common Shares.

(b)         Section 2.2(b) of the Company Disclosure Letter, other than the columns labeled “As of Closing,” sets forth, as of the date hereof, a true, correct and complete list of all of the Company’s securityholders and the number of shares, options, warrants or other rights to acquire Shares owned by each of them, including (1) all holders of Options and (2) all holders of Warrants. All issued and outstanding Shares are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrance, preemptive rights and put or call rights created by Law, the Charter Documents or any Contract to which the Company is a party or by which it is bound or otherwise to the Knowledge of the Shareholders. The Shareholders that are parties to this Agreement as of the date hereof hold in the aggregate at least 90% of the outstanding Shares; and the Representative has made available to Purchaser copies of all powers of attorney granted by the Shareholders to the Repreentative authorizing and empowering him to act on behalf of such Shareholders in connection with this Agreement.

(c)         There are no Shares or securities of any Subsidiary issued and outstanding immediately prior to the Closing Date that are not vested or are subject to a repurchase right of the Company or any Subsidiary, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company or the applicable Subsidiary.

(d)         Except for the Options cancelled by this Agreement and the Warrants held by the Swedish Subsidiary there are no options, warrants or Contracts to which the Company or any Subsidiary is a party, or by which it is bound, obligating the Company or any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares, Options or Warrants or obligating the Company or any Subsidiary to grant, extend, accelerate the vesting and/or waive any repurchase rights of, change the price of or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

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Other than rights under the Shareholders’ Agreement there are no Contracts relating to the future purchase or sale of any Shares or securities of any Subsidiary (1) between or among the Company or any Subsidiairy and any of its shareholders, written contracts granting the Company or any Subsidiary the right to purchase unvested shares upon termination of employment or service, or (2) between or among any of the Company’s or any Subsidiary’s shareholders. All Options, Warrants and outstanding Shares and all securities of any Subsidiary were issued in compliance with all applicable Laws, and all Warrants repurchased by the Company or any Subsidiary were repurchased in compliance with all applicable Laws and all applicable rights of first refusal and other similar rights and limitations that were not waived.

(e)         Except for the Shareholders’ Agreements listed on Section 2.2(e) of the Company Disclosure Letter, there are no shareholder agreements, voting trusts or other agreements or understandings relating to the voting of any Shares or any securities of any Subsidiary, and there are no agreements between the Company or any of its Subsidiaries and any security holder or others, or among any Shareholders, relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any Shares or securities of any Subsidiary.

(f)         Except for the Company Stock Plans, neither the Company nor any of its Subsidiaries has ever adopted or maintained any stock option plan or other plan providing for equity compensation of any Person. All Warrants issued by the Company are held by the Swedish Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any of its Subsidiaries.

(g)         The Company has not granted Options except to Persons who were employees, officers, directors or service providers of the Company at the time of grant and in compensation for their service as such. In the one-year period preceding the date hereof, the service to the Company of no holder of Options has been terminated as a result of the holder’s death or disability.

(h)         All awards of Option have been documented with the grant forms Made Available to Purchaser without deviation from the form, except for terms relating to the acceleration of vesting or the extension of exercise periods that are not currently extended. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Plans have been Made Available, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the forms thereof Made Available.

(i)         No bonds, debentures, notes or other indebtedness of the Company or its Subsidiaries (1) having the right to vote on any matters on which shareholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (2) the value of which is in any way based upon or derived from capital or voting stock of the Company, are issued or outstanding as of the date hereof.

(j)         The information contained in the Spreadsheet will be complete and correct as of the Closing Date.

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(k)         Neither the Company nor any Subsidiary owns or control any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person except as disclosed in Section 2.2(k) of the Company Disclosure Letter, or has any commitment or obligation to invest in, purchase any securities or obligations of, fund, guarantee, contribute or maintain the capital of or otherwise financially support any corporation, partnership, joint venture or other business association or entity. Section 2.2(k) of the Company Disclosure Letter sets forth a true, correct and complete list of each Subsidiary of the Company indicating its officers and directors, the record and beneficial owner of all of its issued and outstanding shares of capital stock or other equity interests and its jurisdiction of formation. Each Subsidiary of the Company (1) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (2) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and (3) is qualified to do business and in good standing in every jurisdiction where it conducts business and such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect on the Company. Each Subsidiary of the Company is not in violation of any of the provisions of its organizational documents, and no changes thereto are pending. All the outstanding capital stock or other equity interest of each Subsidiary of the Company is, to the extent applicable, duly authorized, validly issued, fully paid and nonassessable. There are no Contracts to which any Subsidiary of the Company is a party or by which it is bound obligating any Subsidiary of the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock or equity interest of such Subsidiary or obligating such Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such Contract. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to any Subsidiary of the Company.

Section 2.3        Authorization. The execution and delivery by the Company of this Agreement and the performance of the covenants of the Company under this Agreement have been duly authorized by all requisite corporate or comparable organizational action on the part of the Company, and no other proceedings or actions are required on the part of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto and thereto, the covenants of the Company under this Agreement represent the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereafter in effect relating to the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

Section 2.4        Noncontravention.

(a)         The execution, delivery and performance of this Agreement and the consummation of the Transactions do not and will not (1) conflict with, result in or constitute any violation of any provision of the organizational documents of the Company or any of its Subsidiaries or (2) result in the creation of an Encumbrance on any properties or assets of the Company or any of its Subsidiaries.

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(b)         No Permit or Order of, or registration or filing with or declaration or notification to, any Swedish Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

Section 2.5        Financial Statements.

(a)         Section 2.5(a) of the Company Disclosure Letter sets forth (i) the Company’s audited balance sheets as of and statements of operations, statements of equity and statements of cash flows for the years ended December 31, 2012, 2011 and 2010, and its unaudited balance sheet as of and statements of operations and statements of cash flow as of and for the quarter ended March 31, 2013 and its unaudited balance sheet as of and statements of operations and statements of cash flow as of and for the month ended April 30, 2013 (collectively, the “Parent Financial Statements”), (ii) Panopticon Development AB’s (the “Swedish Subsidiary”)’s audited balance sheets as of and statements of operations, statements of equity and statements of cash flows for the years ended December 31, 2012, 2011 and 2010 and its unaudited balance sheet as of and statements of operations and statements of cash flow as of and for the quarter ended March 31, 2013 and its unaudited balance sheet as of and statements of operations and statements of cash flow as of and for the month ended April 30, 2013 (the “Swedish Subsidiary Financial Statements”) and (iii), the U.S. Subsidiary’s audited balance sheets as of and statements of operations, statements of equity and statements of cash flows for the years ended December 31, 2012, 2011 and 2010 and its unaudited balance sheet as of and statements of operations and statements of cash flow as of and for the quarter ended March 31, 2013 and its unaudited balance sheet as of and statements of operations and statements of cash flow as of and for the month ended April 30, 2013 (the “U.S. Subsidiary Financial Statements” and, together with the Parent Financial Statements and the Swedish Subsidiary Financial Statements, the “Financial Statements”). The Parent Financial Statements and the Swedish Subsidiary Financial Statements have been prepared in accordance with generally accepted accounting principles in Sweden (“GAAP”) (except that the interim period financial statements do not have notes thereto) applied on a consistent basis throughout and between the periods indicated. The U.S. Subsidiary Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) (except that the interim period financial statements do not have notes thereto) applied on a consistent basis throughout and between the periods indicated. The Financial Statements present a true, complete and fair view of the financial condition and results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated therein (subject, in the case of interim period financial statements, to normally recurring year-end adjustments, none of which individually or in the aggregate are material). There has been no change in the Company’s accounting policies since December 31, 2012 (the “Company Balance Sheet Date”), except as described in the Financial Statements.

(b)         The Company has in place systems and processes (including the maintenance of proper books and records) that are customary for a company at the same stage of development as the Company designed to (1) provide reasonable assurances regarding the reliability of the Financial Statements and (2) in a timely manner accumulate and communicate to the Company’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in the Financial Statements (such systems and

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processes being herein referred to as the “Financial Controls”). The Company and Swedish Subsidiary has in place a revenue recognition policy consistent with GAAP, and the U.S. Subsidiary has in place a revenue recognition policy consistent with U.S. GAAP. None of the Company, its Subsidiaries, their respective officers nor the Company’s independent auditors has identified or been made aware of any complaint, allegation, deficiency, assertion or claim, whether written or oral, regarding the Financial Controls or the Financial Statements that has not been resolved. To the Knowledge of the Shareholders, there have been no instances of fraud by any officer or employee of the Company, whether or not material, that occurred during any period covered by the Financial Statements.

Section 2.6        Absence of Certain Changes. Since the Company Balance Sheet Date, (i) the Company and its Subsidiaries have conducted their business only in the ordinary course of business, (ii) there has not occurred any change, event or condition (whether or not covered by insurance) that, individually or in the aggregate with any other changes, events or conditions, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on the Company, and (iii) the Shareholders have complied with the covenants set forth in Sections 5.1 and 5.2 of this Agreement as if this Agreement had been executed as of such date.

Section 2.7        Absence of Litigation. There has been and is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties, including any Company Intellectual Property, or any of their respective officers or directors in their capacities as such. There has been and is no Order against the Company or any of its Subsidiaries or any of their respective assets or properties, or any of the Company’s directors or officers in their respective capacities as such. There is no Action pending or, to the Knowledge of the Shareholders, threatened, against any Person who has a contractual right or a right pursuant to the Charter, Swedish Companies Act or other applicable Law to indemnification from the Company related to any Basis existing prior to the Closing Date, nor is there any Basis therefor. There is no Action pending or, to the Knowledge of the Shareholders, threatened based on a claim of breach of fiduciary duty by the Company’s directors or officers arising out of actions taken by the Company’s directors or officers prior to the Closing Date, nor is there any Basis therefor. There is no Action by the Company or any of its Subsidiaries pending, threatened or contemplated against any other Person. The Company has notified all Shareholders of corporate actions of the Company taken by the Shareholders, in accordance with and to the extent required by the Swedish Companies Act, the Charter Documents and applicable Law.

Section 2.8        Restrictions on Business Activities. There is no Contract (including covenants not to compete) or Order binding upon the Company or any of its Subsidiaries that has or could reasonably be expected to have, whether before or after consummation of the Transactions, the effect of prohibiting or impairing any current or future business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries, in each case, as currently conducted. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has entered into any customer or other similar Contract that limits the freedom of the Company or any of its Subsidiaries or their Affiliates to engage or participate, or compete with any other person, in any line of business, market or geographic area, or to make use of any Company Intellectual Property.

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Section 2.9        Intellectual Property.

(a)         Section 2.9(a) of the Company Disclosure Letter (1) contains a complete and accurate list (by name and version number) of all products and service offerings, including all Software, of the Company or any of its Subsidiaries that have been sold, licensed, distributed or otherwise disposed of, or used in connection with service offerings, as applicable, or that the Company or any of its Subsidiaries intends to sell, license, distribute or otherwise dispose of, or use in connection with service offerings, in the future, including any products or services offerings under development (collectively, the “Company Products”), and (2) identifies, for each such Company Product, whether the Company or any of its Subsidiaries provides support or maintenance for such Company Product.

(b)         Section 2.9(b) of the Company Disclosure Letter sets forth a complete and accurate list of (1) all Registered Intellectual Property included among the Company-Owned Intellectual Property (the “Company Registered Intellectual Property”) and (2) all unregistered Trademarks included among the Company-Owned Intellectual Property. For each listed item, Section 2.9(b) of the Company Disclosure Letter indicates, as applicable, the owner of such Intellectual Property, the countries in which such Intellectual Property is patented or registered, the patent, registration or serial number, and the filing and expiration dates thereof.

(c)         All of the Company-Owned Intellectual Property is wholly and exclusively owned by the Company or one of its Subsidiaries free and clear of any options, rights, licenses, restrictions and Encumbrances (other than Customer License Agreements). Except as expressly stated in Section 2.9(c) of the Company Disclosure Letter, with respect to any Company-Owned Intellectual Property of which the Company or one of its Subsidiaries is a joint owner or co-owner, there are no restrictions (by agreement with any third party joint owner or co-owner of Company-Owned Intellectual Property or otherwise) on the Company’s or its Subsidiary’s exercise of the full scope of rights afforded a joint owner or co-owner of that type of Intellectual Property right under the Laws of the jurisdiction in which the Intellectual Property right exists.

(d)         The Company or one of its Subsidiaries solely and exclusively owns all right, title and interest in and to the Company Products and the Company Source Code, free and clear of all options, rights, licenses, restrictions or Encumbrances (other than Customer License Agreements), and neither the Company nor any of its Subsidiaries has sold, transferred, assigned or otherwise disposed of any rights or interests therein or thereto (other than Customer License Agreements).

(e)         Section 2.9(e) of the Company Disclosure Letter lists all Contracts (other than licenses for COTS Software) to which the Company or any of its Subsidiaries is a party under which the Company or any of its Subsidiaries is licensed or otherwise granted rights to or in any Intellectual Property or Software from a third party.

(f)         Section 2.9(f) of the Company Disclosure Letter lists all Contracts (other than licenses for COTS Software) between the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other hand, wherein or whereby the Company or any of its Subsidiaries has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse,

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hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company, any of its Subsidiaries or such other Person of the Intellectual Property rights of any third party.

(g)         Except as set forth in Section 2.9(g) of the Company Disclosure Letter, neither the Company Products nor the Company Source Code contains any Open Source Materials. Section 2.9(g) of the Company Disclosure Letter lists all Open Source Materials used by the Company or any of its Subsidiaries in the development of Company Products. Except as set forth in Section 2.9(g) of the Company Disclosure Letter, no Company Product or Company Source Code is or has been subject to the terms of license of any such Open Source Materials, and neither the Company nor any of its Subsidiaries is in breach of any of the material terms of any license to any such Open Source Materials. Company Products that link with, use or include works distributed under the LGPL link to such works using a shared library mechanism as described in the LGPL. “Open Source Materials” refers to any Software or other material that is distributed as “free software”, “open source software” or under similar licensing or distribution terms (including but not limited to the GNU General Public License (“GPL”), GNU Lesser General Public License (“LGPL”), Mozilla Public License (“MPL”), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (“SCSL”), the Sun Industry Standards License (“SISL”), the Apache License, and any license identified as an open source license by the Open Source Initiative (www.opensource.org)).

(h)         Except for COTS Software and the Intellectual Property and Software licensed pursuant to the licenses set forth in Section 2.9(e) of the Company Disclosure Letter, all Intellectual Property and Software used in or necessary to the conduct of the business of the Company as presently conducted by the Company or its Subsidiaries was created solely by either (1) employees of the Company or one of its Subsidiaries acting within the scope of their employment who have validly and irrevocably assigned all of their rights, including Intellectual Property rights therein, to the Company or one of its Subsidiaries and who have irrevocably waived any unassignable rights such as moral rights that they may possess in the Intellectual Property and Software, or (2) other Persons who have validly and irrevocably assigned all of their rights therein, including Intellectual Property rights, to the Company or one of its Subsidiaries and who have irrevocably waived any unassignable rights such as moral rights that they may possess in the Intellectual Property and Software, and except as set forth in Section 2.9(e) of the Company Disclosure Letter, no other Person owns or has any rights to any portion of such Intellectual Property or Software (other than pursuant to Customer License Agreements).

(i)         Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights in or to joint ownership of, any Intellectual Property or Software to any other Person.

(j)         All Company-Owned Intellectual Property and Company Products will be fully transferable, alienable and licensable by the Company or its Affiliates without restriction and without payment to any Person, subject to Customer License Agreements.

(k)         The operation of the business of the Company as it currently is conducted, and as has been conducted in the last six years including the design, development, use, import,

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export, manufacture, licensing, sale or other disposition of Company Products (including the provision of service offerings), (1) has not and does not infringe or misappropriate the Intellectual Property rights of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the Laws of any jurisdiction, and (2) will not infringe or misappropriate the Intellectual Property rights of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the Laws of any jurisdiction. Neither the Company nor any of its Subsidiaries has received any notice from any Person claiming that such operation or any Company Product or the provision of any service offerings infringes or misappropriates the Intellectual Property rights of any Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction (nor, to the Knowledge of the Shareholders, does there exist any Basis therefor).

(l)         Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid.

(m)       Neither the Company nor any of its Subsidiaries is infringing or otherwise violating, or has infringed or otherwise violated, any Intellectual Property right of any Person or any Law relating to Intellectual Property. There is, and has been, no pending, decided or settled opposition, interference, reexamination, injunction, lawsuit, proceeding, hearing, investigation, complaint, arbitration, mediation, demand, decree, or any other dispute, disagreement, or claim related to Company-Owned Intellectual Property and/or any Company Product, including the provision of any service offerings (“Dispute”), nor, to the Knowledge of the Shareholders, has any Dispute been threatened, challenging the legality, validity, enforceability or ownership of any Company-Owned Intellectual Property. To the Knowledge of the Shareholders, there exists no Basis that would give rise to such a Dispute. Neither the Company nor any of its Subsidiaries has sent any notice of any Dispute, and there exists no Basis upon which the Company or any of its Subsidiaries intends to assert any Dispute. No Company-Owned Intellectual Property or Company Product is subject to any outstanding Order or other disposition of any Dispute.

(n)         To the Knowledge of the Shareholders, there are no facts or circumstances that would render any Company-Owned Intellectual Property invalid or unenforceable. Without limiting the foregoing, to the Knowledge of the Shareholders, there is no information, material, fact, or circumstance, including any information or fact that would constitute prior art, that would render any Company Registered Intellectual Property invalid or unenforceable, or would adversely affect any pending application for any Company Registered Intellectual Property, and neither the Company nor any of its Subsidiaries has knowingly misrepresented, or knowingly failed to disclose, and, to the Knowledge of the Shareholders, there is no misrepresentation or failure to disclose, any fact or circumstance in any application for any Company Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any such Company Registered Intellectual Property.

(o)         There are no measures reasonably necessary to protect Company-Owned Intellectual Property or any Company Product that have not been taken and that the failure to take would be reasonably likely to be material. In each case in which the Company or one of its

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Subsidiaries has acquired any Intellectual Property from any Person, the Company or such Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek future damages with respect thereto) to the Company or such Subsidiary.

(p)         No Intellectual Property that is or was Company-Owned Intellectual Property has been permitted to lapse or enter the public domain.

(q)         There is no Contract between the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other hand, with respect to any Intellectual Property or Company Products under which there is currently any dispute regarding the scope of such Contract, or performance under such Contract, including with respect to any payments to be made or received by the Company or any of its Subsidiaries thereunder, nor, to the Knowledge of the Shareholders, does there exist any Basis therefor.

(r)         None of the Company, any of its Subsidiaries or any other party acting on behalf of the Company or any of its Subsidiaries has disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other party of, any Company Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice, lapse of time or both) will, or would reasonably be expected to, require the disclosure or delivery by the Company, any of its Subsidiaries or any Person acting on behalf of the Company or any of its Subsidiaries to any third party of any Company Source Code. Section 2.9(r) of the Company Disclosure Letter identifies each Contract under which the Company or any of its Subsidiaries has deposited, or is or may be required to deposit, with an escrow agent or other third party, any Company Source Code. Neither the execution of this Agreement nor the consummation of any of the Transactions, in and of itself, would reasonably be expected to result in the release of any Company Source Code from escrow. “Company Source Code” means, collectively, any human readable Software source code, or any material portion or aspect of the Software source code, or any material proprietary information or algorithm contained, embedded or implemented in, in any manner, any Software source code, in each case for any Company Product or any Software owned by Company or any of its Subsidiaries.

(s)         Neither this Agreement nor the Transactions will result in (1) Purchaser or the Company granting to any Person any right to or with respect to any Intellectual Property or Software owned by, or licensed to, any of them, (2) Purchaser or the Company being bound by, or subject to, any non-competition or other material restriction on the operation or scope of their respective businesses, or (3) Purchaser or the Company being obligated to pay any royalties or other material amounts to any Person in excess of those payable by any of them, respectively, in the absence of this Agreement or the Transactions.

(t)         The Company and its Subsidiaries have taken all customary and commercially reasonable steps that are required to protect the Company’s and its Subsidiaries’ rights in Trade Secrets of the Company, or as provided by any other Person to the Company or any of its Subsidiaries. Without limiting the foregoing, the Company and its Subsidiaries have, and enforce, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements. All current and former employees, consultants and contractors of the Company or its Subsidiaries have executed such an agreement and all former employees,

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consultants and contractors of the Company or its Subsidiaries who were involved in, or who contributed to, the creation or development of any Company-Owned Intellectual Property have executed such an agreement. No employee, officer, director, consultant or advisor of the Company or any of its Subsidiaries is in violation of any term of any employment contract or any other contract or agreement, or any restrictive covenant, relating to the right to use Trade Secrets or proprietary information of others, and the employment of any such Person by the Company or any of its Subsidiaries does not subject the Company or its Subsidiaries to any liability to any third party.

(u)         No (1) product, technology, service or publication of the Company or any of its Subsidiaries, (2) material published or distributed by the Company or any of its Subsidiaries, or (3) conduct or statement of the Company or any of its Subsidiaries constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any Law. The definition of false advertising excludes normal errors and omissions for which the Company maintains review processes for correction.

(v)         None of the Company-Owned Intellectual Property was developed by or on behalf of, or using grants or any other subsidies of, any Governmental Authority or any university, and no government funding, facilities, faculty or students of a university, college, other educational institution or research center or funding from third parties was used in the development of Company-Owned Intellectual Property or any Company Product. No current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries, who was involved in, or who contributed to, the creation or development of any Company-Owned Intellectual Property or Software contained in any Company Product, has performed services for a government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries.

(w)         There are no material defects in any Company Product and there are no material errors in any published technical documentation, specifications, manuals, user guides, promotional material, benchmark test results, and other written materials related to, associated with or used or produced in the development of any Company Product. The Company has disclosed to Purchaser all information known to the Company relating to any performance or functionality problem or issue with respect to any Company Product which adversely affects, or may reasonably be expected to adversely affect, the value, functionality or fitness for the intended purposes of the Company Product.

(x)         Except for the warranties and indemnities contained in those Contracts set forth in Section 2.9(x) of the Company Disclosure Letter and warranties implied by Law, neither the Company nor any of its Subsidiaries has given any warranties or indemnities relating to products or technology sold or services rendered by the Company or any of its Subsidiaries.

(y)         There are no pending or, to the Knowledge of the Shareholders, threatened claims for any product liability, backcharge, additional work, field repair or other claims by any third party (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from (1) services rendered by the Company or

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any of its Subsidiaries, (2) the sale, distribution, or installation of any Company Products, or (3)  the operation of the Company’s businesses during the period through and including the Closing Date. The operation and use of Company Products for their intended purposes complies with all applicable Laws, including any Law applicable to the users of any Company Product.

(z)         The Company and its Subsidiaries have (a) complied in all respects with its published privacy policies and internal privacy policies and guidelines, related contractual obligations with Customers and all applicable Laws relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information (including personally identifiable information of employees, contractors, and third parties who have provided information to the Company or its Subsidiaries) and (b) taken commercially reasonable measures to ensure that personally identifiable information is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To the Knowledge of the Shareholders, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such information by the Company, its Subsidiaries or any of their employees or contractors. No Person (including any Governmental Authority) has made any claim or commenced any Action with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any such personally identifiable information by the Company, its Subsidiaries or any of their employees or contractors and, to the Knowledge of the Shareholders, there is no reasonable basis for any such claim or Action. The execution, delivery and performance of this Agreement and the consummation of the Transactions complies with the Company’s applicable privacy policies and with all applicable Laws relating to privacy and data security (including any such Laws in the jurisdictions where the applicable information is collected). The Company and its Subsidiaries have at all times made all required disclosures to, and obtained any necessary consents from, users, customers, employees, contractors and other applicable Persons required by Laws related to privacy and data security and has filed any required registrations with the applicable data protection authority.

Section 2.10        Taxes.

(a)         “Tax” means (1) any net income, corporate, capital gains, capital acquisitions, inheritance, deposit interest retention, gift, relevant contracts, alternative minimum, add-on minimum, gross income, gross receipts, sales, value added tax (VAT), use, harmonized, retail, ad valorem, transfer, franchise, profits, license, withholding, estimated, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such item (domestic or foreign) (each, a “Tax Authority”), (2) any liability for the payment of any amounts of the type described in clause (1) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (3) any liability for the payment of any amounts of the type described in clause (1) or (2) of this sentence as a result of being a transferee of or successor to any Person or as a result of any obligation to indemnify any other Person. “Tax Return” means any return, election, designation, declaration, notice, statement, report or form (including information returns and reports) required to be filed with respect to Taxes.

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(b)         Tax Returns. The Company and each of its Subsidiaries have duly and timely filed all Tax Returns required to be filed under applicable Law in any jurisdiction in which the Company or any of its Subsidiaries is or has been subject to Tax or is required to file a Tax Return, and such Tax Returns are complete and correct in all respects, were prepared in compliance with applicable Law, and correctly reflect the liability for Taxes and other information required to be reported thereon. No position reflected in a Tax Return of or with respect to the Company or any of its Subsidiaries could subject the Company or any of its Subsidiaries to penalties. All records required by applicable Law to be maintained in connection with any Tax Return of the Company or any of its Subsidiaries the period of assessments for which has not yet expired are being properly maintained in accordance with applicable Law.

(c)         Extensions. Neither the Company nor any of its Subsidiaries has requested or received an extension of time to file any Tax Return and has not waived any statute of limitations period in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(d)         Payment. The Company and each of its Subsidiaries have timely paid all Taxes that have become due and payable (whether or not shown to be due on any Tax Return), and the Company and each of its Subsidiaries have adequately provided in the Financial Statements (on the face thereof without regard to any footnotes) for all Taxes accrued through the date of such Financial Statements that were not yet due and payable as of the date thereof. The Company and each of its Subsidiaries have made adequate and timely installments of Taxes required to be made. All Taxes of the Company and each of its Subsidiaries accrued following the end of the most recent period covered by the Financial Statements have been accrued in the ordinary course of business and do not exceed comparable amounts incurred in similar periods (or partial periods, as applicable) in prior years (taking into account any changes in the Company’s operating results). The Company and each of its Subsidiaries have withheld and paid all Taxes required to be withheld and paid in connection with any amounts paid or owing to any Person.

(e)         Sales Tax. All Taxes that were required to be collected or self-assessed by the Company or its Subsidiaries have been duly collected or self-assessed, and all such amounts that were required to be remitted to any taxing authority have been duly remitted, and the Company and its Subsidiaries have timely complied with all reporting requirements with respect thereto. The amount of Taxes collected or self-assessed but not remitted by the Company or its Subsidiaries has been retained in the appropriate accounts.

(f)         Tax Assessment. The liability for Taxes of the Company and its Subsidiaries has been assessed by all relevant Tax Authorities for all periods up to and including December 31, 2012.

(g)         Tax Agreements. The Company is not a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity, or similar agreement or arrangement.

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Section 2.11       Employee Benefit Plans.

(a)         Section 2.11(a) of the Company Disclosure Letter lists and describes all Employee Plans and Employment Arrangements. The Company has furnished to Purchaser true, correct and complete copies of all Employee Plans and Employment Arrangements, in each case, as amended, together with all related documentation.

(b)         All Employee Plans have been established, registered, administered, maintained, communicated and invested in accordance with all applicable Laws. No fact or circumstance exists which could adversely affect the registered status of any such Employee Plan. Neither the Company nor any of its Subsidiaries, nor any of its agents or delegates, has breached any fiduciary obligation with respect to the administration or investment of any Employee Plan.

(c)         The Company and its Subsidiaries have made all contributions and paid all premiums in respect of each Employee Plan in a timely fashion in accordance with the terms of each Employee Plan and applicable Laws.

(d)         Other than routine claims for benefits, no Employee Plan, no administrator of any Employee Plan, and no member of any body which administers an Employee Plan, nor the Company, nor any of its Subsidiaries is subject to any pending Action, investigation, examination, claim (including claims for Taxes) or any other proceeding initiated by any Person that involves, or otherwise could result in any material liability to, the Company or any of its Subsidiaries, and there exists no state of facts which could reasonably be expected to give rise to any such Action, investigation, examination, claim or other proceeding.

(e)         No insurance policy or any other agreement affecting any Employee Plan requires or permits a retroactive increase in contributions, premiums or other payments due under such insurance policy or agreement. The level of reserves under each Employee Plan which provides group benefits and contemplates the holding of such reserves is reasonable and sufficient to provide for all incurred but unreported claims.

(f)         None of the Employee Plans (other than pension plans) provide for retiree benefits or for benefits to retired employees or to the beneficiaries or dependents of retired employees.

(g)         None of the Employee Plans enjoy any special tax status under any Laws, nor have any advance tax rulings been sought or received in respect of any Employee Plan.

(h)         All employee data necessary to administer each Employee Plan in accordance with its terms and conditions and all Laws is in possession of the Company and such data is complete, correct, and in a form which is sufficient for the proper administration of each Employee Plan.

(i)         Neither the execution of this Agreement and the other agreements contemplated hereby nor the consummation of the Transactions (either together with or upon the occurrence of any additional or subsequent events) will constitute an event under any Employee Plan, Employment Arrangement or other Contract of the Company or any of its Subsidiaries that

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will or may reasonably be expected to result in any payment (including severance or termination pay) or any acceleration, vesting, increase, funding (including the segregation of assets to fund) or provision of benefits thereunder, in each case, to any current or former employee, director or consultant of the Company or any of its Subsidiaries excluding in each case such severance or termination pay or other benefit that is required to be provided under applicable Laws.

Section 2.12       Labor and Employment Matters.

(a)         Except as disclosed in Section 2.12(a) of the Company Disclosure Letter, all amounts due and owing or accrued due but not yet owing for all salary, wages, fees, bonuses, incentives, commissions, premiums, overtime pay, deferred compensation, profit sharing, vacation pay or other paid time off, variable remuneration, employee benefits, termination and severance pay have been paid by the Company or its Subsidiaries or are accurately reflected in the books and records of the Company or the Subsidiaries.

(b)         The Company and each of its Subsidiaries have complied, and are in compliance with all terms and conditions of employment and all applicable Laws relating to employment and labor matters, including provisions thereof relating to wages, hours, vacation pay, pay equity, overtime pay, privacy, human rights, occupational health and safety, unemployment compensation, conditions of employment and the payment of Taxes, there are no outstanding claims, complaints, investigations or orders outstanding under any such Laws and, to the Knowledge of the Shareholders, there is no basis for such claims, complaints or investigations.

(c)         There is no collective bargaining agreement or other contract with a labor union, bargaining agent or employee association contracts with respect to employees of the Company or the Subsidiaries, and no such agreement is currently being negotiated.

(d)         The Company and its Subsidiaries have not engaged in any unfair labor practice and no unfair labor practice complaints are currently outstanding, pending or threatened. There is no labor slow down, work stoppage, strike or lockout in effect or threatened against the Company or any of the Subsidiaries, nor has there ever been any such event.

(e)         There are no outstanding loans to any current or former officer, directors, employee, and independent contractor/consultant of the Company or any of its Subsidiaries other than those listed in Section 2.12(a) of the Company Disclosure Letter (for greater certainty, travel advances are not considered loans for the purposes of this subsection).

(f)         Section 2.12(f) of the Company Disclosure Letter contains a correct and complete list of all officers, directors, employees and independent contractors/consultants of the Company and any of its Subsidiaries, whether actively at work or not, with their salaries, wage rates, bonus arrangements, profit sharing and variable remuneration and benefits.

(g)         No officer, director, employee, independent contractor/consultant or agent of the Company or any of its Subsidiaries has any agreement triggered by a change of control, except as disclosed in Section 2.12(g) of the Company Disclosure Letter. Section 2.12(g) of the Company Disclosure Letter sets forth all by recipient the dollar amount of all Transaction Payments.

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(h)         There are no orders or charges against the Company or any of its Subsidiaries outstanding under applicable occupational health and safety and no such orders or charges are pending, threatened or anticipated. The Company and each of its Subsidiaries have complied with any orders and inspection reports issued under applicable occupational health and safety legislation and there are no appeals of any orders under applicable occupational health and safety legislation currently outstanding.

(i)         All employees that are required under Law to hold work permits to enable them to work for the Company or any of its Subsidiaries in the jurisdiction in which they are employed do hold all required permits which, in each case, (i) have been validly issued to the employees and (ii) are in full force and effect. All employees of the Company or its Subsidiaries are employed in Sweden, except as disclosed in Section 2.12(i) of the Company Disclosure Letter.

(j)         No employee is in any material respect in violation of any term of any employment contract, non-disclosure, confidentiality agreement, or consulting agreement with the Company or any of its Subsidiaries or non-competition agreement, non-solicitation agreement or any restrictive covenant with a former employer relating to the right of any such employee to be employed by or provide services to the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

(k)         There are no claims pending against the Company or any of its Subsidiaries under any workers’ compensation plan or policy, for unemployment compensation benefits or for long term disability. No person currently or previously employed by the Company or any of its Subsidiaries or subcontracted by one of them has been involved in an accident in the course of such employment or subcontracting that would have caused other than minor injury nor has any such person been exposed to occupational health hazards in the service of the Company or such Subsidiary. There have been no claims (settled or unsettled) for injury or occupational health hazard against the Company or any of its Subsidiaries by any employee.

(l)         No consultant or independent contractor that is, or previously has been, engaged by the Company or any of the Subsidiaries is or will be required to be qualified as an employee of the Company or any of the Subsidiaries under applicable Tax laws.

Section 2.13        Related Party Transactions. No officer or director of the Company or any of its Subsidiaries and no shareholder of the Company (nor any immediate family member of any of such Persons or any trust, partnership or company in which any of such Persons has or has had an interest) (each a “Related Party”) has or has had, directly or indirectly, (a) any interest in any third party that purchases from or sells or furnishes to the Company or any of its Subsidiaries any goods or services other than on arm’s length terms and in the ordinary course of business or (b) any interest in any Contract to which the Company or any of its Subsidiaries is a party, except that ownership of no more than one percent of the outstanding voting stock of a publicly traded company shall not be deemed to be an “interest in any third party” for purposes of this Section 2.12(a).

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Section 2.14        Company Authorizations. Each material Permit (a) pursuant to which the Company or any of its Subsidiaries currently operates or holds any interest in any of its Assets and Properties, or (b) that is required for the operation of the Company’s business as presently conducted or the holding of any such interest (collectively, the “Company Authorizations”) has been issued or granted to the Company or any of its Subsidiaries. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and each of its Subsidiaries to lawfully operate or conduct its business or hold any interest in its Assets and Properties.

Section 2.15        Banks and Brokerage Accounts. Section 2.15 of the Company Disclosure Letter sets forth (a) a true and complete list of the names and locations of all banks and other financial institutions at which the Company or any of its Subsidiaries have an account or a safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any of its Subsidiaries having signatory power with respect thereto; and (c) a list of each investment asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

Section 2.16        Insurance. Section 2.16 of the Company Disclosure Letter sets forth a true, correct and complete list of all policies of insurance and indemnity bonds issued at the request or for the benefit of the Company or any of its Subsidiaries and includes the type of policy, insurer, form of coverage, policy number, coverage dates, annual premiums, named insured and limit of liability. All such policies and bonds are in full force and effect. True and complete copies of each listed policy have been Made Available to Purchaser. There is no material claim pending under any of such policies or bonds. The Company and each of its Subsidiaries benefiting therefrom is in material compliance with the terms of such policies and bonds. To the Knowledge of the Shareholders, there is no threatened termination of, or material premium increase with respect to, any of such policies or bonds, nor is there any Basis for any termination or material premium increase. Section 2.16 of the Company Disclosure Letter sets forth an accurate and complete list of all open claims filed by the Company or any of its Subsidiaries under any such policies or bonds.

Section 2.17        Compliance with Laws.

(a)         The Company and each of its Subsidiaries has complied in all material respects with, is not in material violation of, and has not received, nor to the Knowledge of the Shareholders is there any Basis for, any notices of material violation with respect to, any Laws or Permits with respect to the conduct of its business, or the ownership or operation of its business, including any consumer protection, equal opportunity, customs, export control, foreign trade, or foreign corrupt practices Law (including the Foreign Corrupt Practices Act of 1977, as amended).

(b)         In the past five (5) years, neither the Company nor its Subsidiaries has, and no employee, agent or Affiliate of the Company or its Subsidiaries (in their capacity as such as purporting to act in such capacity or on behalf of or in connection with the business or affairs

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of the Company or its Subsidiaries) has, directly or indirectly (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act or similar Law, (iii) made any payment in the nature of criminal bribery, or (iv) made any payment of funds to any Person or received or retained any funds in violation of any applicable Law.

Section 2.18        Minute Books. The minute books of the Company and its Subsidiaries have been Made Available to Purchaser and contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent of the Company’s and its Subsidiaries’ directors or shareholders and the share registers and share ledgers of the Company and its Subsidiaries since their time of incorporation and reflect all transactions referred to in such minutes, registers and ledgers accurately in all material respects.

Section 2.19        Customers. Section 2.19 of the Company Disclosure Letter sets forth a list of the customers of the Company or its Subsidiaries (the “Customers”). No Customer has canceled or otherwise terminated its relationship with the Company or any of its Subsidiaries or has materially decreased its usage of the Company’s or its Subsidiaries’ products and services, and, to the Knowledge of the Shareholders, no Customer intends to cancel or otherwise terminate its relationship with the Company or any of its Subsidiaries or to decrease materially its usage of products or services of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has (a) received any notice or other communication from any Customer that such customer will not continue as a customer of the Company, its Subsidiaries or Purchaser after the Closing or that such customer intends to terminate or materially modify existing Contracts with the Company, its Subsidiaries or Purchaser or (b) received any written complaint regarding the Company’s or its Subsidiaries’ products or services.

Section 2.20        Material Contracts. Section 2.20 of the Company Disclosure Letter sets forth a true and complete list of each Contract of the Company or its Subsidiaries under which the Company or any of its Subsidiaries has ongoing executory obligations or the ability to enforce rights thereunder and that is included within any of the following categories:

(a)         any distributor, sales, reseller, advertising, agency, original equipment manufacturing, sales representative, joint marketing, joint development or joint venture Contract;

(b)         each Contract between the Company or any of its Subsidiaries and any Customer (each a “Customer Contract”);

(c)         any continuing Contract for the purchase of materials, supplies, equipment or services that involves the payment by the Company or any of its Subsidiaries of more than $50,000 over the life of the Contract;

(d)         any hedging, futures, options or other derivative Contract;

(e)         any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities of any other Person;

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(f)         any Contract for any capital expenditure in excess of $50,000 individually;

(g)        any Contract providing a third party with rights to, or based upon, any Company Intellectual Property, except for Customer Contracts;

(h)        any Contract with any Related Party or any Person with whom the Company or any of its Subsidiaries does not deal at arms’ length;

(i)         any Contract relating to the disposition or acquisition of assets or any interest in any business enterprise, except for the sale of products or services in the ordinary course of business;

(j)         any Contract with any Governmental Authority, other than any Customer Contract;

(k)        any Contract in accordance with which the Company or any of its Subsidiaries is a lessor or lessee of any real property.

Each Contract disclosed in Section 2.9, this Section 2.20 or Section 2.21 of the Company Disclosure Letter, or required to be disclosed pursuant to Section 2.9, this Section 2.20 or Section 2.21 is referred to herein as a “Company Material Contract.” A true and complete copy of each Company Material Contract has been Made Available to Purchaser. All Company Material Contracts are in executed written form, and the Company or one of its Subsidiaries has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and neither the Company nor one of its Subsidiaries is in default of any material provision in respect of, any Company Material Contract. Each of the Company Material Contracts is a valid and binding agreement of the Company or one of its Subsidiaries and, to the Knowledge of the Shareholders, the other parties thereto, subject to the effect, if any, of applicable bankruptcy and other similar Laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and there exists no default or event of default or event, occurrence, condition or act, which could reasonably be expected to result in the Company not enjoying all economic benefits that the Company or such Subsidiary enjoyed before the Closing and to which it is entitled post-Closing under any Company Material Contract. Immediately following the Closing Date, the Company or one of its Subsidiaries will maintain its rights under the Company Material Contracts without the payment of any additional amounts of consideration (other than ongoing fees, royalties or payments that the Company or such Subsidiary would otherwise be required to pay in accordance with the terms of such Company Material Contracts had the Transactions not occurred).

Section 2.21        Property.

(a)         Neither the Company nor its Subsidiaries owns or has ever owned or is the lessor or lessee of any real property, and neither the Company nor its Subsidiaries is a party or subject to any Contract to purchase or be the lessor or lessee of any real property or any interest in any real property, except as set forth in Section 2.21(a) of the Company Disclosure Letter.

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(b)         Neither the Company nor any of its Subsidiaries owns or has sub-leased or sub-licensed, or otherwise granted to any Person, the right to use or occupy any real property, except as set forth in Section 2.21(b) of the Company Disclosure Letter.

(c)         Each Lease and Sub-lease is in good standing, creates a good and valid leasehold estate in the leased real property thereby demised and is in full force and effect without amendment. With respect to each Lease and Sub-lease: (1) all rents and additional rents that have fallen due have been paid, (2) no waiver, indulgence or postponement of the lessee’s obligations has been granted by the lessor; (3) there exists no event of default or event, occurrence, condition or act (including the transaction contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under the Lease, and (4) to the Knowledge of the Shareholders, all of the covenants to be performed by any other party under the Lease or Sub-lease, as applicable, have been fully performed.

(d)         The Company or one of its Subsidiaries has good and marketable title to, or, in the case of leased or licensed properties and assets, marketable leasehold or license interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, and such properties and assets have been maintained in accordance with the ordinary course of business save for normal tear and wear, except (1) as reflected in the Financial Statements, (2) liens for Taxes not yet due and payable, and (3) such imperfections of title and Encumbrances that do not detract materially from the value or interfere materially with the present use of the property subject thereto or affected thereby. Section 2.21 of the Company Disclosure Letter lists, and the Company has Made Available to Parent a true, correct and complete copy of, each real property lease to which the Company or any of its Subsidiaries is a party.

(e)         The tangible assets and properties owned, leased or licensed by the Company and each of its Subsidiaries are in good condition and repair in all material respects (subject to normal wear and tear) and constitute all of the material properties necessary to conduct the business of the Company and its Subsidiaries as currently conducted.

Section 2.22        Brokers and Finders. Except as detailed on Section 2.22 of the Disclosure Letter, no Person has acted as a broker, finder or financial advisor for the Company or its Affiliates in connection with the negotiations relating to the Transactions, so that such Person would be entitled to any fee or commission or similar payment in respect thereof from the Company, Purchaser or any of their respective Affiliates based in any way on any agreement, arrangement or understanding made by or on behalf of the Company or its Affiliates.

Section 2.23        Board Approval. The Company’s board of directors, by resolutions duly adopted (and not thereafter modified or rescinded) by unanimous vote (with no abstentions) at a meeting duly called and held or by unanimous written consent, has (a) approved this Agreement, and the Transactions and (b) determined that this Agreement and the Transactions are advisable and in the best interests of the Company and the Shareholders, and (c) recommended that the Shareholders adopt and approve this Agreement and the Transactions.

Section 2.24        Accounts Receivable. All of the accounts receivable of the Company and each Subsidiary are valid and enforceable claims, subject to no set off or counterclaim. All

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accounts receivable of the Company and each Subsidiary are determined in accordance with generally accepted accounting principles and arose out of bona fide transactions in the ordinary course of business.

Section 2.25        Environmental Matters. The ownership and use of the Company’s and each Subsidiary’s premises and assets, the occupancy and operation thereof, and the conduct of the Company’s and each Subsidiary’s operations and business, are in compliance in all material respects with all applicable Laws relating to pollution, environmental protection, hazardous substances and related matters. Neither the Company nor any Subsidiary has received any notice from any governmental authority or any other Person of any alleged violation or noncompliance. There is no liability attaching to the Company or any Subsidiary or such premises or assets or the ownership or operation thereof as a result of any hazardous substance that may have been discharged on or released from such premises, or disposed of on-site or off-site, or any other circumstance occurring prior to the Closing or existing as of the Closing. For purposes of this Section, “hazardous substance” shall mean oil or any other substance which is included within the definition of a “hazardous substance”, “pollutant”, “toxic substance”, “toxic waste”, “hazardous waste”, “contaminant” or other words of similar import in any applicable foreign, federal, state or local environmental law, statute, ordinance, rule or regulation.

Section 2.26        Absence of Material Undisclosed Liabilities. Except for (a) accounts payable and accrued expenses reflected in the Financial Statements and other similar amounts incurred in the ordinary course of business since the Company Balance Sheet Date, and (b) obligations of future performance under contracts set forth on a Schedule hereto and under other contracts entered into in the ordinary course in accordance with this Agreement which are not required to be listed on a Schedule hereto, as of the Closing Date, none of the Company or any of its Subsidiaries will have any material liabilities or obligations, whether absolute, accrued, contingent or otherwise, and whether due or to become due.

Section 2.27        Representations. No representation or warranty of any Shareholder in this Agreement, nor any statement, certificate or other document furnished or to be furnished by the Company to Purchaser pursuant hereto, nor the exhibits and schedules hereto, contains or, on the Closing Date, will contain any untrue statement of a material fact, or omits to state or, on the Closing Date, will omit to state, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.28        Information. The documents provided by the Shareholders in the Data Room have been complied and structured in good faith and provides, on the day of compilation as well as on the day of signing of this Agreement, a true, fair and complete picture of the Company and its Subsidiaries, their respective business and financial standing and no facts or circumstances which would, with an objective view, be of material interest for a purchaser of the Shares have been omitted, excluded or otherwise disclosed in an unfairly manner.

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Article 3

INDIViDUAL Representations and Warranties of THE Shareholders

Each Shareholder severally represents and warrants on behalf of such Shareholder to Purchaser as of the date hereof and the Closing Date as follows:

Section 3.1        Organization and Power. If not a natural person, such Shareholder (a) is duly formed or organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its organization and (b) has (or its trustee or trustees have) the power and authority to execute, deliver and perform its obligations under this Agreement.

Section 3.2        Authorization; Enforceability. If such Shareholder is not a natural person, the execution, delivery and performance by such Shareholder of this Agreement has been duly authorized by all requisite corporate or comparable organizational action on the part of such Shareholder, and no other proceedings or actions on the part of such Shareholder are necessary to authorize the execution, delivery and performance by such Shareholder of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties hereto and thereto, represent the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereafter in effect relating to the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. No further authorizing action on the part of such Shareholder is or will be required in connection with the consummation of the Transactions.

Section 3.3        Noncontravention.

(a)         The execution and delivery by such Shareholder of this Agreement does not, and the performance by such Shareholder of its obligations hereunder and thereunder and the consummation of the Transactions by such Shareholder will not, (1) if such Shareholder is not a natural person, conflict with, or result in a violation of or default under (with or without notice, lapse of time, or both), the memorandum or articles of association or incorporation, bylaws, partnership agreement, shareholders agreement, declaration of trust or equivalent constitutional or authorizing documents of such Shareholder or any Law applicable to it, (2)(A) conflict with, (B) result in a violation of or default under (with or without notice, lapse of time or both), (C) give rise to a right of termination, cancellation, renegotiation or acceleration of any obligation or loss of any benefit under or (D) require consent, approval or waiver from any Person in accordance with the terms of any Contract to which such Shareholder is a party, or (3) result in the creation or imposition of any Encumbrance with respect to, or otherwise have an adverse effect upon, the Shares owned beneficially or of record by such Shareholder or the ability of such Shareholder to consummate the Transactions.

(b)         No consent, approval, license, Permit, Order or authorization of, registration or filing with or declaration or notification to, any Person is required by such

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Shareholder in connection with the execution and delivery of this Agreement or the consummation of the Transactions.

Section 3.4        Ownership of Shares. As of the date hereof, such Shareholder is the sole registered legal and beneficial owner of the number of the classes and series of Shares opposite such Shareholder’s name in Section 2.2(b) of the Company Disclosure Letter, without regard to the columns labeled “As of Closing.” As of the Closing Date, such Shareholder will be and is the sole registered legal and beneficial owner of the number of the classes and series of Shares opposite such Shareholder’s name in the columns labeled “As of Closing” in Section 2.2(b) of the Company Disclosure Letter. Except pursuant hereto, such Shares as are or will be owned by such Shareholder on the referenced date are not and will not be subject to any Encumbrances, and such Shareholder has not granted any rights to purchase, and has no obligation to transfer, assign or otherwise dispose of, such Shares to any other Person. Such Shareholder has the sole right to transfer the full legal and beneficial ownership of such Shares free from all Encumbrances to Purchaser. Such Shares constitute all of the share capital of the Company owned, beneficially or of record, by such Shareholder, and such Shareholder has no other rights to acquire shares in the capital of the Company (except pursuant to the Shareholders’ Agreement). Upon the Closing, Purchaser will own such Shares free and clear of all Encumbrances other than those arising hereunder.

Section 3.5        Tax and Legal Matters. Such Shareholder acknowledges and agrees that such Shareholder had the opportunity to seek and was not prevented by Purchaser, the Representative or any other Shareholder from seeking independent legal and Tax advice before such Shareholder’s execution and delivery of this Agreement and, if such Shareholder did not avail itself of that opportunity before signing this Agreement that such Shareholder did so voluntarily without any undue pressure and agrees that such failure to obtain independent legal or Tax advice will not be used by such Shareholder as a defense to the enforcement of such Shareholder’s obligations under this Agreement. Such Shareholder understands that it must rely solely on its own advisors and not on any statements or representations by other Shareholders, the Representative, the Company, its Subsidiaries, Purchaser or any of their agents or attorneys, except for the representations and warranties of Purchaser in Article 4. Such Shareholder understands that such Shareholder (and not Purchaser, the Representative, the Company or its Subsidiaries) will be responsible for such Shareholder’s legal or Tax liability that may arise as a result of the sale of such Shareholder’s Shares hereunder.

Section 3.6        Absence of Litigation. Such Shareholder is not subject to any Actions outstanding or pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder that would prevent such Shareholder from (a) executing and delivering this Agreement or (b) performing such Shareholder’s obligations pursuant to, or observing any of the terms and provisions of, this Agreement.

Section 3.7        U.S. Securities Law Matters.

(a)         Investment for Own Account. The Consideration Shares to be acquired by such Shareholder hereunder will be acquired solely for investment for such Shareholder’s own account, not as a nominee or agent, and not with a view to the public or private resale or distribution thereof within the meaning of the Securities Act, and such Shareholder has no

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present intention of selling, transferring, granting any participation in or otherwise distributing the same.

(b)         Accredited Investor; Regulation S. Such Shareholder either (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission, as presently in effect, or (ii) certifies that such Shareholder is not a “U.S. person” within the meaning of Rule 902 of Regulation S promulgated by the United States Securities and Exchange Commission, as presently in effect, that such Shareholder is not located within the United States at the time of such Shareholder’s execution and delivery of this Agreement and that such Shareholder is not acquiring the Consideration Shares for the account or benefit of any such U.S. person. Such Shareholder (1) agrees to transfer or resell the Consideration Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such Consideration Shares unless in compliance with the Securities Act, (2) agrees that any certificates for any Consideration Shares issued to such Shareholder shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and that hedging transactions involving such Consideration Shares may not be conducted unless in compliance with the Securities Act, and (3) agrees that Parent is required to refuse to register any transfer of any Consideration Shares issued to Shareholder not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

(c)         Disclosure of Information. At no time was such Shareholder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale, purchase or exchange of the Consideration Shares. Such Shareholder has received or has had full access to all the information that such Shareholder considers necessary or appropriate to make an informed investment decision with respect to the Consideration Shares to be acquired by such Shareholder under this Agreement. Such Shareholder further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the issuance of the Consideration Shares under this Agreement and to obtain additional information (to the extent Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Shareholder or to which such Shareholder had access.

(d)         Investment Experience. Such Shareholder understands that the acquisition of the Consideration Shares involves substantial risk. Such Shareholder (i) has experience as a Shareholder in securities of companies with businesses similar to Parent and acknowledges that such Shareholder is able to fend for himself, can bear the economic risk of such Shareholder’s investment in the Consideration Shares and has such knowledge and experience in financial or business matters that such Shareholder is capable of evaluating the merits and risks of an investment in the Consideration Shares and protecting such Shareholder’s own interests in connection with such investment, and (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Shareholder to be aware of the character, business acumen and financial

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circumstances of such persons. Shareholder represents that his current permanent residence is as set forth on Exhibit A hereto.

(e)         Restricted Securities. Such Shareholder understands that the Consideration Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Shareholder represents that the Shareholder is familiar with Rule 144 of the United States Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Shareholder understands that except as otherwise set forth herein Parent is under no obligation to register any of the securities sold hereunder.

Section 3.8        Authority of the Representative. Such Shareholder has delivered a valid and enforceable power of attorney appointing the Representative as the Shareholder’s agent and true and lawful attorney-in-fact with the powers and authority as set forth in this Agreement, which shall remain in full force and effect.

Article 4

Representations and Warranties of Purchaser and parent

Each of Purchaser and Parent represents and warrants to the Company as follows:

Section 4.1        Organization and Power. Each of Purchaser and Parent (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business and is in good standing in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect on Purchaser.

Section 4.2        Authorization; Enforceability. Each of Purchaser and Parent has the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement and the consummation of the Transactions by each of Purchaser and Parent have been duly authorized by all requisite corporate or comparable organizational action on the part of it and its shareholders. This Agreement has been duly executed and delivered by each of Purchaser and Parent, assuming due authorization, execution and delivery by the other parties hereto, represents the legal, valid and binding obligation of each of Purchaser and Parent, enforceable against such party in accordance with its terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereunder in effect relating to the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

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Section 4.3        Noncontravention.

(a)         The execution, delivery and performance of this Agreement and the consummation of the Transactions by Purchaser and Parent do not and will not (1) conflict with, result in or constitute a material violation of or default under (with or without notice, lapse of time or both), give rise to a right of termination, cancellation, renegotiation, modification or acceleration of any obligation or loss of any benefit under or require consent, approval or waiver from any Person in each case in accordance with any provision of the organizational documents of Purchaser or Parent, (2) conflict with, result in or constitute a material violation of or default under (with or without notice, lapse of time or both), give rise to a right of termination, cancellation, renegotiation, modification or acceleration of any obligation or loss or modification of any benefit under or require consent, approval or waiver from any Person in accordance with any Contract, Permit or Law applicable to Purchaser or Parent, or (3) otherwise have an adverse effect upon the ability of Purchaser or Parent to consummate the Transactions.

(b)         No Permit or Order of, or registration or filing with or declaration or notification to, any Governmental Authority is required by or with respect to Purchaser or Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

Section 4.4        Parent SEC Reports; Compliance. Parent has filed all reports required to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, since October 1, 2011 (collectively, the “Parent SEC Reports”), and has previously furnished or made available (through EDGAR) to the Sellers true and complete copies of all Buyer SEC Reports and will promptly furnish or make available (through EDGAR) to the Sellers any Buyer SEC Reports filed between the date hereof and the Closing Date. None of the Buyer SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in each case as of the date thereof).

Section 4.5        Parent Common Stock. The shares of Parent Common Stock included in the Consideration Shares, when issued to the Shareholders in accordance with the terms and conditions of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable. Assuming the accuracy of the representations of each Shareholder in Section 3.7, the Consideration Shares will be issued in compliance with all applicable United States federal and state securities laws. The shares of Parent Common Stock for which the Consideration Options will be exercisable, when issued to the Optionholders in accordance with the terms and conditions of the applicable option agreement, will be duly authorized and validly issued, fully paid and nonassessable. There are no other outstanding share classes in Parent than the Parent Common Stock.

Article 5

Additional Agreements

Section 5.1        Conduct of Business of the Company. From the date hereof until the earlier of the termination hereof and the Closing Date:

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(a)         The Company will, and the Shareholders will cause the Company and each of its Subsidiaries to, conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (except to the extent expressly provided otherwise in this Agreement or as consented to in writing by Purchaser) in the continuing best interest of the Company and the Shareholders;

(b)         The Company will, and the Shareholders will cause the Company and each of its Subsidiaries to, (1) pay all of its debts and Taxes when due, except to the extent such debts or Taxes are being contested in good faith by appropriate proceedings and for which adequate reserves according to GAAP or U.S. GAAP, as applicable, have been established, (2) pay or perform its other obligations when due, and (3) use commercially reasonable efforts consistent with past practice to (A) preserve intact its present business organizations, (B) keep available the services of its present officers and key employees, and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses will be unimpaired at the Closing Date;

(c)         The Company will, and the Shareholders will cause the Company and each of its Subsidiaries to, promptly notify Purchaser of any change, occurrence or event not in the ordinary course of business of the Company and its Subsidiaries, and of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, could reasonably be expected to have a Material Adverse Effect on the Company or which is reasonably likely to cause any of the conditions in Article 6 not to be satisfied; and

(d)         The Company will, and the Shareholders will cause the Company and each of its Subsidiaries to, assure that each of the Contracts entered into on or after the date hereof by it will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Transactions.

(e)         The Company will, and the Shareholders will cause the Company and each of its Subsidiaries to, use commercially reasonable efforts to (i) preserve its business organization, (ii) retain the services of its present employees and (iii) preserve the goodwill of its customers and suppliers.

Section 5.2         Restrictions on Conduct of Business of the Company. Without limiting the generality or effect of Section 5.1, from the date hereof until the earlier of the termination hereof and the Closing, the Company will not, and the Shareholders will cause the Company and each of its Subsidiaries not to, cause or permit any of the following (except to the extent expressly provided otherwise herein or as expressly consented to in writing by Purchaser):

(a)         Cause or permit any amendments to its organizational documents;

(b)         Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its issued capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or

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otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, non-employee directors and consultants in accordance with agreements existing at the date hereof providing for the repurchase of shares in connection with any termination of service;

(c)         Terminate any Contract with any reseller, distributor, original equipment manufacturer or agent, where such termination (1) would reasonably be expected to trigger any payment by the Company to such reseller, distributor, original equipment manufacturer or agent pursuant to the express terms of such Contract or (2) could trigger any payment by the Company to such reseller, distributor, original equipment manufacturer or agent pursuant to such Contract or under Law;

(d)         Except in the ordinary course of business, hire or terminate the employment or engagement of any employees, consultants or independent contractors; enter into, or extend the term of, any employment or consulting Contract with any Person; or increase the salaries, wage rates, fees, benefits or other remuneration of any employees, consultants or independent contractors;

(e)         Make any loans or advances to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any outstanding loans or advances, other than advances to employees and consultants for travel and other expenses in the ordinary course of business;

(f)         Transfer or license to any Person (including through a reseller agreement) any rights to any Company Intellectual Property (other than in the ordinary course of business in connection with the license or sale of Company Products to customers, as long as, notwithstanding past practice, the Company does not disclose, provide or license any Company Source Code to any third party or include in any permitted transfer or license any obligation, right or option to deposit the Company Source Code in escrow);

(g)         Sell, lease, license or otherwise dispose of or create, extend, grant or issue any Encumbrance over any of its properties or assets (other than in connection with the U.S. Subsidiary Sale or in the ordinary course of business in connection with the license or sale of Company Products to customers, as long as, notwithstanding past practice, the Company does not disclose, provide or license any Company Source Code to any third party or include in any permitted transfer or license any obligation, right or option to deposit the Company Source Code in escrow);

(h)         Enter into, participate in, establish or join any new standards-setting organization, collaborative effort with a university or industry body or consortium, or other multi-party special interest group or activity;

(i)         Reduce the amount of any insurance coverage provided by existing insurance policies;

(j)         Terminate or waive any right or claim of substantial value;

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(k)         Adopt or amend any employee or compensation benefit plan, including any share purchase, share issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, except in each case as required by Law;

(l)         Grant any severance or termination pay to any Person or amend or modify any existing severance or termination agreement with any Person;

(m)         Commence an Action other than (1) for the routine collection of bills or (2) in such cases where it in good faith determines that failure to commence an Action would result in the material impairment of a valuable aspect of its business, as long as the Company consults with Purchaser before the filing of such Action;

(n)         Acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or any company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

(o)         Make any change in accounting or Tax principles, practices or policies from those utilized in the preparation of the Financial Statements, write-off, write-down or make any determination to write-off or write-down any of its assets and properties, or make any material change in its general pricing practices or policies or any material change in its credit or allowance practices or policies;

(p)         Make or change any election or designation in respect of Taxes, file any amendment to a Tax Return, enter into any closing agreement in respect of Taxes, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(q)         Except for the U.S. Subsidiary Sale, alter, or enter into any commitment to alter, its interest in any Subsidiaries, corporation, association, joint venture, partnership or other business entity in which the Company or any of its Subsidiaries holds any interest; or

(r)         Commit to do any of the foregoing.

Section 5.3        Access to Information.

(a)         Until the earlier of the termination of this Agreement and the Closing Date, (1)  the Company will, and the Shareholders will cause the Company to, afford Purchaser and its accountants, counsel and other representatives reasonable access during normal business hours to (A) all of the properties, books, contracts, commitments and records of the Company and its Subsidiaries and (B) all other information concerning the business, intellectual property, properties and personnel of the Company and its Subsidiaries as Purchaser may reasonably request, and (2) the Company will, and the Shareholders will cause the Company to, provide to Purchaser and its accountants, counsel and other representatives true, correct and complete copies of internal financial statements promptly upon request. At or before Closing, the Shareholders will cause the Company to, and the Company will, deliver a copy of all documents

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in the electronically accessible data room provided in connection with the Transactions (the “Data Room”) to Purchaser on compact disc or DVD.

(b)         Subject to Law, until the earlier of the termination of this Agreement and the Closing Date, the Shareholders will cause the Company to cause the officers, counsel or other representatives of it and its Subsidiaries to, promptly notify Purchaser of, and to confer from time to time as requested by Purchaser with one or more representatives of Purchaser during ordinary business hours to discuss, any material changes or developments in the operational matters of the Company and its Subsidiaries and the general status of the ongoing business and operations of the Company and its Subsidiaries.

(c)         The Company will, and the Shareholders will cause the Company to: (1) notify Purchaser in writing promptly after learning of any Action any Governmental Authority initiated by or against the Company or its Subsidiaries, or known by the Company to be threatened against the Company, its Subsidiaries or any of their respective directors, officers, employees or shareholders in their capacity as such (a “New Litigation Claim”); (2) notify Purchaser of ongoing material developments in any New Litigation Claim; and (3) consult in good faith with Purchaser regarding the conduct of the defense of any New Litigation Claim.

Section 5.4        Confidentiality; Public Announcements.

(a)         The parties acknowledge that Purchaser and the Company executed a non-disclosure agreement dated May 2, 2013 (the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms.

(b)         The Company will not, and each Shareholder will not and will cause the Company, its directors, officers, legal counsel, advisors, employees and any other representatives and his, her or its Shareholder Affiliates not to, issue or cause the publication of any press release or other public announcement or make any disclosure to any Person regarding: (1) this Agreement, the Company Disclosure Letter, or the Transactions, or any discussions, memoranda, letters or agreements related hereto or thereto, including any announcement to employees, customers, suppliers or others having dealings with the Company, without prior approval of Purchaser, (2) the existence or terms of this Agreement; (3) the existence of discussions and negotiations between or among Purchaser, the Company, and the holders of any Shares, Options, or Warrants, or any of their respective directors, controlling Persons, officers, employees, agents, partners and advisors (including attorneys, accountants, consultants, bankers or financial advisors); (4) the consummation of the Transactions; or (5) information about the business, properties, financial condition or operations of the Company, in each case without prior approval of Purchaser, except, in the case of the Shareholders, as and to the extent (v) disclosure is required by such Shareholder to his, her or its Tax, financial, legal or other professional advisors or, if applicable, spouse, subject to a duty of confidentiality, for purposes of complying with such Shareholder’s Tax obligations or other reporting obligations under Law arising out of the Transactions, (x) the information disclosed is information which Purchaser previously disclosed or confirmed to the public, (y) disclosure is made by such Shareholder to his, her or its legal counsel, subject to a duty of confidentiality (z) disclosure is required to other Shareholders or holders of Options or Warrants and their respective Tax, financial, legal or other professional

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advisors, subject to a duty of confidentiality, for the purposes of implementing arrangements expressly contemplated hereby.

(c)         For purposes hereof, “Proprietary Information” shall mean any information related to the Company or its Subsidiaries or Purchaser, including any information related to their respective business, organization, financial situation, operations, purchasing and sales activities, intellectual property, source codes, information relating to services, operating processes, procedures, price lists, customer lists, technology, designs, specifications, or other proprietary information of the business of the Company or its Subsidiaries or Purchaser or this Agreement.

(d)         After the Closing Date, the Shareholders and Representative shall treat any and all Proprietary Information as confidential and not disclose or make it available to any Person unless the disclosing party can demonstrate that it is or has been:

(1)         obtained legally and freely from a third party without restriction as to the disclosure of such information;

(2)         independently developed by the respective Shareholders or Representative at a prior time when the applicable respective Shareholders or Representative was not an employee, independent contractor, board member or shareholder of any of the Company or its Subsidiaries and without the benefit of any of the Proprietary Information of any of the Company or its Subsidiaries;

(3)         made public as required by applicable mandatory Laws, final, non-appealable court decisions, or stock exchange regulations; or

(4)         within the public domain or later becomes part of the public domain as a result of acts by someone other than any Shareholders or Representative.

(e)         To the extent obliged to treat Proprietary Information as confidential, each Shareholder and Representative shall use the same degree of care as it uses with regard to its own proprietary information to prevent disclosure, use, or publication of the Proprietary Information.

Section 5.5        Regulatory Consents; Cooperation.

(a)         Purchaser and the Company will, and the Shareholders will cause the Company to, take commercially reasonable actions necessary to (1) comply promptly with all legal requirements which may be imposed on it with respect to the consummation of the Transactions, (2) promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the Transactions, and (3) obtain or make (and cooperate with the other parties hereto in obtaining or making) any consent, approval, Order or authorization of, or any registration, declaration or filing with, any Person required to be obtained or made in connection with the Transactions.

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(b)         In no event will Purchaser be obligated to (1) divest any of its or any of its Subsidiaries’ businesses, product lines or assets, or to agree to any divestiture of the Company’s businesses, product lines or assets, or (2) take or agree to take any other action or agree to any limitation that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company after the Closing Date. In no event will the Company or any of its Subsidiaries be required to (x) divest any of their respective businesses, product lines or assets, or (y) take or agree to take any other action or agree to any limitation that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.

Section 5.6         No Solicitation. From the date hereof until the earlier of the termination of this Agreement pursuant to its terms and the Closing Date, the Company will not, and the Shareholders will not and will cause the Company not to and will cause their respective officers, directors, employees, financial advisors, representatives, agents and Affiliates of the Company not to, directly or indirectly, (a) solicit, initiate, facilitate, seek, entertain, encourage or support any inquiry, proposal or offer from any Person (other than Purchaser) in respect of an Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Purchaser) in respect of an Acquisition Transaction; or (c) accept any proposal or offer from any Person (other than Purchaser) in respect of an Acquisition Transaction. Upon execution of this Agreement, the Shareholders will and will cause the Company to cause their respective officers, directors, employees, financial advisors, representatives, agents and Affiliates of the Company to, immediately cease and cause to be terminated any existing direct or indirect discussions with any Person (other than Purchaser) that are in respect of an Acquisition Transaction. Except as permitted by Section 5.23, from the date hereof until the earlier of the termination of this Agreement pursuant to its terms and the Closing Date, each Shareholder will not sell, convey, assign or transfer, or create, grant, give or permit to subsist any Encumbrances whatsoever on the Company Securities owned by such Shareholder. “Acquisition Transaction” means any transaction involving (1) the sale, license, disposition or acquisition of all or a substantial portion of the business or assets of the Company or any of its Subsidiaries; (2) the issuance, disposition or acquisition of (A) any shares or other equity security of the Company or any of its Subsidiaries (other than shares in the capital of the Company issued to employees of the Company or any of its Subsidiaries upon exercise of Options in routine transactions in accordance with the Company’s past practices), (B) any option or other right (whether or not immediately exercisable) to acquire any shares or other equity security of the Company or any of its Subsidiaries, or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any shares or other equity security of the Company or any of its Subsidiaries; or (3) any merger, amalgamation, arrangement, consolidation, share exchange, business venture, joint venture, reorganization, recapitalization or similar transaction involving the Company.

Section 5.7         Notification. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Section 7.1, (1) the Company will, and the Shareholders will and will cause the Company and each of its Subsidiaries to, notify Purchaser promptly after becoming aware of any matter hereafter arising or any information obtained after the date hereof that, if existing, occurring or known at or before the date of this Agreement, would have been required to be set forth or described in the Company Disclosure

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Letter or that is required to be disclosed in order that such schedule be complete and correct, (2) each party hereto will notify the other parties hereto promptly of the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty made by it in this Agreement to be untrue or inaccurate in any material respect, (B) any condition of the other parties hereto set forth herein to be unsatisfied in any material respect, or (C) any material failure of such notifying party, any Affiliate of the Company of such notifying party or any of their respective representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. No provision of, and no information provided under, this Section 5.7 will, or will be deemed to, limit, modify or otherwise affect any representation or warranty contained herein, the conditions to the obligations of the parties hereto to consummate the Transactions or the rights hereunder of any party hereto, including rights under Article 8.

Section 5.8        Spreadsheet. Attached hereto as Exhibit A, is a spreadsheet (the “Spreadsheet”), dated and setting forth as of the Closing the following information relating to the holders of Company Securities:

(a)         the names and mailing addresses of all holders of Company Securities;

(b)         in the case of Shares, the number of shares and held by such Persons and the certificate numbers of the Certificates representing the Shares;

(c)         in the case of Options, the number of shares subject to the Options and the exercise price per share and vesting provisions in effect as of the Closing Date for each Option held by such Persons;

(d)         separately as to each type of security, the number of Consideration Shares to be delivered upon the Closing to such holder for the purchase of such holder’s Shares or the number of Consideration Options to be issued to such holder in respect of the cancellation of such holder’s Shares and Options.

Section 5.9        Expenses.

(a)         Whether or not the Transactions are consummated, each party shall be responsible for its own expenses and costs that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Notwithstanding any provision hereof to the contrary, the Company shall not be responsible for any Seller Expenses.

(b)         Parent is hereby authorised to reduce the Consideration Shares otherwise deliverable to the Shareholders in an aggregate amount equal to the sum of (i) the number of shares of Parent Common Stock with an aggregate Deemed Share Value equal to the aggregate Seller Expenses, (ii) the Transaction Payment Shares and (iii) the number of shares of Parent Common Stock with an aggregate Deemed Share Value equal to the Transaction Payment Taxes, and to pay, or cause to be paid, any and all Seller Expenses and Transaction Payment Taxes, as applicable, and to issue the Transaction Payment Shares in accordance with Section 1.2(c).

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Section 5.10       Tax Matters.

(a)         Termination of Tax Sharing Agreements. All Tax sharing, allocation, indemnity or similar agreements with respect to or involving the Company and/or its Subsidiaries shall be terminated as of the Closing Date and neither the Company nor its Subsidiaries shall have any further liability thereunder.

(b)         Termination of Powers of Attorney. Any power of attorney with respect to Taxes or Tax Returns of the Company shall be terminated as of the Closing Date.

Section 5.11        Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the Transactions, payable by the Shareholders will be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges.

Section 5.12        Release of Claims. Upon and subject to the Closing, each Shareholder undertakes as follows:

(a)         Such Shareholder, on behalf of himself, herself, or itself, and his, her or its successors, assigns, heirs, executors, legatees, administrators, beneficiaries, representatives, agents and any Shareholder Affiliates (the “Releasing Parties”), fully, finally and irrevocably releases, acquits and forever discharges the Company, Parent and Purchaser, each of their respective officers, directors, predecessors, Affiliates, successors and assigns, and the beneficiaries, heirs, executors, personal or legal representatives, insurers and attorneys of any of them (collectively, the “Released Parties”), from any and all commitments, actions, charges, complaints, promises, agreements, controversies, debts, claims, counterclaims, suits, causes of action, damages, demands, Liabilities, obligations, costs and expenses of every kind and nature whatsoever, whether arising from any express, implied, oral, or written contract or agreement or otherwise, known or unknown, past, present or future, at law or in equity, contingent or otherwise (collectively, a “Potential Claim”), that such Releasing Parties, or any of them, had, has or may have had at any time in the past until and including the Closing, against the Released Parties, or any of them, for or by reason of any matter, cause or thing whatsoever occurring at any time at or prior to the Closing with respect to the Company (the “Released Matters”), except that the Released Matters do not include, and nothing in this Agreement shall affect or be construed as a waiver or release by Releasing Parties of, any Potential Claim by such Releasing Parties arising from or relating to (1) fees, salary, reimbursement for expenses, bonuses, change of control payments, or other compensation or employment benefits earned or accrued by or for the benefit of such Releasing Parties prior to the Closing in respect of services performed by such Shareholder as an employee or director of the Company and (2) the payment of the Purchase Price for the Shares, or the issuance of the Consideration Options in consideration of the cancellation of the Options, beneficially owned by such Shareholder and disclosed by the Company on the Spreadsheet, in each case on and subject to the terms and conditions hereof. As used herein, the term “Shareholder Affiliates” includes such Shareholder’s directors, officers, controlling Persons, employees, counsel, advisors and affiliated investment funds, if any, and, for the avoidance of doubt, shall not include any of such Shareholder’s or Shareholder Affiliates’ portfolio companies or limited partners.

(b)         No Transfer of Potential Claims. Such Shareholder represents and warrants to the Released Parties that such Shareholder has made no assignment or transfer of any of the Potential Claims for any Released Matter.

(c)         Sufficiency of Consideration. Such Shareholder acknowledges and agrees that the Consideration Shares delivered in respect of Shares owned beneficially or of record by such Shareholder, or the issuance of the Consideration Options, as the case may be, and the covenants of Purchaser contained herein provide good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Section 5.12.

Section 5.13        Further Assurances. On the terms and subject to the conditions set forth in this Agreement, each of the parties hereto will use commercially reasonable efforts, and will cooperate with each other parties hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including the satisfaction of the respective conditions set forth in Article 6. Without limiting the foregoing and subject to the terms of this Agreement, if an Order preventing the consummation of any of the Transactions will have been issued by a court of competent jurisdiction, each party hereto will use its commercially reasonable efforts to have such Order lifted. Each party hereto, at the reasonable request of the other parties hereto, will execute and deliver such documents and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Transactions. Further, without limiting the foregoing, the Representative will use commercial best efforts to obtain a power of attorney from any holder of Shares who has not entered into this Agreement as of the date hereof and to execute this Agreement on behalf of such holder or otherwise cause such holder to become a party to this Agreement.

Section 5.14        Discharge of Liability. Purchaser shall cause the Company and the Swedish Subsidiary to discharge each of the board members that resigned or were removed on or before the Closing Date from liability for the financial years 2012 and 2013 until the Closing Date (or the earlier date of their respective resignation or removal) at the next annual shareholders’ meeting in the Company and the Subsidiary, provided that no recommendation to the contrary is made by the auditor of the Company or the relevant Subsidiary. The foregoing discharge shall not release or waive any obligations of such Persons pursuant to this Agreement, including, without limitation, any indemnification obligations pursuant to Article 8 hereof.

Section 5.15        Registration on Form S-3. Parent shall, (a) within 60 calendar days following the Closing Date, file a registration statement on Form S-3 covering the resale of the shares of Parent Common Stock included in the Consideration Shares and (b) thereafter use its commercially reasonable efforts to cause such registration statement to become effective under the Securities Act as promptly as possible; provided, however, that Parent shall not be obligated to effect any such registration if Form S-3 is not available for such offering by the Shareholders. Following such registration statement becoming effective, Parent shall (i) use commercially reasonable efforts to keep such registration statement effective for a period of up to two (2) years thereafter or, if earlier, until the distribution contemplated in such registration statement has been completed, (ii) prepare and file with the U.S. Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and (iii) furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of such shares of Parent Common Stock owned by the Shareholders. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section 5.15 with respect to such shares of Parent Common Stock owned by any Shareholder that such Shareholder shall furnish to Parent, within a reasonable period of time prior to the date on which Parent is required to file the registration statement described in this Section 5.15, such information regarding himself, herself or itself, such shares of Parent Common Stock held by it, and the intended method of disposition of such securities as shall be required to effect the registration thereof. Parent shall pay all expenses incurred in connection with the preparation and filing of such registration statement, including all registration and filing fees and printer, legal and accounting fees related thereto.

Section 5.16        Additional Parent Common Stock Matters. Shares of Parent Common Stock issued to a Shareholder hereunder or issued to an Optionholder upon the exercise of a Consideration Option issued hereunder may not be sold, assigned, transferred or disposed of by such Shareholder or Optionholder prior to the six-month anniversary of the Closing Date without Parent’s prior written consent in Parent’s sole discretion. Following the six-month anniversary of the Closing Date, such Shareholder or Optionholder may, subject to compliance with applicable securities Laws, sell, assign, transfer or dispose of such shares. Each Shareholder and Optionholder acknowledges and agrees that Parent shall issue to its transfer agent such instructions, directions and stop transfer orders as are necessary to implement the provisions of this Section 5.16.

Section 5.17        Proxy Statement. Parent shall prepare and file with the SEC as promptly as is reasonably practicable following the date hereof a proxy statement for the solicitation of the approval of its stockholders of the Transactions (the “Parent Proxy Statement”).  The Parent Proxy Statement shall contain the recommendation of the board of directors of Parent that its stockholders approve the Transactions including the issuance of the Consideration Shares hereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company that will be contained in the Parent Proxy Statement.  The information provided by the Company to Parent specifically for inclusion in the Parent Proxy Statement, including without limitation the Financial Statements and related disclosure provided for inclusion therein, shall not (i) contain any statement that is false or misleading with respect to any material fact, (ii) omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or (iii) omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading.

Section 5.18        Financial Statements. The Company and the Shareholders shall use commercially reasonable efforts to cause the Company’s independent auditors to furnish their consent to the inclusion of the audited Financial Statements and the auditor’s reports with respect thereto in any applicable filings of Parent as required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules of the U.S. Securities and Exchange Commission promulgated thereunder. Parent will bear all costs of the foregoing.

Section 5.19       Noncompetition.

(a)         During the Noncompetition Period (as hereinafter defined) the Covered Person will not, directly or indirectly, or as a stockholder, partner, member, manager, employee, consultant or other owner or participant in any Person other than the Company, (i) engage in or assist any other Person to engage in any Covered Business (as hereinafter defined) anywhere in the Covered Area (as hereinafter defined), (ii) solicit or endeavor to entice away from the Company, or offer employment or a consulting position to, or otherwise interfere with the business relationship of the Company with, any Person who is, or was within the one-year period prior thereto, an employee of or consultant to the Company or (iii) solicit or endeavor to entice away from the Company, endeavor to reduce the business conducted with the Company by, or otherwise interfere with the business relationship of the Company with, any Person who is a customer or client of, supplier, vendor or service provider to, or other Person having business relations with, the Company.

(b)         For purposes of this Section 5.19, the following terms shall have the following meanings:

“Company” shall mean the Company, each of its subsidiary, parent and affiliated companies, whether now existing or existing in the future, and all of their respective successors and assigns.

“Covered Area” means (i) anywhere in Europe and (ii) anywhere else in the world where the Company does business or plans to do business as of the Closing, including without limitation North America.

“Covered Business” means the front-end data visualisation software business in which the Company is engaged at the Closing Date.

“Covered Person” means Willem de Geer.

“Noncompetition Period” means the period commencing as of the Closing and ending on the two year anniversary of the Closing.

Section 5.20       Remedies for Breach of Restrictive Covenants.

(a)         If any Shareholder commits a breach of any of Sections 5.4 or 5.6 of this Agreement, and, if such breach is capable of being rectified, fails to fully rectify such breach within ten Business Days after receipt of notice thereof from the Purchaser, the relevant Shareholder, shall (without the Purchaser having to prove any Losses) pay a SEK 500 000 contractual penalty (Sw. avtalsvite) to the Purchaser for each such breach, and in case of an on-going breach, in addition thereto pay a SEK 100 000 contractual penalty to the Purchaser for each start of a new calendar week the breach is on-going. If the Covered Person commits a breach of Section 5.19 of this Agreement, and, if such breach is capable of being rectified, fails to fully rectify such breach within ten Business Days after receipt of notice thereof from the Purchaser, the Covered Person, shall (without the Purchaser having to prove any Losses) pay a SEK 5 000 000 contractual penalty (Sw. avtalsvite) to the Purchaser for each such breach, and in case of an on-going breach, in addition thereto pay a SEK 1 000 000 contractual penalty to the Purchaser for each start of a new calendar week the breach is on-going. The Purchaser’s right to contractual penalties pursuant to this Section 5.20(a) is in addition to any other rights or remedies available to the Purchaser and, in particular, the Purchaser shall be entitled to damages in accordance with applicable law if and to the extent its actual Losses exceeds the contractual penalty.

(b)         The Shareholders acknowledge that any breach or threatened breach of the provisions of Sections 5.4, 5.6 or 5.19 of this Agreement will cause irreparable injury to the Company for which an adequate monetary remedy may not exist. Accordingly, in the event of any such breach or threatened breach, the Purchaser shall be entitled, in addition to the exercise of other remedies, to seek and (subject to court approval) obtain injunctive and other equitable relief, without necessity of posting a bond, restraining the Shareholders, as the case may be, from committing such breach or threatened breach. The right provided under this Section 5.20(b) shall be in addition to, and not in lieu of, any other rights and remedies available to the Purchaser. Notwithstanding Section 9.6 (Assignment), Sections 5.4, 5.6 and 5.19 are for the benefit of the Purchaser as owner of the Shares and for each of its successors in title, and may be assigned by the Purchaser, or by and of its successors in title, without the consent of the Shareholders or the Representative.

(c)         Each Shareholder (1) has carefully read and understands all of the provisions of this Agreement and has had the opportunity for this Agreement to be reviewed by counsel, (2) acknowledges that the duration, geographical scope and subject matter of Sections 5.4, 5.6 and 5.19 (as applicable) of this Agreement are reasonable and necessary to protect the goodwill, customer relationships, legitimate business interests, trade secrets and confidential and proprietary information of the business of the Company, (3) acknowledges that the Purchaser would not have closed the Transactions without the benefits contained in this Agreement, (4) will be able to earn a satisfactory livelihood without violating this Agreement and (5) understands that this Agreement is assignable by the Company and the Purchaser and shall inure to the benefit of their respective successors and permitted assigns.

Section 5.21        Company Intellectual Property. If any Shareholder owns or shall at any time hereafter acquire any rights in any Company Intellectual Property, such Shareholder shall, and hereby does, transfer all of its rights, title and interest in such Company Intellectual Property to the Company for no additional consideration. Each Shareholder shall execute and deliver such additional documents and instruments and take such other actions as the Purchaser shall reasonably request to give effect to the provisions of this Section 5.21.

Section 5.22        Designation of Purchaser. Parent shall have the right prior to the Closing in its sole discretion to designate an existing or newly formed direct or indirect wholly-owned subsidiary of Parent to become Purchaser for all purposes under this Agreement, provided that such designee shall execute a joinder agreement in a form reasonably satisfactory to the

Representative under which such designee shall agree to become a party to this Agreement as Purchaser and assume all of the rights and obligations of Purchaser hereunder.

Section 5.23        Permitted Transfers. Notwithstanding any contrary provision of this Agreement, Shareholders shall be permitted prior to the Closing Date to sell or transfer their shares to another Shareholder party to this Agreement, provided that the Representative shall within five business days following any such transaction give notice of such transaction to Parent and deliver to Parent a revised Spreadsheet reflecting the transfer of Shares effected by such transaction.

Section 5.24        Waiver of Certain Rights. Each Shareholder hereby irrevocably waives (a) the post-sale purchase right clause (Sw. hembudsförbehall) under the Company’s Articles of Association as in effect on the date hereof and (b) all rights of first refusal or similar rights under any Shareholder Agreement.

Article 6

Closing Conditions

Section 6.1        Conditions to Obligations of Each Party. The respective obligations of each party to consummate the Transactions will be subject to the satisfaction at or before the Closing of each of the following conditions, which to the extent permitted by Law may be waived in a written agreement of the Company and Purchaser:

(a)         No Injunctions or Restraints; Illegality. No Order or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions will be in effect, and no Action will have been brought by a Governmental Authority seeking any of the foregoing be pending or threatened. No action taken by any Governmental Authority, and no statute, rule, regulation or Order will have been enacted, entered, enforced or deemed applicable to the Transactions, which makes the consummation of the Transactions illegal.

(b)         Governmental Approvals. The parties will have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Transactions, including European anti-competition clearance.

Section 6.2          Additional Conditions to Obligations of the Shareholders. The obligations of the Shareholders to consummate the Transactions will be subject to the satisfaction, or written waiver by the Representative, at or before the Closing of each of the following conditions (each such condition being solely for the benefit of the Shareholders and capable of being waived by the Representative in his sole discretion without notice, liability or obligation to any Person):

(a)         Representations, Warranties and Covenants of Purchaser. Each of the representations and warranties made by Purchaser in this Agreement that is qualified by reference to materiality or Material Adverse Effect, and each of the other representations and warranties made by Purchaser in this Agreement will be true and correct in all material respects, as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct or true and correct in all material respects, as applicable, as of such specified date or time). Purchaser will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or before the Closing.

(b)         Receipt of Closing Deliveries. The Representative will have received each of the agreements, instruments and other documents required to have been delivered at or before the Closing as set forth in Exhibit D, and all such agreements, instruments and other documents will continue to be effective and will not have been revoked by the Persons executing same.

(c)         Shareholder and Optionholder Signatures. All the Shareholders and Optionholders shall have entered into this Agreement.

Section 6.3         Additional Conditions to the Obligations of Purchaser and Parent. The obligation of Purchaser to consummate the Transactions will be subject to the satisfaction, or written waiver by Purchaser, at or before the Closing of each of the following conditions (each such condition being solely for the benefit of Purchaser and capable of being waived by Purchaser in its sole discretion without notice, liability or obligation to any Person):

(a)         Representations, Warranties and Covenants of the Shareholders. Each of the representations and warranties made by the Shareholders in this Agreement that is qualified by reference to materiality or Material Adverse Effect and the representation and warranty contained in Section 2.9(g) will be true and correct in all respects, and each of the other representations and warranties made by the Company in this Agreement will be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct or true and correct in all material respects, as applicable, as of such specified date or time), except that such materiality qualifier shall not apply to the representations and warranties contained in Section 2.3, each of which shall individually have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date. The Shareholders and the Company will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Shareholders or the Company at or before the Closing.

(b)         Receipt of Closing Deliveries. Purchaser will have received the instruments and other documents required to be delivered to it pursuant to Section 1.2(b) and each of the agreements, instruments and other documents set forth in Exhibit D, and all such agreements, instruments and other documents will continue to be effective and will not have been revoked by the Persons executing same.

(c)         Shareholder and Optionholder Signatures. Shareholders owning in the aggregate not less than 90% of the outstanding Shares and all Optionholders shall have entered into, and performed their respective obligations pursuant to Section 1.1(a) and (b) of, this Agreement.

(d)         Injunctions or Restraints on Conduct of Business. No Order or other legal or regulatory provision limiting or restricting Purchaser’s ownership, conduct or operation of the business of the Company following the Closing Date will be in effect, nor will any Action or request for additional information before any Governmental Authority seeking any of the foregoing, seeking to obtain from Purchaser or the Company or any of their respective Affiliates in connection with the Transactions any damages, or seeking any other relief that, following the Closing, could reasonably be expected to materially limit or restrict the ability of the Company or any of its Subsidiaries to own and conduct the assets and businesses owned and conducted by the Company or any of its Subsidiaries before the Closing, be pending or threatened.

(e)         No Material Adverse Change. No event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company shall have occurred since the date of this Agreement.

(f)         Employment Arrangements. Parent or a subsidiary of Parent shall have entered into employment/consultancy arrangements in a form reasonably satisfactory to Parent and the relevant counter-party with the following key employees of the Company to continue employment/consultancy with/to Parent or a subsidiary of Parent for a period of at least two years after the Closing Date or as otherwise agreed by the parties, and pursuant to which they would each agree not to compete with the business of Parent or any direct or indirect subsidiary of Parent, and not to hire or solicit the employees of the Company retained by Parent or any direct or indirect subsidiary of Parent, for a period of two years after termination of employment/consultancy: Willem De Geer, Peter Simpson and Ludvig Karlsson Sandman.

(g)         Parent Stockholder Approval. This Agreement and the Transactions shall have been approved by the holders of at least a majority of the outstanding shares of Parent Common Stock entitled to vote on the Agreement and the Transactions (the “Requisite Parent Stockholder Approval”).

(h)         U.S. Subsidiary Sale. Immediately prior to the Closing, the U.S. Subsidiary Sale shall have been effected.

Article 7

Termination, Amendment and Waiver

Section 7.1         Termination. At any time before the Closing Date, this Agreement may be terminated as follows:

(a)         by mutual written consent duly authorized by the respective boards of directors of Purchaser (or a committee thereof) and the Representative;

(b)         by either Purchaser or the Representative (on behalf of all of the Shareholders, who hereby empower and authorize the Representative to act on their behalf), if the Closing Date shall not have occurred on or before October 31, 2013 (the “Termination Date”), except that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party that is in material breach of this Agreement and such breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date;

(c)         by either Purchaser or the Representative (on behalf of all of the Shareholders, who hereby empower and authorize the Representative to act on their behalf), if (1) there is a final non-appealable Order in effect preventing consummation of the Transactions or (2) there is any statute, rule, regulation or Order enacted, promulgated or issued or deemed applicable to the Transactions by any Governmental Authority that would make consummation of the Transactions illegal;

(d)         by Purchaser, if the Shareholders or Optionholders have breached any representation, warranty or covenant contained herein and such breach has not been cured within 30 days after Purchaser’s notice to the Representative of such breach (except that no such cure period will be available or applicable to any such breach which by its nature cannot be cured);

(e)         by Purchaser, if at a meeting of Parent’s stockholders convened for the purpose of obtaining the Requisite Parent Stockholder Approval such approval is not obtained; or

(f)          by the Representative (on behalf of all of the Shareholders and Optionholders, who hereby empower and authorize the Representative to act on their behalf), if Purchaser has breached any representation, warranty or covenant contained herein and such breach has not been cured within 30 days after the Company’s notice to Purchaser of such breach (except that no such cure period will be available or applicable to any such breach which by its nature cannot be cured).

Any party desiring to terminate this Agreement pursuant to Section 7.1(b) through (f) will give notice of such termination to the other party. Notwithstanding any provision of this Agreement to the contrary, no party shall have a right to terminate this Agreement by reason of a change of control of Parent which occurs, or has been announced, prior to the Closing.

Section 7.2        Effect of Termination. If this Agreement is terminated in accordance with Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser or the Shareholders, except that each party hereto shall remain liable for any breaches of this Agreement by the Company or the Shareholders that occurred before its termination and that Section 5.4 (Confidentiality; Public Announcements), Section 5.9 (Expenses), Section 7.2 (Effect of Termination) and Article 9 (General Provisions) shall remain in full force and effect and survive any termination of this Agreement.

Section 7.3        Amendment. Prior to the Closing, this Agreement may be amended by an instrument in writing signed on behalf of Purchaser, Parent, the Company and either (a) the Representative on behalf of the Shareholders and the Optionholders pursuant to Section 8.10(a) or (b) all of the Shareholders and the Optionholders. After the Closing, Purchaser and the Representative (on behalf of all of the Shareholders and Optionholders) may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of Purchaser and the Representative on behalf of all of the Shareholders and Optionholders. The Shareholders hereby empower and authorize the Representative prior to or after the Closing to execute and deliver such instrument on their behalf. This Agreement shall not be amended without an instrument in writing.

Section 7.4        Extension; Waiver. Any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties made to such party herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. In addition, (x) prior to the Closing, the Representative (on behalf of all of the Shareholders, who hereby empower and authorize the Representative to act on their behalf) and (y) after the Closing, the Representative (on behalf of all of the Shareholders) and Purchaser may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other, (2) waive any inaccuracies in the representations and warranties made to Purchaser (in the case of a waiver by Purchaser) or made to the Shareholders (in the case of a waiver by the Representative) herein or in any document delivered pursuant hereto and (3) waive compliance with any of the agreements or conditions for the benefit of Purchaser (in the case of a waiver by Purchaser) or made to the Shareholders (in the case of a waiver by the Representative). Any agreement on the part of a party hereto or the Representative, as applicable, to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement will constitute a waiver of such right, and no waiver of any breach or default will be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

Article 8

Survival and Indemnification

Section 8.1        Survival. The representations and warranties of the Shareholders contained in or made pursuant to this Agreement or in any certificate delivered pursuant to this Agreement will survive in full force and effect until the date that is 15 months following the Closing Date, except that (a) the Fundamental Representations will survive indefinitely and (b) the representations and warranties set forth in Section 2.10 will survive until the date three months after the date that the Tax in issue was subject to a final and non-appealable decision by the relevant tax authority or court. The representations and warranties of Purchaser and Parent contained in or made pursuant to this Agreement or in any certificate delivered pursuant to this Agreement will survive in full force until the Closing. Except as otherwise expressly provided in this Agreement, each covenant hereunder will survive the Closing indefinitely or in accordance with its terms.

Section 8.2        [Reserved].

Section 8.3        Indemnification.

(a)         From and after the Closing Date, subject to this Article 8, the holders of Shares listed on the Spreadsheet (the “Indemnitors”) will severally indemnify and hold harmless the Purchaser from and against any and all direct losses, costs and expenses, including reasonable legal fees and arbitration and court costs (collectively, “Losses”), arising out of, related to or resulting from (1) through (4) below. It is specifically agreed that the Indemnitors’ liability in relation to the sale of the Company and its Subsidiaries is exclusively governed by this Agreement and that no remedy whatsoever under the Sale of Goods Act (Sw. Köplagen (1990:931)) or under any other statute, law or legal principle, shall be available to the Purchaser. The Purchaser shall, as its sole and exclusive remedy, be entitled to claim compensation by way of a reduction of the Purchase Price, as set out in this Article 8, for Losses incurred or suffered by Purchaser arising out of or relating to any of the items listed below. For all purposes of this Article 8, the “Purchaser” shall include the Purchaser and each of its subsidiary, parent and affiliated companies.

(1)         any failure of any representation, warranty or certification made by the Shareholders in this Agreement (including under Article 2 but excepting representations and warranties made under Article 3) or any certificate or other document required to be delivered to Purchaser by the Shareholders in accordance with this Agreement to be true and correct on the date hereof and on the Closing Date as if made on such date;

(2)         any breach of or default by the Company or by the Shareholders collectively of any of its or their covenants or agreements under this Agreement;

(3)         any claims on behalf of any holder or former holder of Shares or rights to acquire Shares that relate or purport to relate to the Transactions, claims alleging violations of fiduciary duty or claims alleging oppression;

(4)         any inaccuracy or omission in the Spreadsheet, including any amounts set forth therein that are paid to a Person in excess of the amounts such Person is entitled to receive pursuant to this Agreement or any amounts a Person was entitled to receive pursuant to this Agreement that were omitted from the Spreadsheet; and

(5)         fraud, intentional misrepresentation, bad faith or intentional misconduct by the Company or any of its directors or officers or any Indemnitor.

Notwithstanding anything to the contrary in this Agreement and notwithstanding the U.S. Subsidiary Sale to be effected immediately prior to the Closing, the Purchaser shall be entitled to indemnification under this Article 8 for any Losses arising out of, related to or resulting from a breach of a representation or warranty under Article 2 with respect to the U.S. Subsidiary.

(b)         Each Indemnitor will severally, but not jointly, indemnify and hold harmless the Purchaser from and against all Losses arising out of, related to or otherwise by virtue of (1) any failure of any representation or warranty made by such Indemnitor contained in Article 3 to be true and correct as of the date hereof and as of the Closing Date as if made on such date, (2) any breach of or default in connection with any of the covenants or agreements made by such Indemnitor in his, her or its individual capacity in this Agreement or any document required to be delivered to Purchaser in accordance with this Agreement or (3) fraud, intentional misrepresentation, bad faith or intentional misconduct by such Indemnitor.

(c)         Notwithstanding anything to the contrary in this Agreement and furthermore notwithstanding the Purchaser’s or Parent’s (or, for the avoidance of doubt any advisor engaged by any of them) knowledge, the Indemnitors shall indemnify and harmless Purchaser from any Losses incurred or suffered by the Purchaser on a SEK by SEK basis resulting from or otherwise related to or as a consequence of the following matters:

(1)         the service arrangements under any consultancy or other agreements entered into by and between the Company and either Hanaskogs Gods or Profit Way AB being deemed by a Tax Authority to qualify from a tax law perspective as employment relationships;

(2)         any mandatory redemption procedure under chapter 22 of the Swedish Companies Act in the event that Shareholders holding less than 100% of the Shareholders become parties to this Agreement prior the Closing or fail to deliver Shares to Purchaser at Closing, including without limitation as applicable (A) the excess of the amount required to be paid to redeem any Shares through such procedure over the aggregate Deemed Share Value of the Consideration Shares that would have been deliverable to the applicable Shareholders had they been a party to this Agreement and (B) all costs and expenses, including reasonable legal fees and arbitration and court costs arising out of, related to or resulting from such procedure;

(3)         any breach of Section 2.17(b);

(4)         any failure by the Company or any Subsidiary to timely file any sales or use Tax return in the United States or to timely pay any Tax payable in connection therewith;

(5)         any failure by the Company or any Subsidiary to timely make any contributions under any benefit plan intended to qualify under Section 401(k) of the United States Internal Revenue Code and any Taxes, penalties or other Losses arising out of such failure or any other material noncompliance with respect to such plan;

(6)         any failure to take into account bonus or commission payments when calculating holiday pay in respect of employees based in Sweden under the Swedish Annual Leave Act (Sw. semesterlagen); and

(7)         the lack of proper transfer pricing documentation between or among the Company, the U.S. Subsidiary and the branch of the Company located in the United Kingdom.

The Indemnitors shall not be liable in respect of any claim under this Section 8.3(c) to the extent notice of the relevant facts or circumstances giving rise to such claim, accompanied by reasonable particulars thereof specifying the nature of the claim and, as far as practicable, the amount of the Loss giving rise to the claim, is not received by the Representative within 60 days after the Purchaser became aware of the facts or circumstances giving rise to the claim, and in any event not later than 5 years and 60 days after the Closing Date. The Indemnitors shall not be liable in respect of any claim under this Section 8.3(c) to the extent that the aggregate amount of the Indemnitor’s liability for all claims duly notified under Section 8.3(c) and 8.3 (a) exceeds an amount equal to the Purchase Price.

(d)         Any reduction of the Purchase Price shall be made with an amount corresponding to the Loss Dollar by Dollar and no multiples, including without limitation any multiple based on past and future cash flows, purchase-price-to-earnings, discounted present values or similar ratios, shall be used when calculating the amount of any Loss. In the event a Loss is not compensated for through Parent’s retention of Holdback Shares and an Indemnitor remains liable for such Loss under this Article 8, such Indemnitor shall be entitled to choose, in its sole discretion, to compensate the Purchaser for Losses by (i) making a cash payment of the relevant amount or (ii) by returning Consideration Shares to the Purchaser with an aggregate Deemed Share Value equal to the amount of the relevant Loss being compensated.

Section 8.4         Limitations on Indemnification.

(a)         Subject to the following sentence, the Purchaser may not recover Losses from the Indemnitors in respect of any claim for indemnification under Section 8.3(a)(1) unless and until Losses have been incurred, paid or properly accrued in an aggregate amount greater than $250,000 (the “Indemnification Threshold”). Notwithstanding the foregoing sentence, the Purchaser will be entitled to recover for, and the Indemnification Threshold will not apply to, any Losses with respect to any breach of or inaccuracy in any representation or warranty made in Section 2.2, Section 2.3, Section 2.8, Section 2.10, Section 2.13, Section 2.22, Section 2.23 or Article 3 (the “Fundamental Representations”). Once the Indemnification Threshold has been exceeded, the Purchaser will be entitled to recover for all Losses without regard to the Indemnification Threshold, but otherwise subject to this Article 8. For the avpoidance of doubt, any Loss that is due to fraud, intentional misrepresentation, bad faith or intentional misconduct by the Company or any of its directors or officers or any Indemnitor shall not be subject to the limitations set forth in this Section 8.4.

(b)         Recovery by the Purchaser of their Losses in aggregate will be subject to the following limitations:

(1)         With respect to Losses claimed under clause (1) of Section 8.3(b), Purchaser shall recover all of its Losses directly from the Indemnitor making the representation or warranty, up to a maximum of the Purchase Price received by it pursuant to Section 1.2(d) and Section 1.6.

(2)         With respect to Losses claimed as a result of breaches of or inaccuracies in any representation or warranty of the Shareholders or Losses claimed under Section 8.3(a)(1), Purchaser may recover its Losses solely through retention of Holdback Shares with an aggregate Deemed Share Value equal to such Losses and only to the extent a claim for such Losses is made prior to the expiration of the Holdback Period.

(3)         With respect to Losses claimed under clauses (2) or (3) of Section 8.3(b), Purchaser shall recover all of its Losses directly from the Shareholder that is in default thereunder, without limitation.

(c)         Except as otherwise required by applicable Law, the parties shall treat any indemnification payments made hereunder as an adjustment to the Purchase Price for accounting and Tax purposes.

(d)         No Indemnitor will have any right of contribution, right of indemnity or other right or remedy against Purchaser in connection with any indemnification obligation or any other liability to which such Indemnitor may become subject under or in connection with this Agreement.

(e)         The Shareholders shall not be liable under this Agreement in respect of:

(i)	Any individual claim (or a series of claims arising from substantially identical facts or circumstances) where the liability agreed or determined in respect of any such claim or series of claims does not exceed 50,000 Dollars;
(ii)	Any claim unless notice in writing, accompanied by reasonable particulars thereof specifying the nature of the claim and, as far as practicable, the amount of the claim, has been given to the Representative without delay and at the latest within sixty (60) days from the date when the Purchaser became aware of the circumstances giving rise to the claim;
(iii)	A liability, which is contingent, unless and until such contingent liability becomes an actual liability and is due and payable, provided that the foregoing shall in no way restrict or prevent the Parent from making a claim with respect to a contingent liability or retaining Holdback Shares in the amount of any potential Loss associated with a contingent liability;
(iv)	A claim which occurs as a result of the passing of any legislation not in force at the signing date of this Agreement, or which takes effect retroactively, or occurs as a result of any increase in the tax rate in force on the date of this Agreement or any change in the generally established practise of the relevant tax authorities;
(v)	A claim which is actually recovered under an insurance policy; or
(vi)	A claim which would not have arisen but for an act, omission or transaction carried out by the Purchaser or Parent, or persons deriving title from the Purchaser or Parent or any of the Company or any of the Subsidiaries after the Closing Date, other than such acts, omissions or transactions as are carried out in good faith or on an uninformed basis with respect to the likelihood that the claim would arise.

(f)         Tax Deductible Items. If any Loss is a tax deductible item, or relates to an untaxed reserve, the recoverable Loss shall be reduced by an amount equivalent to the tax deductions actually realized with respect to such Loss during the relevant fiscal year.

Section 8.5        [Reserved].

Section 8.6        Claims for Indemnification. At any time that Purchaser desires to claim a Loss (a “Liability Claim”) that it believes is or may be indemnifiable under Section 8.3, Purchaser will deliver a written notice of such Liability Claim (a “Claims Notice”) to the Representative or, in the case of a Liability Claim under Section 8.3(b) (a “Direct Shareholder Claim”), the applicable Indemnitor. Such Claims Notice shall specify the nature of the Liability Claim in reasonable detail.

Section 8.7        Objections to and Payment of Claims.

(a)         The Representative or, in the case of a Liability Claim with respect to a Direct Shareholder Claim, the applicable Indemnitor may object to any Liability Claim set forth in such Claims Notice by delivering written notice to Purchaser of the Representative’s objection or, in respect of a Direct Shareholder Claim, the applicable Indemnitor’s objection (an “Objection Notice”). Such Objection Notice must describe the grounds for such objection in reasonable detail.

(b)         If an Objection Notice is not delivered by the Representative or, in the case of a Liability Claim with respect to a Direct Shareholder Claim, the applicable Indemnitor to Purchaser within 60 days after delivery by Purchaser of the Claims Notice, such failure to so object will be an irrevocable acknowledgment by each party to this Agreement (including the Representative) that the Purchaser is entitled to indemnification under Section 8.3 for the Losses set forth in such Claims Notice in accordance with this Article 8.

(c)         Notwithstanding anything to the contrary in this Agreement, the Indemnitors do not have any individual right to object to any claim made in a Claims Notice under this Article 8, and any and all claims made in a Claims Notice on behalf of the Purchaser may be objected to only by the Representative, except in the case of a Direct Shareholder Claim, to which the Shareholder to whom such Claims Notice was delivered will have the individual right to object in accordance with this Article 8.

Section 8.8        Resolution of Objections to Claims.

(a)         If the Representative or, in the case of a Liability Claim with respect to a Direct Shareholder Claim, the applicable Indemnitor objects in writing to any Liability Claim made in any Claims Notice within 30 days after delivery of such Claims Notice, Purchaser and the Representative or the Indemnitor, as applicable will attempt in good faith to agree upon the rights of Purchaser and the Indemnitors with respect to each such claim.

(b)         If no such agreement can be reached after good-faith negotiation and after 30 days after delivery of an Objection Notice, either Purchaser or the Representative (on behalf of the Indemnitors) or, in the case of a Liability Claim with respect to a Direct Shareholder Claim, the applicable Indemnitor may bring an Action to resolve the Liability Claim.

Section 8.9        Third-Party Claims.

(a)         If Purchaser receives written notice of a third-party claim that Purchaser believes may result in a Liability Claim (a “Third Party Claim”), Purchaser will notify the Representative or, in the case of a third-party claim that may result in a Direct Shareholder

Claim, the applicable Indemnitor of such third-party claim and provide the Representative or, in the case of a third-party claim that may result in a Direct Shareholder Claim, the applicable Indemnitor the opportunity to, at the Representative or Indemnitor’s, as applicable own cost direct and conduct, any defense of such claim; provided, however, that Purchaser may also participate in any proceeding with counsel of its choice at its expense. In such event, (i) the Representative or the Indemnitor, as the case may be, shall provide written notice to the Purchaser of its election to assume such defense prior to the expiration of the thirty (30) day response period, (ii) the Representative or the Indemnitor, as the case may be, shall diligently conduct the defense; and (iii) the Representative or the Indemnitor, as the case may be, shall have the right to settle or resolve any such Third Party Claim; provided, however, that any such settlement or resolution shall not be concluded without the prior written approval of the Purchaser unless such approval is unreasonably withheld, delayed or conditioned. For purposes of the preceding sentence, withholding, delaying or conditioning approval shall not be deemed unreasonable in the following circumstances relating to such settlement or resolution: (A) a finding or admission of any violation by the Purchaser of any legal requirement or of any rights of any Person; (B) failure to receive a full release of claims that may be made against the Purchaser and the Company; and (C) granting of any relief other than monetary Losses that are paid in full by the Indemnitor.

(b)         In the event the Representative or the Indemnitor, as the case may be, does not elect to assume the defense of such Third Party Claim in the manner and within such thirty (30) day response period, or if the Representative or the Indemnitor, as the case may be, does not diligently conduct such defense, Purchaser may conduct the defense of such claim at the expense of the Representative or the Indemnitor, as the case may be, or otherwise resolve such Third Party Claim, and the Representative or the Indemnitor, as the case may be, shall be bound by any settlement or resolution of such Third Party Claim effected by the Purchaser; provided, however, that such Third Party Claim is agreed by the Representative or the Indemnitor, as the case may be, or otherwise determined, to be an indemnifiable Loss pursuant to Section 8.3(b).

(c)         Notwithstanding anything contained herein to the contrary, if Purchaser determines in good faith that a Third Party Claim is reasonably likely to adversely affect in a material manner Parent or any subsidiary of Parent, other than as a result of monetary damages for which it would be entitled to indemnification hereunder, the Purchaser may, by notice to the Representative or the Indemnitor, as the case may be, assume the entire control of the defense, settlement and resolution of such Third Party Claim and be fully indemnified therefor to the extent of the indemnifiable Loss hereunder, provided that the Purchaser shall deal with such Third Party Claim in good faith in such a manner, including with respect to the negotiation of any settlement of a Third Party Claim, as is reasonably necessary to prevent such claim from adversely affecting Parent or any subsidiary of Parent in a material manner and, to the extent consistent with preventing a Third Party Claim from adversely affecting Parent or any subsidiary of Parent in a material manner, shall use its commercially reasonable efforts to limit the extent of the Loss indemnifiable hereunder. The Representative shall be entitled at his expense to participate in the defense of a Third Party Claim assumed pursuant to this Section 8.9(c).

(d)         Each party shall cooperate fully with the party controlling defense of a Third Party Claim and shall make available to such party all pertinent information under his, her or its control. Notwithstanding anything contained herein to the contrary, each party agrees that it shall use its best efforts, in respect of any Third Party Claim for which it has assumed the defense, to avoid production of Confidential Information and all information or communications subject to any applicable attorney-client or work-product privileges.

Section 8.10        Representative.

(a)         Each Indemnitor appoints Willem De Geer as the Representative as the Indemnitor’s agent and true and lawful attorney-in-fact with the powers and authority as set forth in this Agreement, and the Representative hereby accepts such appointment. The Representative shall be the exclusive agent for and on behalf of the Indemnitors to (1) give and receive notices and communications to or from Purchaser relating to this Agreement or any of the other Transactions, other than in connection with Direct Shareholder Claims; (2) authorize deliveries to Purchaser of cash or Consideration Shares and legally bind each Indemnitor to pay cash or deliver or Consideration Shares directly to Purchaser in satisfaction of claims asserted by Purchaser by not objecting to such claims), other than in connection with Direct Shareholder Claims; (3) object to such claims in accordance with Section 8.7, other than in connection with Direct Shareholder Claims; (4) consent or agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with Orders with respect to, such claims, other than in connection with Direct Shareholder Claims; (5) take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Person under any circumstance, other than in connection with Direct Shareholder Claims, (6) subject to Section 7.3, execute for and on behalf of each Indemnitor any amendment to this Agreement or any exhibit, annex or schedule hereto (including for the purpose of amending addresses or sharing percentages), and (7) subject to Section 7.4, execute for and on behalf of each Indemnitor any waiver or extension to this Agreement. The Representative shall be the sole and exclusive means of asserting or addressing any of the above, and no Indemnitor shall have any right to act on its own behalf with respect to any such matters, other than any claim or dispute against the Representative. This appointment of agency and this power of attorney is coupled with an interest and will be irrevocable and will not be terminated by any Indemnitor or by operation of Law, whether by the death or incapacity of any Indemnitor or the occurrence of any other event, and any action taken by the Representative will be as valid as if such death, incapacity or other event had not occurred, regardless of whether or not any Indemnitor or the Representative will have received any notice thereof.

(b)         Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Representative that is within the scope of the Representative’s authority under Section 8.10(a) shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all Indemnitors and shall be final, binding and conclusive upon each of them. Purchaser shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such Indemnitor. Purchaser is unconditionally and irrevocably relieved from any liability to any person for any acts done by them in accordance with any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent or instruction of the Representative.

(c)         The scope of the powers of the Representative as agent for the Indemnitors may be changed, and the Person serving as the Representative may be replaced from time to time, by the vote or consent of Indemnitors representing a majority of the Consideration Percentage of all Indemnitors upon not less than 30 days’ prior written notice to Purchaser. A vacancy in the position of the Representative may be filled by the vote or consent or Indemnitors representing a majority of the Consideration Percentage of all Indemnitors. If the Representative refuses or is no longer capable of serving as the Representative hereunder, then the Indemnitors, other than the Representative, representing a majority of the Consideration Percentage of all Indemnitors, other than the Representative, will promptly appoint a successor Representative who will thereafter be a successor Representative hereunder, and the Representative will serve until such successor is duly appointed and qualified to act hereunder. If there is not a Representative at any time, any obligation to provide notice to the Representative will be deemed satisfied if such notice is delivered to each of the Indemnitors at their addresses last known to Purchaser, which will be the address set forth in the Spreadsheet unless Representative provides notice to Purchaser of a different address in the manner described in Section 9.3.

(d)         All expenses, if any, incurred by the Representative in connection with the performance of his duties as the Representative (the “Representative Expenses”) will be borne and paid by the Indemnitors according to their respective Consideration Percentage. Notices or communications to or from the Representative shall constitute notice to or from each of the Indemnitors.

(e)         The Representative shall not be liable to any Indemnitor for any act done or omitted hereunder as the Representative while acting in good faith and any act done or omitted in accordance with the advice of counsel or other expert shall be conclusive evidence of such good faith. The Indemnitors shall severally indemnify the Representative and hold him harmless against any loss, liability, damage, claim, suit, penalty, cost or expense (including fees and expenses of counsel) incurred without gross negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

(f)         The Representative shall have reasonable access to information about the Company and the reasonable assistance of the Company’s former officers and employees for purposes of performing his duties and exercising his rights hereunder. The Representative shall treat confidentially and not use or disclose the terms of this Agreement, the Company Disclosure Letter or any nonpublic information from or about the Purchaser or the Company to anyone, except that the Representative may disclose the terms or information to the Indemnitors or the Representative’s employees, attorneys, accountants, financial advisors, agents or authorized representatives on a need-to-know basis, as long as the Person agrees to treat such information confidentially. If requested by Purchaser, the Representative shall enter into a separate confidentiality agreement before being provided access to such information.

(g)         By his signature to this Agreement, the initial Representative hereby accepts the appointment contained in this Agreement, as confirmed and extended by this

Agreement, and agrees to act as the Representative and to discharge the duties and responsibilities of the Representative pursuant to the terms of this Agreement.

Article 9

General Provisions

Section 9.1        Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Acquisition” has the meaning set forth in the Recitals.

“Acquisition Transaction” has the meaning set forth in Section 5.6.

“Action” means any criminal, judicial, administrative or arbitral action, audit, charge, claim, complaint, demand, grievance, hearing, inquiry, investigation, litigation, mediation, proceeding, citation, summons, subpoena or suit, whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Affiliate,” when used with reference to any Person, means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such first Person.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Jurisdiction” means (a) Sweden and (b) the United States and the states thereof.

“Assets and Properties” with respect to any Person, shall mean all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods, and Intellectual Property.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that could form the basis for any specific consequence.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York, United States of America or Stockholm, Sweden.

“Charter” has the meaning set forth in Section 2.1.

“Charter Documents” has the meaning set forth in Section 2.1.

“Claim Period” has the meaning set forth in Section 8.5.

“Claim Period Expiration Date” has the meaning set forth in Section 8.5.

“Claims Notice” has the meaning set forth in Section 8.6.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Closing Consideration Shares” means a number of shares of Parent Common Stock equal to the Consideration Shares minus:

(i)	the number of shares of Parent Common Stock for which the Consideration Options are exercisable, minus
(ii)	the Holdback Shares, minus
(iii)	the Transaction Payment Shares, minus
(iv)	the number of shares of Parent Common Stock with an aggregate Deemed Share Value equal to the Transaction Payment Taxes, and minus
(v)	the number of shares of Parent Common Stock with an aggregate Deemed Share Value equal to the aggregate value of the Seller Expenses.

“Closing Working Capital” means (i) the cash and cash equivalents, inventory, accounts receivable, prepaid expenses and other current assets (excluding deferred tax assets) of the Company and its Subsidiaries as of immediately prior to the Closing (net of all applicable reserves), minus (ii) the accounts payable, accrued expenses, accrued compensation, accrued Taxes and all other current liabilities of the Company and its Subsidiaries as of immediately prior to the Closing, excluding for this purpose all Indebtedness and all Transaction Payments and Seller Expenses paid at the Closing pursuant to Section 1.2(e). The Closing Working Capital shall be determined on a consolidated basis in accordance with generally accepted accounting principles and, to the extent consistent with generally accepted accounting principles, the Company’s historical accounting practices as reflected in the most recent audited Financial Statements described in Section 2.5.

“Company Balance Sheet Date” has the meaning set forth in Section 2.5.

“Company” has the meanings set forth in the Preamble and, solely for purposes of Section 5.19, Section 5.19(a).

“Company Authorizations” has the meaning set forth in Section 2.14.

“Company Common Shares” means the Common Shares of the Company.

“Company Disclosure Letter” means the Company Disclosure Letter dated as of the date hereof, executed by an authorized officer of the Company and delivered by the Company to Purchaser concurrently herewith.

“Company Intellectual Property” means any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, or otherwise used or held for use in connection with the operation of the business of the Company or its Subsidiaries, including Company-Owned Intellectual Property.

“Company Material Contract” has the meaning set forth in Section 2.20.

“Company-Owned Intellectual Property” means any Intellectual Property that is owned by or exclusively licensed to the Company.

“Company Products” has the meaning set forth in Section 2.9(a).

“Company Registered Intellectual Property” has the meaning set forth in Section 2.9(b).

“Company Securities” means Shares and Options.

“Company Source Code” has the meaning set forth in Section 2.9(r).

“Company Stock Plans” means the stock plans which options and entitlements will be cancelled by this Agreement, subject to Closing.

“Competition Laws” means any international, multilateral, multinational, national, federal or state statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Confidentiality Agreement” has the meaning set forth in Section 5.4.

“Consideration Percentage” means the percentage set out for each holder of Company Securities in the Spreadsheet.

“Consideration Shares” means such number of shares of Parent Common Stock which, if added to the number of shares of Parent Common Stock Equivalents issued and outstanding as of immediately prior to Closing, would represent 23.6% of the total number shares of the Parent Common Stock Equivalents. For illustrative purposes only, as of the date of this Agreement, the Consideration Shares would be 2,149,157 shares of Parent Common Stock, calculated based upon 9,106,598 Parent Common Stock Equivalents as of the date of this Agreement.

“Consideration Options” has the meaning set forth in Section 1.1(b).

“Contract” means any contract, agreement, indenture, note, bond, loan, instrument, license, lease (including real and personal property leases), conditional sale contract, purchase or sales orders, mortgage, undertaking, commitment, understanding, undertaking, option, warrant, calls, rights or other enforceable arrangement or agreement, whether written or oral.

“Control” means, as to any Person, the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The verb “Control” and the term “Controlled” have the correlative meanings.

“COTS Software” shall mean commercial off-the-shelf Software that has not been modified or customized by a third party for the Company and is licensed to the Company pursuant to a Contract that does not require any future payment(s), including any applicable maintenance and support fees, of more than $3,000.

“Covered Area” has the meaning set forth in Section 5.19(b).

“Covered Business” has the meaning set forth in Section 5.19(b).

“Covered Person” has the meaning set forth in Section 5.19(b).

“Customer Contract” has the meaning set forth in Section 2.20(b).

“Customer” has the meaning set forth in Section 2.19.

“Customer License Agreements” means non-exclusive end user licenses to the object code form of the Company Products granted to customers of the Company.

“Data Room” has the meaning set forth in Section 5.3(a).

“Deemed Share Value” means the closing price per share of Parent Common Stock on the Nasdaq Capital Market on the Closing Date.

“Direct Shareholder Claim” has the meaning set forth in Section 8.6.

“Dispute” has the meaning set forth in Section 2.9(m).

“Employee Plan” means all the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programs, arrangements, policies or practices relating to the current or former directors consultants, independent contractors,, officers or employees of the Company or its Subsidiaries that is maintained, sponsored or funded by the Company or its Subsidiaries, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, or under which the Company or its Subsidiaries may have any Liabilities, contingent or otherwise.

“Employment Arrangement” means each employment, offer letter, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or its Subsidiaries and any current or former employee, intern, director, consultant or independent contractor of the Company or its Subsidiaries, or with respect to which the Company or its Subsidiaries has or may have any liability.

“Encumbrance” means any mortgage, pledge, hypothecation, right of others, adverse claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, third party right or other right or interest, option, lien, charge, any hire purchase, lease or installment purchase agreement, right of first refusal, right of preemption or right to acquire, or other restriction or limitation, including any restriction on the right to vote, sell or otherwise dispose of the subject property, other than any restriction or limitation imposed by this Agreement, but excluding non-exclusive licenses of Intellectual Property granted by the Company or its Subsidiaries in the ordinary course of business consistent with past practices.

“Exchange Ratio” means the number of shares of Parent Common Stock to be delivered at Closing as consideration for each Share sold to Purchaser hereunder, such that the aggregate number of shares of Parent Common Stock to be issued to the Shareholders for the purchase of the Shares shall equal the Consideration Shares, subject to reduction in accordance with the terms and conditions of this Agreement for (i) the number of shares of Parent Common Stock subject to the Consideration Options, (ii) the Holdback Shares, (iii) the Seller Expenses, (v) the Transaction Payment Shares and (vi) the Transaction Payment Taxes. For illustrative purposes only, as of the date of this Agreement, prior to any reductions for items (i) through (vi) above, the Exchange Ratio would be 2.603353.

“Financial Controls” has the meaning set forth in Section 2.5(b).

“Financial Statements” has the meaning set forth in Section 2.5(a).

“Fundamental Representations” has the meaning set forth in Section 8.4(a).

“GAAP” has the meaning set forth in Section 2.5(a).

“Governmental Authority” means any governmental, regulatory or administrative authority, agency, body, commission or other entity, whether international, multinational, national, regional, state, provincial or of a political subdivision; any court, judicial body, arbitration board or arbitrator; any tribunal of a self-regulatory organization; or any instrumentality of any of the foregoing.

“GPL” has the meaning set forth in Section 2.9(g).

“Holdback Period” means the period commencing at Closing and terminating at 11:59 p.m. New York time on the date that is 15 months following the Closing Date.

“Holdback Shares” means a number of shares of Parent Common Stock representing in the aggregate 10% of the Consideration Shares.

“Indebtedness” means all principal, interest, fees, expenses and other amounts in respect of borrowed money, notes, bonds, debentures and other debt securities, guarantees, interest rate, currency or other hedging arrangements, capital leases, letters of credit and/or installment purchases incurred by the Company or any Subsidiary prior to the Closing, or required to be paid in order to discharge fully all such amounts as of the Closing.

“Indemnification Threshold” has the meaning set forth in Section 8.4(a).

“Intellectual Property” means the rights associated with or arising out of any of the following: (1) domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures (“Patents”); (2) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information (“Trade Secrets”); (3) all copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, industrial designs, industrial design registrations and applications, copyright registrations and applications therefor and corresponding rights in works of authorship (“Copyrights”); (4) all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (“Trademarks”); (5) all Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing (“Domain Names”); and (6) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Knowledge of the Shareholders” means the knowledge of the Company’s directors and officers and the knowledge that they would have if they had made reasonable and diligent inquiry of those employees, agents, consultants, attorneys, accountants and other persons who would be expected to have knowledge as to the relevant matter.

“Law” means the law of any jurisdiction, whether international, multilateral, multinational, national, federal, state, provincial, local or common law, an Order or act, statute, ordinance, regulation, rule, collective bargaining agreement, extension order or code promulgated by a Governmental Authority.

“Leases” means the Contracts set forth in Section 2.21(a) of the Company Disclosure Letter.

“Leased Real Property” means all real property leased, subleased or licensed to the Company or its Subsidiaries or which the Company or its Subsidiaries otherwise has a right or option to use or occupy, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“LGPL” has the meaning set forth in Section 2.9(g).

“Liabilities” means any and all liabilities, debts, commitments and obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undeterminable, on- or off-balance sheet or required to be recorded on a balance sheet prepared in accordance with GAAP, including those arising under any Law, Action or Order and those arising under any Contract or otherwise.

“Liability Claim” has the meaning set forth in Section 8.6.

“Losses” has the meaning set forth in Section 8.3(a).

Documents or other information and materials shall be deemed to have been “Made Available” by the Company if and only if the Company has posted such documents and information and other materials to the Data Room at least 48 hours prior to the execution and delivery of this Agreement by the parties hereto.

Any reference to an event, change, condition or effect being “material” with respect to any Person means any event, change, condition or effect that is material in relation to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole.

“Material Adverse Effect” with respect to any Person means any effect that either alone or in combination with any other effect is materially adverse in relation to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole or the ability of such Person to perform its obligations hereunder or to consummate the Transactions, except that none of the following will be deemed to constitute, and none of the following will be taken into account in determining whether there has been, a Material Adverse Effect: any adverse change, event, development, or effect to the extent arising from (1) changes in national or international political or social conditions occurring after the date of this Agreement, including engagement by the government of any Applicable Jurisdiction in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon any of the Applicable Jurisdictions, (2) changes in GAAP or (3) changes in Law, rules, regulations, Orders, or other binding directives issued by any Governmental Authority.

“Minimum Working Capital Amount” means US $500,000.

“New Litigation Claim” has the meaning set forth in Section 5.3(c).

“Noncompetition Period” has the meaning set forth in Section 5.19(b).

“Objection Notice” has the meaning set forth in Section 8.7(a).

“Open Source Materials” has the meaning set forth in Section 2.9(g).

“Options” means the 111,241 options to acquire the same number of Warrants, held by the Optionholders as set out in Exhibit A.

“Order” means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, determination, award, assessment or binding agreement issued, promulgated or entered by or with any Governmental Authority.

“Parent Common Stock” means the common stock of Parent, par value $.01 per share.

“Parent Common Stock Equivalents” means the sum of (1) all issued and outstanding shares of Parent Common Stock, plus (2) the number of shares of Parent Common subject to vested stock options to purchase shares of Parent Common Stock, plus (3) the 185,000 shares of Parent Common Stock subject to that certain Stock Purchase Warrant held by Massachusetts Capital Resource Company.

“Parent SEC Reports” has the meaning set forth in Section 4.4.

“Permit” means any approval, authorization, consent, franchise, license, permit or certificate by any Governmental Authority.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, joint venture, trust, firm, association or other legal or Governmental Authority.

“Potential Claim” has the meaning set forth in Section 5.12(a).

“Pre-Closing Additional Shares” has the meaning set forth in Section 1.6.

“Purchase Price” has the meaning set forth in Section 1.1(c).

“Purchaser” has the meanings set forth in the Preamble and, solely for purposes of Article 8, Section 8.3(a).

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority, including any of the following: (1) issued Patents and Patent applications; (2) Trademark registrations, renewals and applications; (3) Copyright registrations and applications; and (4) Domain Name registrations.

“Related Party” has the meaning set forth in Section 2.12(a).

“Released Matters” has the meaning set forth in Section 5.12(a).

“Released Parties” has the meaning set forth in Section 5.12(a).

“Releasing Parties” has the meaning set forth in Section 5.12(a).

“Representative” means Willem De Geer as of the date hereof and any successor appointed pursuant to Section 8.10(a).

“Representative Expenses” has the meaning set forth in Section 8.10(d).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Seller Expenses” means all legal, accounting, financial advisory, consulting, finders and all other fees and expenses of third parties incurred by the Company, any subsidiary of the

Company, any Shareholder or any Optionholder in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions plus VAT on Transaction Payments.

“Shareholders” has the meaning set forth in the Preamble.

“Shareholders’ Agreement” means any and all shareholders’ agreements in place between the Shareholders or any of them.

“Shares” means Company Common Shares.

“Software” means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, development tools, library functions, compilers, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

“Spreadsheet” has the meaning set forth in Section 5.8.

“Shareholder Affiliate” has the meaning set forth in Section 5.12(a).

“Sub-leases” means the Contracts set forth in Section 2.21(b) of the Company Disclosure Letter.

“Subsidiary” of any Person means any other Person (1) of which the first Person owns directly or indirectly 50 percent or more of the equity interest in the other Person or (2) of which (or in which) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50 percent of the equity interests of which) is directly or indirectly owned or Controlled by the first Person, by such Person with one or more of its Subsidiaries or by one or more of such Person’s other Subsidiaries or (3) in which the first Person has the contractual or other power to designate a majority of the board of directors or other governing body.

“Swedish Subsidiary” has the meaning set forth in Section 2.5(a).

“Tax” has the meaning set forth in Section 2.10(a).

“Tax Authority” has the meaning set forth in Section 2.10(a).

“Tax Return” has the meaning set forth in Section 2.10(a).

“Termination Date” has the meaning set forth in Section 7.1(b).

“Third Party Claim” has the meaning set forth in Section 8.9(a).

“Transactions” means the transactions to be effected pursuant to this Agreement.

“Transaction Payments” means any transaction, sale and change of control bonuses and similar payments that employees or consultants are entitled to as a result of the Transactions.

“Transaction Payment Shares” means the shares of Parent Common Stock to be issued at the direction of the Representative prior to the Closing Date to employees or consultants of the Company in full satisfaction of any Transaction Payments, less the number of shares of Parent Common Stock equal to the aggregate Deemed Share Value of the Transaction Payment Taxes.

“Transaction Payment Taxes” means the aggregate amount of any Tax withholdings and social security contributions payable in connection with the Transaction Payments.

“Trading Day” means a day on which the Nasdaq Capital Market is open for trading.

“U.S. GAAP” has the meaning set forth in Section 2.5(a).

“U.S. Subsidiary” means Panopticon Software, Inc.

“U.S. Subsidiary Sale” means the sale by the Company to Parent of all of the outstanding capital stock of the U.S. Subsidiary for a purchase price of $175,000, payable in the form of a promissory note issued to the Company by the Parent, pursuant to the terms and conditions of a securities purchase agreement in the form attached hereto as Exhibit E and entered into on the date hereof.

“Warrants” means the 891,765 warrants to subscribe for the same number of shares in the Company, held by the Swedish Subsidiary.

Section 9.2        Terms Generally; Interpretation. Except to the extent that the context otherwise requires:

(a)         when a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, Schedule or Recitals, such reference is to an Article, Section or Subsection of, an Exhibit or Schedule or the Recitals to, this Agreement unless otherwise indicated;

(b)         the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)         the words “include,” “includes” or “including” (or similar terms) are deemed to be followed by the words “without limitation”;

(d)         the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)         any gender-specific reference in this Agreement include all genders;

(f)         the definitions contained in this Agreement are applicable to the other grammatical forms of such terms;

(g)         a reference to any legislation or to any provision of any legislation will include any modification, amendment or re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.

(h)         if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action will be taken on the next Business Day following such day;

(i)         references to a Person are also to its permitted successors and assigns;

(j)         unless indicated otherwise, mathematical calculations contemplated hereby will be made to the maximum number of significant digits stored and used in calculations by Microsoft Excel, but payments will be rounded to the nearest whole cent, after aggregating all payments due to or owed by a Person;

(k)         “ordinary course of business” (or similar terms) will be deemed followed by “consistent with past practice”;

(l)         the parties have participated jointly in the negotiation and drafting hereof; if any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision hereof; no prior draft of this Agreement nor any course of performance or course of dealing will be used in the interpretation or construction hereof;

(m)        the contents of the Company Disclosure Letter and the other Schedules form an integral part of this Agreement and any reference to “this Agreement” shall be deemed to include the Schedules;

(n)         no parole evidence will be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernible from a reading of this Agreement without consideration of any extrinsic evidence;

(o)         although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content);

(p)         all references to currency, monetary values, and dollars set forth herein shall mean United States dollars; and

(q)       the doctrine of election of remedies will not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the Transactions.

Section 9.3       Notices. All notices, deliveries and other communications pursuant to this Agreement will be in writing and will be deemed given if delivered personally, telecopied or delivered by globally recognized express delivery service to the parties at the addresses or facsimile numbers set forth below or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopy, on the Business Day after the day that the party giving notice receives electronic confirmation of sending from the sending telecopy machine, and (c) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems.

(a)        if to Purchaser and Parent:

Datawatch Corporation

271 Mill Road

Quorum Office Park

Chelmsford, Massachusetts 01824

Attention: Michael A. Morrison, Chief Executive Officer
Facsimile: 978-458-1115

with a copy (which will not constitute notice) to:

Choate, Hall & Stewart, LLP

Two International Place

Boston, Massachusetts 02110

Attention: William B. Asher, Jr.
Facsimile: 617-248-4000

(b)       if to a Shareholder or Optionholder, to the address set forth below such Shareholder’s or Optionholder’s name on the signature pages attached to this Agreement, with copies (which will not constitute notice) to the Representative:

(c)       if to Representative:

Willem De Geer
Hövdingevägen 4
18162 Lidingö
Sweden

with a copy (which will not constitute notice) to:

Advokatfirman Vinge KB
Nordstadstorget 6
Box 11025
40421 Gothenburg
Sweden
Attention: Fredrik Sonander
Facsimile: +46-10-614-1700

Section 9.4      Severability. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance is held by final judgment of a court of competent jurisdiction or arbiter to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to, as applicable, (a) reduce the scope, duration, area or applicability of the term or provision, (b) delete specific words or phrases, or (c) replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid, illegal or unenforceable term or provision.

Section 9.5       Entire Agreement. This Agreement, the Confidentiality Agreement and the documents, instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including all exhibits and schedules hereto and thereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between the Company, Shareholders or Representative on the one hand, and Purchaser, on the other hand, with respect to the subject matter hereof, except for the Confidentiality Agreement, which will continue in full force and effect, and will survive any termination of this Agreement, in accordance with its terms. The parties thereto acknowledge and agree that the Shareholders’ Agreement will terminate on Closing.

Section 9.6       Assignment. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned or delegated by any party to this Agreement by operation of Law or otherwise without the prior written consent of the other parties to this Agreement and any attempt to do so will be void, except that the rights and obligations of the Representative may be assigned and delegated pursuant to Section 8.10(a).

Section 9.7       No Third-Party Beneficiaries. Except as provided in Article 8, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.8       Governing Law and Arbitration. This Agreement will be governed by, and construed in accordance with, the Laws of Sweden without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than

Sweden. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English. The Parties undertake and agree that all arbitral proceedings conducted with reference to this arbitration clause will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not, in any form, be disclosed to a third party without the written consent of the other Party. This notwithstanding, a Party shall not be prevented from disclosing such information in order to safeguard in the best possible way his rights vis-à-vis the other Party in connection with the dispute, or if the Party is obliged to so disclose pursuant to statue, regulation, a decision by an authority, a stock exchange contract or similar.

Section 9.9       Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, Parent, the Shareholders, the Optionholders and the Representative have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

DATAWATCH CORPORATION By: /s/ Michael A. Morrison______ Name: Michael A. Morrison Title: Chief Executive Officer

/s/ Willem De Geer

Willem De Geer, as the Representative

SHAREHOLDERS

Industrial Equity (I.E.) AB

c/o Sjätte AP-fonden
Box 11395
404 28 Göteborg, Sweden

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Dear Invest AB

Box 7785
103 96 Stockholm, Sweden

By: /s/ Willem De Geer

Name: Willem De Geer

Palmstierna Invest AB

Box 7785
103 96 Stockholm, Sweden

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Tewina Company Ltd

Stasikratous 22, Olga Court, Flat/Office 104,

PO Box 236 64, 1065 Nicosia, Cyprus

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Lövgren & Partners Holding AB

Box 52
182 05 Djursholm, Sweden

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Chris Elsmore

Flat 3, 41 st Stephensgardens, London, WW25NA, United Kingdom

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Atine Group Oy

Unionsgatan 7 A
FI-15 00130 Helsingsfors, Finland

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Chuck Kane

1 cold spring brook road, Hopkinton Massachussets 01248, USA

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Capmate AB

Björkvallavägen 2A
194 76 Upplands Väsby, Sweden

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Investering i Kunskap Aktiebolag IKAB

Box 5216
102 45 Stockholm, Sweden

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Marketech AB

Hamnplanen 10
263 61 Viken, Sweden

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Gurtenfry AB

c/o Lombach
Sjövägen 4
133 36 Saltsjöbaden, Sweden

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Fastalente AB

c/o Christer Swaretz
Höglandsvägen 34
183 57 Täby, Sweden

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

WAPA Stockholm AB

Ekebydalsvägen 12
182 65 Djursholm, Sweden

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Jonas Arlebäck AB

Olsgårdsvägen 11

429 34 Kullavik, Sweden

By: /s/ Willem De Geer

Name: Willem De Geer, by Power of Attorney

Exhibit B

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of June 13, 2013, by and between the undersigned holder (“Stockholder”) of Common Stock, par value $.01 per share, of Datawatch Corporation, a Delaware corporation (“Parent”), Parent and Willem De Geer in his capacity as the Representative. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Stock Purchase Agreement (defined below).

WHEREAS, concurrently with the execution of this Agreement, Parent, the shareholders and optionholders of Panopticon Software AB (the “Company”), the Company and the Representative are entering into a Stock Purchase Agreement (as such agreement may be subsequently amended or modified, the “Stock Purchase Agreement”), pursuant to which Parent or an affiliate of Parent will acquire all of the outstanding shares of the Company in exchange for the issuance by Parent of a certain number of shares of Parent Common Stock and will grant stock options to acquire Parent Common Stock in exchange for and cancellation of outstanding options to acquire Company shares;

WHEREAS, Stockholder beneficially owns and has sole or shared voting power with respect to the number of shares of Parent Common Stock identified on Exhibit A hereto (such shares, together with all shares of Parent Common Stock subsequently acquired by Stockholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to as the “Parent Shares”), and holds stock options or other rights to acquire the number of shares of Parent Common Stock identified on Exhibit A hereto; and

WHEREAS, it is a material inducement to the willingness of the shareholders and optionholders of the Company, the Company and the Representative (the “Company Parties”) to enter into the Stock Purchase Agreement that Stockholder execute and deliver this Agreement.

NOW, THEREFORE, in consideration of, and as a material inducement to, the Company Parties entering into the Stock Purchase Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by the Company Parties in connection therewith, the parties hereto hereby agree as follows:

Section 1.        Agreement to Vote Parent Shares. Stockholder agrees that, while this Agreement is in effect, at any meeting of stockholders of Parent, however called, or at any adjournment thereof, or in any other circumstances in which Stockholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by the Parent and the Representative, Stockholder shall:

(a)	appear at each such meeting or otherwise cause the Parent Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)	vote (or cause to be voted), in person or by proxy, all the Parent Shares that are beneficially owned by Stockholder or as to which Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of adoption and approval of the Stock Purchase Agreement and the Transactions (including any amendments or modifications of the terms thereof adopted in accordance with the terms thereof).

Stockholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a stockholder of Parent, to approve or adopt the Stock Purchase Agreement unless the Stock Purchase Agreement is terminated in accordance with its terms.

Section 2.        Representations and Warranties of Stockholder. Stockholder represents and warrants to and agrees with Parent and the Representative as follows:

(a)	Stockholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.
(b)	This Agreement has been duly executed and delivered by Stockholder, and assuming the due authorization, execution and delivery by the Representative, constitutes the valid and legally binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(c)	The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any statute, rule or regulation to which Stockholder is subject or, in the event that Stockholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Stockholder.
(d)	Stockholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Parent Shares and options set forth on Exhibit A hereto. Stockholder does not own, of record or beneficially, any shares of capital stock of Parent other than the Parent Shares (other than shares of capital stock subject to stock options or restricted stock units over which Stockholder will have no voting rights until the exercise of such stock options or vesting of such rectricted stock units, respectively). The Parent Shares do not include shares over which Stockholder exercises control in a fiduciary capacity and no representation by Stockholder is made thereby pursuant to the terms hereof. Stockholder has the right to vote the Parent Shares, and none of the Parent Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Parent Shares, except as contemplated by this Agreement.

Section 3.        Specific Performance; Remedies. Stockholder acknowledges that it will be impossible to measure in money the damage to Parent and/or the Company Parties if Stockholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent and/or the Company Parties will not have an adequate remedy at law or in equity. Accordingly, Stockholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent or the Representative has an adequate remedy at law.

Section 4.        Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Stock Purchase Agreement by the written consent of the parties hereto, and shall be automatically terminated in the event that the Stock Purchase Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder.

Section 5.        Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provision hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 6.        Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 7.        Capacity as Stockholder. This Agreement shall apply to Stockholder solely in his or her capacity as a shareholder of Parent and it shall not apply in any manner to Stockholder in his or her capacity as a director, officer or employee of Parent or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Stockholder to comply with his or her fiduciary duties as a director of Parent.

Section 8.        Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard for conflict of law provisions.

Section 9.        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES to the fullest extent permitted by applicable Law ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,

PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

Section 10.        Further Assurances. From time to time, prior to the termination of this Agreement, at Parent’s or the Representative’s request and without further consideration, Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Stockholder further agrees not to, prior to the termination of this Agreement, commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.

Section 11.        Disclosure. Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement such Stockholder’s identity and ownership of the Parent Shares and the nature of Stockholder’s obligations under this Agreement.

(remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

DATAWATCH CORPORATION

By:

Name: Michael A. Morrison

Title: President and Chief Executive Officer

REPRESENTATIVE

Name: Willem De Geer

STOCKHOLDER

Name:

EXHIBIT A

Stockholder	Parent Shares	Options

Exhibit D

Closing Deliveries

The Purchaser shall deliver or cause to be delivered to the Representative the following items:

1.	the written consent of the board of directors of the Purchaser authorizing and approving the execution, delivery and performance of the Agreement and the Transactions.

The Shareholders shall deliver or cause to be delivered to Purchaser the following items:

1.	Executed signature pages to this Agreement for Shareholders holding at least 90% of the outstanding Shares and each Optionholder;
2.	the shareholders’ register of the Company, with Purchaser duly entered as holder of the Shares;
3.	letters of resignation, in a form acceptable to Purchaser, effective immediately before the Closing, duly executed by each of the directors and officers of the Company and each of its Subsidiaries, pursuant to which each of them resign on the Closing Date without any claim for remuneration or other compensation; and
4.	each other document, agreement or item required to be delivered to Purchaser or Parent under Section 1.2 or as a condition to closing under Article 6.

ANNEX B

CONSOLIDATED FINANCIAL STATEMENTS OF PANOPTICON

Independent Auditor's Report

To the Board of Directors and Shareholders of Panopticon Software AB

We have audited the accompanying consolidated financial statements Panopticon Software AB and its subsidiaries, which comprise the consolidated balance sheets as of 31 December 2012 and 31 December 2011 and the related consolidated related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. This includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Panopticon Software AB and its subsidiaries at 31 December 2012 and 31 December 2011, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Accounting Standards Board.

Öhrlings PricewaterhouseCoopers AB

Stockholm Sweden

PwC,113 97 Stockholm, Besöksadress: Torsgatan 21, Stockholm

V: oB-55533000, www.pwc.com/se

Öhrlings PricewaterhouseCoopers AB, Sate Stockholm, Organisationsnummer 556029-6740

Panopticon Software AB

Corporate Identity Number 556614-0686

CONSOLIDATED FINANCIAL STATEMENTS

FOR

THE FINANCIAL YEAR 2012

The annual report includes	Page
Consolidated Statement of Comprehensive Income	1
Consolidated Balance Sheet	2-3
Consolidated Statement of Changes in Equity	4
Consolidated Cash Flow Statement	5
Notes to the Financial Statements	6-27

Panopticon Software AB	1
Corporate Identity Number 556614-0686

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Amounts in TSEK		Financial year
	Note	2012	2011

Revenue	5	31 983	23 989
Other operating income	6	0	341
Total income		31 983	24 330

Other external costs		-20 280	-15 591
Employee benefit expense	8	-15 797	-16 146
Depreciation and amortisation	11	-2 565	-3 334
Other operating expenses	7	-899	0
Operating loss		-7 558	-10 741

Finance income		74	34
Finance costs		0	0
Profit from finance items	9	74	34

Loss before income tax		-7 484	-10 707

Income tax	10	134	-13
Loss for the year		-7 350	-10 720

Other comprehensive income:
Currency translation differences		420	-353
Total comprehensive income for the year		-6 930	-11 073

Total profit or loss for the year as well as total comprehensive income for the year is in full attributable to equity holders of the parent company.

The Notes on pages 6 through 27 comprise an integrated part of these annual accounts and consolidated financial statements.

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CONSOLIDATED BALANCE SHEET

Amounts in TSEK	Note	31 Dec 2012	31 Dec 2011

ASSETS
Non-current assets
Capitalized expenditures	11	4 150	6 704
Distribution rights	11	0	0
Furniture and equipment	12	21	32
Long term portion of deposits		0	162
Deferred income tax assets		163	0
Total non-current assets		4 334	6 898

Current assets
Trade receivables	14	3 985	7 087
Other receivables	15	7 999	1 023
Cash and cash equivalents	16	12 967	14 302
Total current assets		24 951	22 412
TOTAL ASSETS		29 285	29 310

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Corporate Identity Number 556614-0686

CONSOLIDATED BALANCE SHEET CONTINUED

Amounts in TSEK	Note	31 Dec 2012	31 Dec 2011

EQUITY
Capital and reserves attributable to equity holders of the Company
Ordinary shares	17	797	725
Ongoing new share issue	17	28	52
Share premium	17	53 860	46 728
Other reserves		420	-353
Retained earnings including net profit or loss for the year		-40 033	-32 329
Total equity		15 072	14 823

LIABILITIES
Non-current liabilities
Long term portion of deferred revenue	21	1 020	2 284
Total non-current liabilities		1 020	2 284

Current liabilities
Trade payables	19	490	472
Other liabilities	20	5 651	3 667
Deferred revenue	21	7 052	8 064
Total current liabilities		13 193	12 203
TOTAL LIABILITIES AND EQUITY		29 285	29 310

The Notes on pages 6 through 27 comprise an integrated part of these annual accounts and consolidated financial statements.

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Corporate Identity Number 556614-0686

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Amounts in TSEK	Note		Attributable to equity holders of the Company
		Share capital	Ongoing new share issue	Share premium	Other reserves	Retained earnings	Total

Balance as at 1 January 2011		725	0	35 038	0	-21 610	14 153

Profit or loss for the year		0	0	0	0	-10 720	-10 720
Other comprehensive income for the year		0	0	0	-353	0	-353
Stock options		0	0	3 737	0	0	0
Ongoing new share issue		0	52	7 953	0	0	8 005
Equity, 31 December 2011		725	52	46 728	-353	-32 330	14 822

Equity, 1 January 2012		725	52	46 728	-353	-32 330	14 822

Profit or loss for the year		0	0	0	0	-7 350	-7 350
Other comprehensive income last year		0	0	0	353	-353	0
Other comprehensive income for the year		0	0	0	420	0	420
Terminated new share issue 2011		52	-52	0	0	0	0
New share issue		20	0	2 950	0	0	2 970
Ongoing new share issue 2012		0	28	4 288	0	0	4 316
Stock options		0	0	-106	0	0	-106
Equity, 31 December 2012		797	28	53 860	420	-40 033	15 072

The Notes on pages 6 through 27 comprise an integrated part of these annual accounts and consolidated financial statements.

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Corporate Identity Number 556614-0686

CONSOLIDATED CASH FLOW STATEMENT

Amounts in TSEK		Financial year
	Note	2012	2011

Cash flows from operating activities
Operating profit		-7 558	-10 741
Adjustments of non-cash items, etc.
- Reversal of depreciation and amortisation		2 565	3 334
- Other items, no impact on cash flow		982	4 270
Interest received		74	34
Income tax paid		-36	-13
Cash flows from operating activities before changes in working capital		-3 973	-3 116

Changes in working capital
Operating receivables		-5 106	-3 976
Operating liabilities		458	-935
Cash flows from operating activities		-4 648	-4 911

Cash flows from investing activities
Purchases of intangible assets		0	0
Purchases of tangible assets		0	-12
Cash flows from investing activities		0	-12

Cash flows from financing activities
New share issue		7 285	8 004
Cash flows from financing activities		7 285	8 004

Cash flows for the period		-1 335	-35

Cash and cash equivalents at beginning of period		14 302	14 337
Cash and cash equivalents at end of period		12 967	14 302

The Notes on pages 6 through 27 comprise an integrated part of these annual accounts and consolidated financial statements.

Panopticon Software AB	6
Corporate Identity Number 556614-0686

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1	General information

Panopticon Software AB (‘the company') develops and sells data visualization software. The company and its subsidiaries (together, ‘the group') conducts its operations in Sweden, the UK and the US.

The data visualization software is used to monitor performance, analyse risk, detect fraud and identify anomalies in vast amounts of real time data. Panopticon's visual data discovery technology supports fast, interactive analysis of large data sets and real-time data.

The market for the company’s products is mainly financial services within US and Europe but is also used in other industries which handle large amounts of data. The company markets and sells its products through direct sales as well as through partners and resellers around the world.

Panopticon Software AB is a limited liability company domiciled in Sweden and with its registered offices in Stockholm. The visiting address of its head office is Eriksbergsgatan 10, 114 30, Stockholm, Sweden.

These consolidated financial statements were authorised by the Board of Directors on 8 July 2013.

All amounts are provided in thousands of SEK (TSEK) unless otherwise stated. Information in parentheses refers to the previous year.

Note 2	Summary of significant accounting policies

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

2.1	Basis of preparation

The consolidated financial statements of Panopticon Software AB have been prepared in accordance with International Financial Reporting Standards applicable to companies reporting under IFRS as issued by the IASB.

These financial statements are the first consolidated financial statements prepared by Panopticon, and they are prepared in accordance with IFRS. The consolidated financial statements have been prepared under the historical cost convention.

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of

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Corporate Identity Number 556614-0686

applying the group's accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 4.

In the preparation of the consolidated financial statements per 31 December 2012, a number of standards and interpretations have been published that are not yet effective and that will be applicable to Panopticon. Below is a preliminary assessment of the impact that the introduction of these standards and pronouncements may have on Panopticon's financial statements:

- Amendment to IAS 1, 'Financial statement presentation' regarding other comprehensive income. The main change resulting from these amendments is a requirement for entities to group items presented in 'other comprehensive income' (OCI) on the basis of whether they are potentially reclassifable to profit or loss subsequently (reclassification adjustments). The amendments do not address which items are presented in OCI.

- IFRS 9, ‘Financial instruments’, addresses the classification, measurement and recognition of financial assets and financial liabilities. IFRS 9 was issued in November 2009 and October 2010. It replaces the parts of IAS 39 that relate to the classification and measurement of financial instruments. IFRS 9 requires financial assets to be classified into two measurement categories: those measured as at fair value and those measured at amortised cost. The determination is made at initial recognition. The classification depends on the entity's business model for managing its financial instruments and the contractual cash flow characteristics of the instrument. For financial liabilities, the standard retains most of the IAS 39 requirements. The main change is that, in cases where the fair value option is taken for financial liabilities, the part of a fair value change due to an entity’s own credit risk is recorded in other comprehensive income rather than the income statement, unless this creates an accounting mismatch. The group is yet to assess IFRS 9’s full impact and intends to adopt IFRS 9 no later than the accounting period beginning on or after 1 January 2015. The group will also consider the impact of the remaining phases of IFRS 9 when completed by the Board.

- IFRS 12, ‘Disclosures of interests in other entities’, includes the disclosure requirements for all forms of interests in other entities, including joint arrangements, associates, special purpose vehicles and other off balance sheet vehicles. The group is yet to assess IFRS 12’s full impact and intends to adopt IFRS 12 no later than the accounting period beginning on or after 1 January 2013.

There are no other IFRSs or IFRIC interpretations that are not yet effective that would be expected to have a material impact on the Group.

2.2	Consolidation

Subsidiaries

Subsidiaries are all entities over which the group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. All subsidiaries owned at the time of this financial reports period end is wholly owned. Subsidiaries are fully consolidated from the date on which control is transferred to the group. They are de-consolidated from the date that control ceases.

The group applies the acquisition method to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the

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Corporate Identity Number 556614-0686

liabilities incurred to the former owners of the acquiree and the equity interests issued by the group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. Acquisition-related costs are expensed as incurred.

Inter-company transactions, balances, income and expenses on transactions between group companies are eliminated. Profits and losses resulting from inter-company transactions that are recognised in assets are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the group.

2.3	Foreign currency translation

Functional and presentation currency

Items included in the financial statements of each of the group's entities are measured using the currency of the primary economic environment in which the entity operates (`the functional currency'). The consolidated financial statements are presented in `Swedish krona' (SEK), which is the group's presentation currency.

Translation differences related to changes in amortised cost are recognised in profit or loss, and other changes in carrying amount are recognised in other comprehensive income.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement within other operating income/expenses.

Group companies

The results and financial position of all the group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(a)	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;
(b)	income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and
(c)	all resulting exchange differences are recognised in other comprehensive income.

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Corporate Identity Number 556614-0686

2.4	Intangible assets

Distribution rights

Distribution rights have a finite useful life and are carried at cost less accumulated amortisation. Amortisation is calculated using the straight-line method to allocate the cost of distribution rights over their estimated useful lives of 5 years. The distribution rights were disposed in 2011.

Capitalized expenditures

Research and development costs are capitalised when the following criteria are met:

—	it is technically feasible to complete the software product so that it will be available for use;
—	management intends to complete the software product and use or sell it;
—	there is an ability to use or sell the software product;
—	it can be demonstrated how the software product will generate probable future economic benefits;
—	adequate technical, financial and other resources to complete the development and to use or sell the software product are available; and
—	the expenditure attributable to the software product during its development can be reliably measured.

Directly attributable costs that are capitalised as part of the software product include the software development employee costs and an appropriate portion of relevant overheads expenses.

Other development expenditures that do not meet these criteria are recognised as an expense as incurred. Development costs previously recognised as an expense are not recognised as an asset in a subsequent period.

On completion of the development work, capitalised development costs are amortised on a straight line basis over the period of its expected useful life. The asset is tested for impairment annually, before the start of commercial production or use of the asset.

2.5	Furniture and equipment

Furniture and equipment are stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset's carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognised. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.

Depreciation of furniture and equipment is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Furniture and equipment          5 years

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Corporate Identity Number 556614-0686

The assets' residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period. Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised within Other operating income or Other operating expenses in the income statement.

2.6	Impairment of non-financial assets

Assets that have an indefinite useful life – for example intangible assets not ready to use – are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

2.7	Financial instruments

The Group classifies its financial assets and liabilities in the following categories: loans and receivables and other financial liabilities. The classification depends on the purpose for which the financial assets or liabilities were acquired.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. The group's loans and receivables comprise `trade receivables', `other receivables' and `cash and cash equivalents' in the balance sheet (notes 14-15).

Other financial liabilities

Trade payables and other liabilities are classified as other financial liabilities.

2.8	Impairment of financial assets

Assets carried at amortised cost

The group assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a `loss event') and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation, and

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where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

For loans and receivables category, the amount of the loss is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset's original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognised in the consolidated income statement.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised (such as an improvement in the debtor's credit rating), the reversal of the previously recognised impairment loss is recognised in the consolidated income statement.

2.9	Trade receivables

Trade receivables are amounts due from customers for merchandise sold or services performed in the ordinary course of business. If collection is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets. Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment.

2.10	Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held at call with banks, and other short-term highly liquid investments with original maturities of three months or less.

2.11	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new ordinary shares or options are shown in equity as a deduction, net of tax, from the proceeds.

2.12	Trade payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities. Trade payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.

2.13	Current tax and deferred income tax

The tax expense for the period comprises current and deferred tax. Tax is recognised in the income statement. Deferred income tax is recognised, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated

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financial statements. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled. See also critical accounting estimates and judgements.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

2.14	Employee benefits

The group has defined contribution plans. A defined contribution plan is a pension plan under which the group pays fixed contributions. The group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

The contributions are recognised as employee benefit expense when they are due. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in the future payments is available.

2.15	Share-based payments

The Group has granted employees and key persons stock options, without payment of any consideration, whereby the stock options comprise share-based remuneration under IFRS 2. These programs means that employees and key persons, for a defined period, earn vesting rights to stock options (equity instruments) for which, when the stock options have vested, the employees will be able to subscribe for shares at a defined exercise price during the redemption period. The fair value of the allocated stock options, estimated in line with the Black & Scholes model, is expensed on an ongoing basis during the vesting period and recognized against share premium. When the stock options are exercised, the company issues new shares. After reduction for any directly attributable transaction costs, payments received are credited to share capital (quotient value) and share premium.

The social security contributions arising on the allocation of stock options are deemed an integral part of the allotment and, accordingly, the cost is treated as cash-settled share-based remuneration.

2.16	Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable, and represents amounts receivable for goods and services supplied, stated net of discounts, returns and value added taxes. The group recognizes revenue when the amount of revenue can be reliably measured; when it is probable that future economic benefits will flow to the entity; and when specific criterias have been met for each of the group's activities, as described below. The group bases its estimate of return on historical results, taking into consideration the type of customer, the type of transaction, market practice and the specifics of each arrangement.

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'Agreements comprising several elements, the different elements are fair valued and pro rata allocated to the different elements.

Licenses as well as support & maintenance that are sold through partners and resellers are based on a model of revenue sharing and are recognised in the same manner as in direct sales to customers.

Licenses

Sales of perpetual licenses are recognized up-front and subscription licenses are recognized on a straight line basis over the time of the contract, starting when the legal right to the license is transferred to the buyer and the buyer has full discretion over the license.

Support & Maintenance

Support & maintenance revenues are fees that the customers pay to obtain the right to update the software to new versions and fees for customer support. These revenues are recognized on a straight line basis over the time of the contract.

2.17	Interest income

Interest income is recognised using the effective interest method. When receivable is impaired, the group reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instrument. Interest income on impaired receivables is recognised using the original effective interest rate.

2.18	Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease. Leases where the group has substantially all of the risks and rewards of ownership are classified as finance leases. Finance leases are capitalised at the lease's commencement at the lower of the fair value of the leased property and the present value of the minimum lease payments. The Group’s leases consist of rent of premises and data servers and are classified as operating leases.

Note 3	Financial risk management

3.1	Financial risk factors

The group's activities expose it to a variety of financial risks: market risk (including currency risk), credit risk and liquidity risk.

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Market risk

The group operates globally with the major part of the business origin from customers within financial services industry. Market risk is regarded as low as the counterparties are large well known banks and financial institutions. Market risk is monitored by the Managing Director and reported to the Board of Directors regularly.

Foreign exchange risk

The group operates internationally and is exposed to foreign exchange risk arising from currency exposures, primarily with respect to the US dollar, the EURO and the UK pound. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations. Transaction risk arises when future commercial transactions or recognised assets or liabilities are denominated in a currency that is not the entity's functional currency. Translation risk arises when net investment in a foreign operation is translated to the group’s functional currency, SEK. The group has certain investments in foreign operations, whose net assets are exposed to foreign currency translation risk. These investments include a subsidiary in the USA. Foreign currency risk is monitored by the Chief Financial Officer and reported to the Managing Director regularly.

As of 31 December 2012, loss/gain on sales, purchases, trade and other receivables, and trade and other payables have been recorded in the income statement in the amount of TSEK -899 (2011: TSEK 307).

At 31 December 2012, the currency (SEK) had strengthened by 5.89% against the US dollar, 1.74% against the UK pound and 3.67% against the EURO.

Credit risk

Credit risk is the risk that a counterparty in a financial transaction is not fulfilling their commitment on the maturity date of the transaction. The group’s credit risk arises from cash and cash equivalents, as well as from trade receivables. As of 31 December 2012 credit losses have been recorded in the income statement in the amount of TSEK 26 (2011: TSEK 25).

The credit quality for financial assets that have not past due or in no need for impairment have been evaluated by counterparty’s history of payments:

Trade receivables	2012-12-31	2011-12-31
Group 1	2 339	1 465
Group 2	1 646	5 621
Group 3	0	0
Total trade receivables with no need for impairment	3 985	7 086

— Group 1 – new customers (the duration of the customer relation is shorter than six months).
— Group 2 – existing customers (the duration of the customer relation is longer than six months) without previous payment neglect.
— Group 3 – existing customers (the duration of the customer relation is longer than six months) with previous payment neglect. All outstanding payments have been recovered in full.

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Liquidity risk

Liquidity risk is the risk that the group will lack cash or cash equivalents for payments of commitments regarding financial liabilities. To secure an ability to pay in the daily operations, the demand for cash flow is analyzed continuously through cash flow forecasts, both on long term basis and short term basis.

As per the 31 December 2012, the group has cash and cash equivalents in the amount of TSEK 12 967 (2011: TSEK 14 302).

3.2	Capital management

The group's objectives when managing capital are to safeguard the group's ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital. In order to maintain or adjust the capital structure, the group may issue new shares, adjust the amount of dividends paid to shareholders, return capital to shareholders or sell assets to reduce debt.

Note 4	Critical accounting estimates and judgements

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

4.1	Critical accounting estimates and assumptions

The group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

Valuation of tax loss carry-forwards

Deferred income tax assets are recognised for tax loss carry-forwards to the extent that the realisation of the related tax benefit through future taxable profits is probable. The group examines yearly if there is a need for impairment regarding deferred income tax assets recognised for tax loss carry-forwards. The group also examines the possibility to recognise additional deferred tax assets regarding tax loss carry-forwards for the year if applicable.

As the parent company has not yet shown any taxable profit, no deferred tax asset is recognized relating to the parent company. Deferred tax asset relating to its subsidiaries are recognized to the extent that the realization of future taxable profit is probable. For more information regarding tax loss carry-forwards, see Note 18.

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Valuation of share options

The 2010:1, 2010:2, 2011:1 and 2011:2 stock option programs pertains to share-based remuneration that is settled with equity instruments measured at fair value in line with a generally accepted valuation model. The model used was the Black & Scholes model, which calculates the fair value of remuneration through making specific assumptions in terms of expected share volatility, expected dividends and risk-free interest. For these assumptions and further information, see Note 17.

Note 5	Revenue

Total revenue is classified follows:
Group	2012	2011
Sale of perpetual licenses	17 289	8 980
Sale of support & maintenance	5 519	2 055
Sale of subscription licenses	7 901	10 889
Rendering of services	1 274	2 065
Total	31 983	23 989

Total revenues classified according to geographical markets as follows:
Group	2012	2011
Sweden	434	2 085
North America	21 721	15 888
UK	7 663	5 064
Other	2 165	952
Total	31 983	23 989

Note 6	Other operating income

Group	2012	2011
Currency translation differences, net	0	307
Rental income	0	34
Total	0	341

Note 7	Other operating expenses

Group	2012	2011
Currency translation differences, net	899	0
Total	899	0

Panopticon Software AB	17
Corporate Identity Number 556614-0686

Note 8	Employee benefit expense

Employee benefit expense
Group	2012	2011
Wages and salaries, including restructuring costs and other benefits	12 735	9 449
Social security costs	1 943	1 555
Share options granted to directors and employees (notes 17 and 26)	-679	3 713
Pension costs – defined contribution plans	548	402
Other	1 250	1 027
Total	15 797	16 146

Note 9	Result from financial items

Group	2012	2011
Financial income
Interest income	74	34
Total	74	34

Financial expenses
Interest expense	0	0
Total	0	0

Result from financial items	74	34

Note 10	Taxes

Group	2012	2011
Deferred tax revenue referring to tax losses	163	0
	163	0

Note 11	Capitalized expenditures and distribution rights

Cost	Capitalized expenditures	Distribution rights	Total
At 1 January 2011	12 769	9 188	21 957
Disposal	0	-9 188	-9 188
As at 31 December 2011	12 769	0	12 769

As at 31 December 2012	12 769	0	12 769

Panopticon Software AB	18
Corporate Identity Number 556614-0686

Accumulated amortisation and impairment
At 1 January 2011	-3 511	-8 422	-11 933
Disposal	0	9 188	9 188
Amortisation charge	-2 554	-766	-3 320
As at 31 December 2011	-6 065	0	-6 065
Amortisation charge	-2 554	0	-2 554
As at 31 December 2012	-8 619	0	-8 619

Net book value
Cost	12 769	9 187	21 957
Accumulated amortisation and impairment	-6 065	-9 187	-15 252
As at 31 December 2011	6 704	0	6 704
Cost	12 769	0	12 768
Accumulated amortisation and impairment	-8 619	0	-8 618
As at 31 December 2012	4 150	0	4 150

Amortization of TSEK 2 554 (2011: TSEK 3 320) has been charged in Depreciation and amortization in the income statement.

Note 12	Furniture and equipment

Furniture and equipment

Group	2012	2011
Opening cost	60	124
Additions	0	12
Disposals	0	-76
Closing accumulated cost	60	60

Opening depreciation	-28	-90
Disposals	0	77
Depreciation for the year	-11	-15
Closing accumulated depreciation	-39	-28

Closing net book amount	21	32

Depreciation of TSEK 11 (2011: TSEK 15) has been charged in Depreciation and amortization in the income statement.

Panopticon Software AB	19
Corporate Identity Number 556614-0686

Note 13	Financial instruments by category

Group (TSEK)	Loans and receivables
31 Dec 2012
Assets as per balance sheet
Trade receivables	3 985
Other receivables	162
Cash and cash equivalents	12 967
Total	17 114

Other financial liabilities
31 Dec 2012
Liabilities as per balance sheet
Trade payables	490
Total	490

Loans and receivables
31 Dec 2011
Assets as per balance sheet
Trade receivables	7 087
Other receivables	83
Cash and cash equivalents	14 302
Total	21 472

Other financial liabilities
31 Dec 2011
Liabilities as per balance sheet
Trade payables	472
Other liabilities	64
Total	536

Note 14	Trade receivables

Group	2012	2011
Trade receivables	3 985	7 087
Less: provision for impairment of trade receivables	0	0
Trade receivables – net	3 985	7 087

Panopticon Software AB	20
Corporate Identity Number 556614-0686

The carrying amounts of the group’s trade receivables are denominated in the following currencies:
Group	2012	2011
SEK	0	0
GBP	284	534
USD	3 697	6 223
EUR	4	0
Other currencies	0	330
	3 985	7 087

The Group’s trade receivables are short term, and fair value therefore corresponds to the book value. As of reporting date, trade receivables of TSEK 442 (2011: TSEK 225) were past due, but not impaired. These relate to a number of independent customers for whom there is no recent history of default. The age analysis of these trade receivables is as follows:

Group	2012	2011
Up to 1 month	442	160
1 to 2 months	0	65
3 to 6 months	0	0
	442	225

As of reporting date, trade receivables of TSEK 0 (2011: TSEK 0) were impaired.

Movements on the provision for trade receivables
	2012	2011
Opening value
Receivables written off during the year as uncollectible	26	25
Closing value	26	25

Amounts charged to the allowance account are generally written off when there is no expectation of recovering additional cash. The maximum exposure to credit risk for trade receivables at reporting date consists of the carrying amount.

Note 15	Other receivables

Group	2012	2011
Prepaid costs	317	603
Accrued income	7 289	47
Deposits	162	83
Other	231	290
	7 999	1023

Panopticon Software AB	21
Corporate Identity Number 556614-0686

The carrying amounts of the group’s other receivables are denominated in the following currencies:
Group	2012	2011
SEK	583	683
GBP	94	0
USD	7 322	340
EUR	0	0
Other currencies	0	0
	7 999	1 023

The Group’s other receivables are short term, and fair value therefore corresponds to the book value.

Note 16	Cash and cash equivalents

Group	2012	2011
Balance sheet
Cash at bank and on hand	12 967	14 302

Cash flow analysis
Cash at bank and on hand	12 967	14 302

Note 17	Share capital and premium

A specification of changes in equity is found under the section entitled “Changes in equity”, which is presented directly after the balance sheet.

	Shares in share ledger	Share capital in share ledger in SEK	Number of granted stock options
At 1 January 2011	725 117	725 117	95 174
At 31 December 2011	777 764	777 764	113 303
At 31 December 2012	825 534	825 534	108 002

Each share entitles one vote. All registered shares as per the reporting date are fully paid.

Panopticon Software AB	22
Corporate Identity Number 556614-0686

Share-based payments

The Group has granted employees and key persons stock options, without payment of any consideration, whereby the stock options comprise share-based remuneration under IFRS 2.

The following information applies to all stock options under all stock option programs

The final exercise date for the stock options is May 31, 2020. Each stock option entitles the holder to subscribe for one share. The Group has no legal or informal obligation to buy back or settle the stock options through a cash payment.

Employee stock option program 2011:2

10 414 of the granted stock options under this program have a vesting of 100% from January 1, 2012. 4 165 of the granted stock options under this program have a vesting of 1/6 every 6 months starting upon registration.

Employee stock option program 2011:1

The granted stock options under this program have a vesting of 1/6 every 6 months starting upon registration.

Employee stock option program 2010:2

7 469 of the granted stock options under this program have a vesting of 50% from December 1, 2010 and the other 50% from December 1, 2011. 2 739 of the granted stock options under this program vested per January 1, 2012.

Employee stock option program 2010:1

70 718 (2011: 76 019) of the granted stock options under this program have a vesting of 50% from December 1, 2010 and the other 50% from December 1, 2011.

Movements in the number of share options outstanding and their related weighted average exercise prices are as follows:

	2012		2011
	Average exercise price per share option	Options (thousands)	Average exercise price per share option	Options (thousands)
At 1 January	81.41kr	113	62.63kr	95
Granted	-	0	118.53kr	30
Lapsed	53.95kr	-5	72.82kr	-11
Exercised	-	0	127.70kr	-1
Expired	-	0	-	0
At 31 December	82.76kr	108	81.41kr	113

Panopticon Software AB	23
Corporate Identity Number 556614-0686

Out of the outstanding options, 99 914 options were exercisable per January 1, 2012 and 99 661 options were exercisable per January 1, 2011.

Granted share options outstanding at the end of the year have the following expiry date and exercise prices:

Grant-vest	Expiry date	Exercise price in SEK per share options	Share options (thousands)
			Dec 31, 2012	Dec 31, 2011	Jan 1, 2011
2010:1	2020-05-31	53.95	71	76	84
2010:2	2020-05-31	127.70	10	10	11
2011:1	2020-05-31	127.70	12	12	0
2011:2	2020-05-31	152.51	15	15	0

			108	113	95

The granted stock options have been valuated according to the Black & Scholes valuation model using a volatility of 30% (2011:30%), a risk-free interest rate of 2% (2011:2%).

The cost for stock options is accounted for as follows:

	2012	2011
At 1 January	10 002	5 352
Share option charge for the year	-310	4 650
At 31 December	9 692	10 002

Note 18	Deferred income tax

The company’s deferred income taxes consists of deferred income tax assets relating to loss carry forward. The gross movement on the deferred income tax asset is as follows:

	2012	2011
At 1 January	0	0
Income statement charge	163	0
At 31 December	163	0

The deferred income tax asset is relating to the US subsidiary and is deemed to be utilized later than 12 month after the reporting period. As the parent company has not yet shown any taxable profit, no deferred tax asset relating to losses carried forward, share options and different allocation of revenue have been recognized relating to the parent company.

Estimated historical tax losses amount in total, to approximately TSEK 70 753 (2011: TSEK 64 028) of which it is deemed that only MSEK 8, in the Swedish entity, can be utilised that originated during 2011 and 2012. A deferred tax asset has not been recognised on the tax losses for the Swedish entity, considering the uncertainty of future taxable profits.

Panopticon Software AB	24
Corporate Identity Number 556614-0686

Note 19	Trade payable

Group	2012	2011
Trade payable	490	472
	490	472

Note 20	Other liabilities

Group	2012	2011
Accrued holiday pay	296	222
Accrued social security contributions	1 895	1 983
Other personnel-related items	3 390	1 122
Other	70	340
	5 651	3 667

Note 21	Deferred income

Group	2012	2011
Deferred income	8 072	10 348

	8 072	10 348

Note 22	Cash generated from operations

Adjustments for non-cash items:

Group	2012	2011
Depreciation, amortisation and impairment charges	2 565	3 334
	2 565	3 334

Note 23	Pledged assets

The group has no pledged assets for 2012 or 2011.

Note 24	Contingent liabilities

The group has no contingent liabilities for 2012 or 2011.

Note 25	Commitments

Operating lease commitments

The Group leases office space and servers under cancellable operating lease agreements.

Panopticon Software AB	25
Corporate Identity Number 556614-0686

The future aggregate minimum lease payments under non-cancellable operating leases are as follows.

Group	2012	2011
No later than 1 year	436	548
Later than 1 year and no later than 5 years	0	397
Later than 5 years	0	0
	436	945

Costs for operating leasing amounted to TSEK 1 277 (2011: TSEK 1 531) during the financial year.

Note 26	Related-party transactions

The group ownership is widely held, and the largest participating interest is held by Industrial Equity (I.E.) AB (incorporated in Sweden), which owns 31.33% (31.40% in 2011) of the company's shares and Dear Invest AB, which owns 23.54% (24.98% in 2011) of the company’s shares. The remaining 45.13% (43.62% in 2011) of the shares are widely held.

The Parent Company holds participations in the following subsidiaries:
Name	Corporate Identity Number	Registered offices	Share of equity	Number of participations

Panopticon Development AB	556726-2919	Box 1765, SE11187 Stockholm, Sweden	100%	100%

Panopticon Software Inc		295 Madison Avenue, 12th Floor, Suite 1215, New York, NY 10017, USA	100%	100%

The share of voting power is consistent with the share of equity.

The following transactions were carried out with related parties:

Sales of goods and services

Goods and services are sold based on the price lists in force and terms that would be available to third parties. Sale of goods and services to related parties during the period is of an insignificant amount.

Panopticon Software AB	26
Corporate Identity Number 556614-0686

	2012	2011
Purchase of services:
- Entity controlled by key management personnel (accounting services)	171	260
Total	171	260

Key management compensation

Key management includes the Board of Directors including the Managing Director, the Chief Financial Officer, the Senior Vice President for Research & Development and the Chief Architect. The compensation paid or payable to key management for employee services is shown below:

	2012	2011
Salaries and other short-term employee benefits*	7 676	6 537
Share-based payments	-6	1 011
Total	7 670	7 548

*Salaries and other short-term employee benefits include compensation for services rendered for Managing Director and the Chief Financial Officer that is invoiced from their respective companies. Compensation relates to their position as key management and is considered according to market conditions.

Note 27	Events after the balance sheet date

The new share issues, decided on in November 2012 were registered at the Swedish Companies Registration Office in January. The share capital was raised by 48 TSEK.

The new warrant issue, decided on in November 2012 was registered at the Swedish Companies Registration Office in January. The share capital can be raised by 10 TSEK.

On June 14, the company announced that the shareholders of the parent company has signed an agreement to sell all outstanding shares in the parent company to Datawatch Corporation (NASDAQCM: DWCH) in an all-stock transaction. Completion of the transaction is subject to the approval of the Datawatch stockholders that is expected to occur during its fourth fiscal quarter ending September 30, 2013.

Panopticon Software AB	27
Corporate Identity Number 556614-0686

Datawatch Corporation is a leader in providing information optimization products and solutions that allow organizations to deliver the greatest data variety possible into their big data and analytic applications. Datawatch provides organizations the ability to integrate structured, unstructured, and semi-structured sources like reports, PDF files, and EDI streams into these applications to provide a 360 degree perspective of the issues and opportunities that exist in their businesses. More than 40,000 organizations worldwide use Datawatch products and services, including 99 of the Fortune 100, and businesses of every type can benefit from the power and flexibility of industry leading Datawatch solutions. Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Singapore, Sydney and Manila, and with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

_________________________________

These consolidated financial statements were authorised by the Board of Directors on 8 July 2013.

Stockholm, 8 July 2013

/s/ Carl Palmstierna
Carl Palmstierna

Chairman of the Board of Directors

/s/ Ulf Arnetz
Ulf Arnetz

Member of the Board

/s/ Mikael Lövgren
Mikael Lövgren

Member of the Board

/s/ Magnus Wikner
Magnus Wikner
Member of the Board

/s/ Willem De Geer
Willem De Geer
Member of the Board

ANNEX C

OPINION OF CANACCORD GENUITY INC.

June 14, 2013

The Board of Directors

Datawatch Corporation

271 Mill Road

Chelmsford, MA 01824

Members of the Board of Directors of Datawatch Corporation:

You have requested our opinion (the “Fairness Opinion”) as to the fairness, from a financial point of view, to Datawatch Corporation, a Delaware corporation (“Parent”), of the Parent Shares (as hereinafter defined) that may be issued by Parent in connection with the acquisition of the outstanding share capital of Panopticon Software AB, a Swedish company limited by shares (the “Company”), by Parent or a wholly-owned subsidiary of Parent, pursuant to a Stock Purchase Agreement, dated as of June 14, 2013 (the “Purchase Agreement”), by and among Parent, the shareholders and optionholders of the Company set forth therein, the Company and Willem De Geer (the “Transaction”). For purposes of our opinion, “Parent Shares” means 2,149,157 shares of common stock, par value $.01 per share, of Parent (“Parent Common Stock”), which represent 23.6% of the sum of (i) the number of shares of Parent Common Stock issued and outstanding as of the date hereof, (ii) the number of shares of Parent Common Stock underlying stock options and restricted stock units vested and scheduled to vest as of the anticipated closing date, (iii) the number of shares of Parent Common Stock underlying all warrants exercisable as of the date hereof, and (iv) the Parent Shares, prior to any purchase price adjustments pursuant to the Purchase Agreement. You have not asked us to express, and we are not expressing, any opinion with respect to any of the other financial or non-financial terms, conditions, determinations or actions with respect to the transactions contemplated by the Purchase Agreement.

Canaccord Genuity Inc. (“Canaccord Genuity”), as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Parent, certain of its affiliates and any other company that may be involved in the Transaction, as well as provide investment banking and other financial services to such companies. We have been engaged to render this opinion and will receive a fee upon the delivery of this opinion, which fee is not contingent upon the conclusions of our opinion or the consummation of the Transaction. In addition, Parent has agreed to indemnify us against certain liabilities that may arise out of our engagement and to reimburse us for certain out-of-pocket expenses. We will not receive any other payment or compensation contingent upon the successful completion of the

Transaction. We may in the future provide investment banking services to Parent and its affiliates for which our Investment Banking Division may receive compensation.

In developing our Fairness Opinion, we have, among other things:

(i)	analyzed certain internal financial statements and other business and financial information of the Company prepared by management of the Company, and certain adjusted financial information concerning the Company prepared by management of the Company;
(ii)	analyzed certain publicly-available business and financial information concerning Parent;
(iii)	conducted limited discussions with members of senior management of Parent regarding the past and current operations and financial condition and the prospects of Parent;
(iv)	reviewed the terms of the Purchase Agreement dated as of June 14, 2013, as presented to the Board of Directors of Parent at a meeting held on the date of this Fairness Opinion, and the exhibits thereto which, for purposes of this Fairness Opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed;
(v)	reviewed certain financial and stock market data of selected publicly-held software companies in the business intelligence and analytics software and enterprise applications markets;
(vi)	reviewed the financial terms, to the extent publicly available, of certain business combinations and other transactions which have been effected or announced, to the extent we deemed relevant; and
(vii)	reviewed such other financial studies and analyses, performed such other investigations, and took into account such other matters as we deemed necessary, including an assessment of general economic, market and monetary conditions.

In connection with our review and arriving at our Fairness Opinion, we have not independently verified any of the foregoing information, have relied on such information, have assumed that all such information is complete and accurate in all material respects, and have relied on assurances of management that they are not aware of any facts that would make such information misleading. With respect to the adjusted financial information and other forward-looking financial information reviewed, we have assumed that such information has been reasonably prepared on bases reflecting the best currently available estimates and judgments of Parent management. We have also assumed, without independent verification, that (i) the final form of the Purchase Agreement will be identical in all material respects to the draft reviewed by us; (ii) the Transaction will be consummated in accordance with the terms and conditions of the Purchase Agreement, without any material amendment thereto and without waiver by any party of any of the conditions thereof; (iii) in all respects material to our analysis, the representations and warranties contained in the Purchase Agreement are true and correct and that each party will perform all of the material covenants and agreements required to be performed by it under such Purchase Agreement; and (iv) all material corporate, governmental, regulatory or other consents and approvals (contractual or otherwise) required to consummate the Transaction have been, or will be, obtained without the need for any material changes to the Parent Shares or other material financial terms or conditions of the Transaction or that would otherwise materially affect our analysis. We have not considered any potential adjustments to the number of Parent Shares to be issued under the Purchase Agreement as part of our analysis. In each case above, we have made the assumptions and taken the actions or inactions described above with your knowledge and consent.

This Fairness Opinion has been approved by a fairness committee of Canaccord Genuity in accordance with FINRA Rule 5150. Our Fairness Opinion is rendered on the basis of securities, economic and market conditions prevailing as of the date hereof and on the prospects, financial and otherwise, of Parent, known to us as of the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this Fairness Opinion if this Fairness Opinion were rendered as of a later date, and (ii) Canaccord Genuity disclaims any obligation to advise any person of any change in any manner affecting this Fairness Opinion that may come to our attention after the date of this Fairness Opinion. We have not undertaken to reaffirm or revise this Fairness Opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this Fairness Opinion. We have not been requested to conduct and we have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets of Parent or the Company, nor have we been furnished with such appraisals. We also have not evaluated the solvency of any party to the Purchase Agreement under any state or federal laws, rules or regulations relating to bankruptcy, insolvency or similar matters. In addition, we have assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of Parent and the Company are as set forth in the financial statements of Parent and the Company provided to us.

Our Fairness Opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available to Parent, nor does it address the underlying business decision of Parent to proceed with the Transaction. We note that we are not legal, accounting, regulatory or tax experts and have relied on the assessments made by Parent and its advisors with respect to such matters. We have not considered, and we express no opinion as to, the fairness of the amount or nature of the compensation to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the consideration to be received by Parent in the Transaction.

It is agreed between the Board of Directors of Parent and Canaccord Genuity that this Fairness Opinion, as set forth in this letter form, is directed to and for the information of the Board of Directors of Parent only and may not be reproduced, summarized, described or referred to or given to any other person, or otherwise made public without our prior written consent. Our Fairness Opinion does not constitute a recommendation as to how any holder of Parent Common Stock should vote with respect to any matter in connection with the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the issuance by Parent of the Parent Shares pursuant to the Purchase Agreement is fair, from a financial point of view, to Parent.

Sincerely,

/s/ Canaccord Genuity Inc.